Exhibit 10.1

Execution Version

Published CUSIP Number: 62933RAE2

Revolving Loan Facility CUSIP Number: 62933RAF9

Initial Term Loan Facility CUSIP Number: 62933RAG7

Tranche B Term Loan CUSIP Number: 62933RAL6

AMENDMENT AND RESTATEMENT AGREEMENT

This AMENDMENT AND RESTATEMENT AGREEMENT, dated as of September 30, 2016 (this “Agreement”), is among the following: (i) NN, Inc., a Delaware corporation as the borrower (the “Borrower”); (ii) the Lenders signatory hereto that are party to the Credit Agreement referred to below; (iii) SunTrust Bank, as successor to KeyBank National Association, as administrative agent (in such capacity, the “Administrative Agent”), and as arranger of the transactions contemplated hereby (in such capacity, the “2016 Amendment Arranger”); (iv) the Revolving Credit Lenders party hereto; and (v) SunTrust Bank, as Additional Tranche B Term Lender (the “Additional Tranche B Term Lender”).

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of October 19, 2015 (as amended by the First Amendment (as defined below) and as the same may be further amended, restated, amended and restated, supplemented, extended, refinanced or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the Lenders party thereto, KeyBank, National Association, as administrative agent (in such capacity, the “Initial Administrative Agent”), Regions Bank, as the syndication agent, KeyBank Capital Markets Inc. and SunTrust Robinson Humphrey, Inc., as joint lead arrangers and joint bookrunners, and SunTrust Bank, as documentation agent, pursuant to which the Lenders thereunder agreed to provide the Initial Term Loans (as defined therein) and the Revolving Credit Facility (as defined therein) to the Borrower. Capitalized terms used in this Agreement but not defined herein shall have the meaning assigned to such terms in the Credit Agreement, as amended and restated pursuant to the terms hereof (as so amended and restated, the “Amended and Restated Credit Agreement”);

WHEREAS, on November 9, 2015, the Borrower, the Initial Administrative Agent, the Incremental Term Loan Lenders party thereto and the Revolving Credit Lenders party thereto entered into Amendment No. 1 to Credit Agreement (the “First Amendment”), pursuant to which the Incremental Term Lenders made Incremental Term Loans in the aggregate principal amount of $50,000,000 (the “Incremental Term Loans”, and, together with the Initial Term Loans, the “Existing Term Loans”) in accordance with Section 2.14 of the Credit Agreement;

WHEREAS, (a) pursuant to Section 9.06(a) of the Credit Agreement, the Initial Administrative Agent has given notice to the Lenders, the L/C Issuer and the Borrower of its resignation as administrative agent, (b) the Required Lenders desire to appoint SunTrust Bank as successor administrative agent (in such capacity, the “Successor Administrative Agent”), (c) simultaneously herewith, the Initial Administrative Agent and the Successor Administrative Agent have executed and delivered a Successor Agency Agreement, dated as of the date hereof (the “Successor Agency Agreement”), and all conditions to the effectiveness thereof have been satisfied, and (d) the Borrower and the Required Lenders wish to consent to such appointment;

WHEREAS, each Lender that shall have executed and delivered a consent to this Agreement substantially in the form of Exhibit A hereto (a “Consent”) indicating the “Cashless Settlement Option” (each, a “Cashless Option Lender”) shall be deemed to have exchanged all of its Existing Term Loans (subject to allocation by the 2016 Amendment Arranger) for Tranche B Term Loans in the same aggregate principal amount as such Lender’s Existing Term Loans as of the Amendment and Restatement Effective Date and prior to giving effect to this Agreement (or such other principal amount as may be allocated by the 2016 Amendment Arranger), and such Lenders shall thereafter become Tranche B Term Loan Lenders in accordance with the provisions of the Amended and Restated Credit Agreement;

WHEREAS, the Additional Tranche B Term Loan Lender will make Additional Tranche B Term Loans (as defined in the Amended and Restated Credit Agreement) to the Borrower, the proceeds of which will be used by the Borrower to repay the outstanding principal amount of Existing Term Loans held by Cashless Option Lenders that are not exchanged for Tranche B Term Loans or are held by Opt Out Lenders (as defined below), and to prepay Existing Term Loans from Lenders that execute and deliver a Consent indicating the “Post-Closing Settlement Option” (each, a “Post-Closing Option Lender”; the Post-Closing Option Lenders and the Cashless Option Lenders are collectively referred to as the “Continuing Term Lenders”), and the Borrower shall pay to each Lender all accrued and unpaid interest through, but not including, the Amendment and Restatement Effective Date with respect to such Existing Term Loans; and

WHEREAS, in accordance with Section 2.14(c) of the Credit Agreement, the Borrower notified the Initial Administrative Agent of its request for an Incremental Increase, and pursuant to Section 2.14 of the Credit Agreement, the Borrower hereby requests that the Persons set forth on Schedule I hereto (the “Revolving Credit Increase Lenders”) establish a Revolving Credit Increase in favor of the Borrower (the “2016 Revolving Credit Increase”) in an aggregate principal amount of $33,000,000 on the Amendment and Restatement Effective Date (as defined below), with each Revolving Credit Increase Lender’s Revolving Credit Increase being in the amount set forth on Schedule I hereto;

WHEREAS, immediately upon the establishment of the 2016 Revolving Credit Increase, the Borrower will incur a Borrowing of Revolving Loans, the proceeds of which will be used to prepay Existing Term Loans for which the respective Term Lender has not executed and delivered a Consent (each, an “Opt Out Lender”);

WHEREAS, the Borrower, the Initial Administrative Agent, the Successor Administrative Agent, the Term Lenders party hereto, the Revolving Credit Lenders party hereto and the Revolving Credit Increase Lenders desire to amend and restate the Credit Agreement to (i) confirm and consent to the succession of the Successor Administrative Agent to the Initial Administrative Agent pursuant to the Successor Agency Agreement; (ii) establish the 2016 Revolving Credit Increase; (iii) provide for the issuance of the Tranche B Term Loans; (iv) provide for the issuance of Additional Tranche B Term Loans and (v) effect the other amendments reflected in Exhibit B hereto; and

WHEREAS, pursuant to Section 10.01 of the Credit Agreement, (a) the consent of 100% of the Cashless Option Lenders, the Post-Closing Option Lenders and the Additional Tranche B Term Loan Lenders is required in connection with the establishment of the Tranche B Term Loan Commitments and the making of the Tranche B Term Loans on the Amendment and Restatement Effective Date, (b) the consent of the Required Lenders is required for the effectiveness of certain of the other amendments to the Credit Agreement set forth in the Amended and Restated Credit Agreement, and (c) the consent of the Required Revolving Credit Lenders is required for the effectiveness of amendments to Section 7.14 of the Credit Agreement and certain other amendments to the Credit Agreement, and each of the Lenders whose consent is required pursuant to the foregoing clauses (a) through (c) has agreed to the foregoing as evidenced by its signature to this Agreement or its delivery of a Consent.

NOW, THEREFORE, in consideration of the premises, agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. Successor Administrative Agent. Each of the Borrower, each Lender party hereto and each Continuing Term Lender consents to the appointment of SunTrust Bank as successor Administrative Agent under the Credit Agreement and waives any condition to, or requirement for, the appointment of SunTrust Bank as successor Administrative Agent that has not otherwise been satisfied hereunder or under the Successor Agency Agreement.

Section 2. Revolving Credit Increase. Each Revolving Credit Increase Lender hereby severally, and not jointly, establishes a Revolving Credit Increase in the amount set forth opposite its name on Schedule I hereto, such that after giving effect to such Revolving Credit Increase such Revolving Credit Increase Lender’s Revolving Credit Commitment shall be equal to the amount set forth on Schedule 2.01 to the Amended and Restated Credit Agreement.

Section 3. Amendment and Restatement. The Credit Agreement is hereby amended and restated in the form of Exhibit B hereto.

Section 4. Certain Consents and Waivers. Each Continuing Term Lender and the Additional Tranche B Term Lender hereby consent to an Interest Period beginning on the Amendment and Restatement Effective Date and ending on October 31, 2016, in respect of the exchange of Existing Term Loans for Tranche B Term Loans or the Borrowing of Additional Tranche B Term Loans, as applicable, which shall initially constitute Eurodollar Loans. The Lenders party hereto waive any notice of prepayment of the Existing Term Loans on the Amendment and Restatement Effective Date that would otherwise be required pursuant to the Credit Agreement, and waive any condition to, or requirement for, the 2016 Revolving Credit Increase that is not satisfied by satisfaction of the conditions precedent set forth in Section 5 hereof.

Section 5. Conditions to Effectiveness.

(a) Section 1 hereof shall be effective immediately upon (i) the execution and delivery of the Successor Agency Agreement by the parties thereto and the satisfaction or waiver of all conditions to the effectiveness thereof and (ii) the Successor Administrative Agent (or its counsel) shall have received counterparts of this Agreement or a Consent that, when taken together, bear the signatures of Lenders constituting the Required Lenders as well as signatures of (A) the Initial Administrative Agent, (B) the Successor Administrative Agent, (C) each Revolving Credit Lender, (D) the Borrower and (E) the Guarantors

(b) The effectiveness of (i) this Agreement (other than Section 1 hereof), (ii) the obligation of each Cashless Option Lender to exchange its Existing Term Loans for Tranche B Term Loans, (iii) the obligation of the Additional Tranche B Term Lender to make the Additional Tranche B Term Loans and (iv) the obligation of each Revolving Credit Increase Lender to establish its Revolving Credit Increase shall become effective on the first Business Day on which the following conditions are satisfied or waived (the “Amendment and Restatement Effective Date”):

(i) Section 1 hereof shall have become effective in accordance with the foregoing Section 5(a);

(ii) the Successor Administrative Agent (or its counsel) shall have received counterparts of this Agreement or Consents that, when taken together, bear the signatures of Lenders constituting the Required Lenders and the Required Revolving Credit Lenders as well as signatures of (A) each Cashless Option Lender and each Post-Closing Option Lender, (B) the Initial Administrative Agent, (C) the Successor Administrative Agent, (D) each Lender with a Revolving Commitment, (E) the Additional Tranche B Term Loan Lender, (F) the Borrower and (G) the Guarantors;

(iii) the Successor Administrative Agent shall have received a notice of Borrowing for the Additional Tranche B Term Loans (whether in writing or by telephone) in accordance with the Amended and Restated Credit Agreement;

(iv) the Borrower shall have paid in full all accrued and unpaid interest owing in respect of the Existing Term Loans as of the Amendment and Restatement Effective Date; and

(v) the Successor Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles or electronic copies (followed promptly by originals) unless otherwise specified:

(A) opinions of counsel for the Borrower, in a form and substance reasonably satisfactory to the Successor Administrative Agent; and

(B) a certificate from a Responsible Officer of the Borrower dated as of the Amendment and Restatement Effective Date (1) certifying and attaching resolutions adopted by the Borrower approving and authorizing the execution, delivery and performance of this Agreement to which it is a party and the extensions of credit contemplated hereunder, and (2) certifying that (a) both before and immediately after giving effect hereto, to the making of (or exchange of Existing Term Loans for) the Tranche B Term Loans, including by means of the making of the Additional Tranche B Term Loans and to the 2016 Revolving Credit Increase and the use of proceeds thereof, as of the Amendment and Restatement Effective Date, no Default or Event of Default shall exist and be continuing, (b) as of the Amendment and Restatement Effective Date, the Borrower is in pro forma compliance (immediately after giving effect to the transactions contemplated hereby and the use of proceeds thereof, but disregarding any cash constituting proceeds of such Revolving Credit Increase solely for purposes of determining the Consolidated Net Leverage Ratio (and assuming that the Revolving Credit Commitments in respect of the 2016 Revolving Credit Increase are fully drawn)) with the financial covenant contained in Section 7.14 of the Amended and Restated Credit Agreement (whether or not the same is to be tested at the time) and (c) the representations and warranties of the Borrower and each other Loan Party contained in Section 6 hereof, Article V of the Amended and Restated Credit Agreement or in any other Loan Document are true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) on and as of the Amendment and Restatement Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) and (3) certifying and attaching a good standing certificate as of a recent date from the applicable Governmental Authority of the Borrower’s jurisdiction of incorporation, organization or formation;

(vi) the Successor Administrative Agent shall have received a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating thereto); and

(vii) the fees in the amounts previously agreed in writing by the 2016 Amendment Arranger to be received on the Amendment and Restatement Effective Date and all reasonable and documented or invoiced out-of-pocket costs and expenses (including the reasonable fees, charges of a single counsel to the 2016 Amendment Arranger) incurred in connection with the transactions contemplated hereby for which invoices have been presented at least one (1) Business Day prior to the Amendment and Restatement Effective Date shall, upon the Borrowings of all Loans to be incurred on the Amendment and Restatement Effective Date, have been, or will be substantially simultaneously, paid in full.

Section 6. Representations and Warranties. By its execution of this Agreement, each Loan Party hereby represents and warrants to the Initial Administrative Agent, the Successor Administrative Agent, the Tranche B Term Loan Lenders and the Lenders that the representations and warranties of each Loan Party set forth in Article V of the Amended and Restated Credit Agreement and in the other Loan Documents are, after giving effect to this Agreement, true and correct in all material respects on and as of the Amendment and Restatement Effective Date (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

Section 7. Acknowledgments and Affirmations of the Loan Parties. Each Loan Party hereby expressly acknowledges the terms of this Agreement and confirms and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Agreement and the transactions contemplated hereby and thereby, (ii) its guarantee of the Obligations (including, without limitation, the Tranche B Term Loans) under the Guaranty and (iii) its grant of Liens on the Collateral to secure the Obligations (including, without limitation, the Obligations with respect to the Tranche B Term Loans) pursuant to the Security Documents; provided that, on and after the effectiveness of this Agreement, each reference in the Guaranty and in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Amended and Restated Credit Agreement. Without limiting the generality of the foregoing, the Security Documents to which such Loan Party is a party and all of the Collateral described therein do, and shall continue to secure, payment of all of the Obligations.

Section 8. Allocations. The Borrower, the Continuing Lenders and the Tranche B Term Lenders hereby authorize (i) the 2016 Amendment Arranger, in consultation with the Borrower, to determine all amounts, percentages and other information with respect to the Tranche B Term Loan Commitments and Tranche B Term Loans of each Lender and (ii) the Administrative Agent to enter and complete all such amounts, percentages and other information in the Register maintained pursuant to Section 10.06(c) of the Amended and Restated Credit Agreement, as appropriate. The 2016 Amendment Arranger’s determination and the Administrative Agent’s entry and completion shall be conclusive and shall be conclusive evidence of the existence, amounts, percentages and other information with respect to the obligations of the Lenders and the Borrower hereunder and under the Amendment and Restatement Agreement, in each case, absent manifest error. For the avoidance of doubt, the provisions of Article IX and Section 10.04 of the Amended and Restated Credit Agreement shall apply to any determination, entry or completion made by the 2016 Amendment Arranger or the Administrative Agent pursuant to this Section 8.

Section 9. Other. This Agreement, the Credit Agreement (as amended and restated by the Amended and Restated Credit Agreement) and the other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof. Except as expressly set forth herein (including in the Amended and Restated Credit Agreement), this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. It is understood and agreed that each reference in each Loan Document to the Credit Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Credit Agreement as amended and restated by this Agreement and that this Agreement is a Loan Document.

Section 10. Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. SECTIONS 10.14 AND 10.15 OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS AGREEMENT AND SHALL APPLY MUTATIS MUTANDIS HERETO.

Section 11. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

Section 12. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail (including in a “.pdf” format) shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.

NN, INC., as the Borrower

By:	/s/ J. Robert Atkinson
Name:	J. Robert Atkinson
Title:	Vice President

[Amendment and Restatement Agreement Signature Page]

Acknowledged and agreed to by each of the undersigned Guarantors:

AUTOCAM CORPORATION

AUTOCAM-PAX, INC.

INDUSTRIAL MOLDING CORPORATION

WHIRLAWAY CORPORATION

PNC ACQUISITION COMPANY, INC.

PMC USA ACQUISITION COMPANY, INC.

PMC ACQUISITION COMPANY, INC.

NN PRECISION PLASTICS, INC.

CAPROCK MANUFACTURING, INC.

CAPROCK ENCLOSURES, LLC

PRECISION ENGINEERED PRODUCTS

            HOLDINGS, INC.

PRECISION ENGINEERED PRODUCTS LLC

BRAININ-ADVANCE INDUSTRIES LLC

WAUCONDA TOOL & ENGINEERING LLC

LACEY MANUFACTURING COMPANY, LLC

GENERAL METAL FINISHING LLC

POLYMETALLURGICAL LLC

MATRIX I LLC

BOSTON ENDO-SURGICAL TECHNOLOGIES

            LLC

CONNECTICUT PLASTICS LLC

ADVANCED PRECISION PRODUCTS, INC.

HOWES TEMCO, LLC

PREMCO, INC.

PROFILES INCORPORATED

HOLMED, LLC

TRIGON INTERNATIONAL LLC

By:	/s/ J. Robert Atkinson
Name:	J. Robert Atkinson
Title:	Vice President

[Amendment and Restatement Agreement Signature Page]

SUNTRUST BANK, as Successor Administrative Agent

By:	/s/ Chris Hursey
	Name:	Chris Hursey
	Title:	Director

SUNTRUST BANK, as a Revolving Credit Lender

By:	/s/ Chris Hursey
	Name:	Chris Hursey
	Title:	Director

SUNTRUST BANK, as Additional Tranche B Term Loan Lender

By:	/s/ Sam Huffman
	Name:	Sam Huffman
	Title:	Director

[Amendment and Restatement Agreement Signature Page]

KEYBANK NATIONAL ASSOCIATION,
as Initial Administrative Agent

By:	/s/ Ari Deutchman
	Name:	Ari Deutchman
	Title:	Senior Vice President

KEYBANK NATIONAL ASSOCIATION, as Revolving Credit Lender

By:	/s/ Ari Deutchman
	Name:	Ari Deutchman
	Title:	Senior Vice President

[Amendment and Restatement Agreement Signature Page]

REGIONS BANK, as a Revolving Credit Lender

By:	/s/ Stuart A. Hall
	Name:	Stuart A. Hall
	Title:	Senior Vice President

[Amendment and Restatement Agreement Signature Page]

SIEMENS FINANCIAL SERVICES, INC., as a Revolving Credit Lender

By:	/s/ Mary Levy
	Name:	Mary Levy
	Title:	Vice President

By:	/s/ WD Jentsch
	Name:	WD Jentsch
	Title:	Vice President

[Amendment and Restatement Agreement Signature Page]

EXHIBIT A to Amendment and Restatement Agreement

CONSENT TO AMENDMENT AND RESTATEMENT AGREEMENT

CONSENT (this “Consent”) to Amendment and Restatement Agreement (“Amendment and Restatement Agreement”) to the Credit Agreement, dated as of October 19, 2015 (as amended by that certain Amendment No. 1 to Credit Agreement dated as of November 9, 2015 and as further amended, restated, amended and restated, supplemented, extended, refinanced or otherwise modified from time to time, the “Credit Agreement”), by and among NN, Inc., a Delaware corporation (the “Borrower”), the lending institutions from time to time parties thereto (each a “Lender” and, collectively, the “Lenders”), KeyBank National Association, as initial administrative agent, SunTrust Bank, as successor administrative agent, Regions Bank, as the syndication agent, KeyBank Capital Markets Inc., SunTrust Robinson Humphrey, Inc., and Regions Capital Markets, as joint lead arrangers and joint bookrunners, and SunTrust Bank as documentation agent. Capitalized terms used in this Consent but not defined in this Consent have the meanings assigned to such terms in the Credit Agreement (as amended and restated by the Amendment and Restatement Agreement).

Consent. The undersigned Lender hereby irrevocably and unconditionally consents to the appointment of SunTrust Bank as Administrative Agent and approves of and consents to the Amendment and Restatement Agreement and further consents as follows (check ONE option):

Cashless Settlement Option	Post-Closing Settlement Option

☐

to convert 100% of the outstanding principal amount of the Existing Term Loans held by such Lender (or such lesser amount allocated to such Lender by the 2016 Amendment Arranger) into a Tranche B Term Loan in a like principal amount.

	☐	to have 100% of the outstanding principal amount of the Existing Term Loans held by such Lender prepaid on the Amendment and Restatement Effective Date and purchase by assignment the principal amount of Additional Tranche B Term Loans committed to separately by the undersigned (or such lesser amount allocated to such Lender by the 2016 Amendment Arranger).

Increasing Lenders

☐	In addition, by marking this box, the undersigned Lender hereby requests to purchase Additional Tranche B Term Loans up to an aggregate principal amount no greater than $ , subject to allocation by the 2016 Amendment Arranger in accordance with Section 8 of the Amendment and Restatement Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed and delivered by a duly authorized officer as of the      of             , 2016.

,
as a Lender (type name of the legal entity)

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

Current outstanding principal amount of Existing Term Loans held by Lender: $

Name of Fund Manager (if any):

EXHIBIT B to Amendment and Restatement Agreement

Amended and Restated Credit Agreement

Execution Version

Published CUSIP Number: 62933RAE2

Revolving Loan Facility CUSIP Number: 62933RAF9

Initial Term Loan Facility CUSIP Number: 62933RAG7

Tranche B Term Loan CUSIP Number: 62933RAL6

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of September 30, 2016

among

NN, INC.,

as the Borrower,

SUNTRUST BANK,

as Administrative Agent,

REGIONS BANK,

as Syndication Agent and Co-Documentation Agent,

and

KEYBANK NATIONAL ASSOCIATION,

as Co-Documentation Agent

SUNTRUST ROBINSON HUMPHREY, INC.,

KEYBANC CAPITAL MARKETS INC.,

and

REGIONS CAPITAL MARKETS (a division of Regions Bank),

as Joint Lead Arrangers and Joint Bookrunners

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

-v-

SCHEDULES

2.01	Commitments and Applicable Percentages
5.01	Corporate Existence; Subsidiaries; Foreign Qualifications
5.04	Litigation and Administrative Procedures
5.05	Real Property
5.09	Locations
5.11	US Employee Benefit Plans; Foreign Pension and Benefit Plans
5.16	Material Agreements
5.17	Intellectual Property
5.18	Insurance
5.23	Deposit Accounts
6.17	Post-Closing Matters
7.01	Existing Liens
7.02	Existing Indebtedness
7.03	Existing Investments
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	Swing Line Loan Notice
C-1	Term Note
C-2	Revolving Credit Note
C	Compliance Certificate
D	Assignment and Assumption
E-1	U.S. Tax Compliance Certificate (Non-Partnership Foreign Lenders)
E-2	U.S. Tax Compliance Certificate (Non-Partnership Foreign Participants)
E-3	U.S. Tax Compliance Certificate (Foreign Participant Partnerships)
E-4	U.S. Tax Compliance Certificate (Foreign Lender Partnerships)

-vi-

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is entered into as of September 30, 2016, among NN, Inc., a Delaware corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and each individually, a “Lender”), and SUNTRUST BANK, as successor to KeyBank National Association, as Administrative Agent.

PRELIMINARY STATEMENTS:

WHEREAS, reference is hereby made to that certain Credit Agreement dated as of October 19, 2015 among the Borrower, KeyBank National Association, as administrative agent, Regions Bank, as syndication agent, and SunTrust Bank, as documentation agent, and the Lenders from time to time party thereto, as amended by Amendment No. 1 (as defined below) (the “Original Credit Agreement”), pursuant to which the Lenders agreed to provide term loans and a revolving credit facility to the Borrower, and the L/C Issuers agreed to issue letters of credit, in each case, on the terms and subject to the conditions set forth therein, in connection with the Borrower’s acquisition (the “Closing Date Acquisition”) of 100% of the equity interests of Precision Engineered Products Holdings, Inc., a Delaware corporation (the “Company”), from PEP Industries, LLC, a Delaware limited liability company (the “Seller”);

WHEREAS, pursuant to that certain Amendment No. 1 to Credit Agreement dated as of November 9, 2015, the Incremental Term Lenders made Incremental Term Loans to the Borrower in the aggregate amount of $50,000,000;

WHEREAS, pursuant to, and subject to the terms and conditions of, that certain Amendment and Restatement Agreement, dated as of the date hereof (the “Amendment and Restatement Agreement”) by and among the Borrower, the Administrative Agent, the Lenders party thereto, the Revolving Lenders and the Additional Tranche B Term Lender, upon the occurrence of the Amendment and Restatement Effective Date, the Original Credit Agreement will be amended and restated as set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“2016 Amendment Arranger” has the meaning specified in the Amendment and Restatement Agreement.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of any Person, or any business or division of any Person, (b) the acquisition of in excess of 50% of the Equity Interests of any Person, or (c) the acquisition of another Person by a merger, consolidation, amalgamation or any other combination with such Person.

“Additional Lender” has the meaning assigned to such term in Section 2.14(b).

“Additional Tranche B Term Loan Commitment” means, with respect to the Additional Tranche B Term Lender, the commitment of such Additional Tranche B Term Lender to make Additional Tranche B Term Loans on the Amendment and Restatement Effective Date in an amount equal to $105,102,955.47.

“Additional Tranche B Term Lender” means SunTrust Bank, in its capacity as a Lender of Additional Tranche B Term Loans.

“Additional Tranche B Term Loan” has the meaning assigned to such term in Section 2.01(c).

“Administrative Agent” means SunTrust Bank in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied from time to time by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” has the meaning specified in the introductory paragraph hereto.

“Amendment and Restatement Agreement” has the meaning specified in the Preliminary Statements.

“Amendment and Restatement Effective Date” has the meaning specified in the Amendment and Restatement Agreement.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, or other similar legislation in other jurisdictions.

“Applicable Fee Rate” means the Applicable Rate with respect to the “Commitment Fee” as set forth in the definition of Applicable Rate.

“Applicable Percentage” means (a) in respect of the Term Facility, with respect to any Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Term Facility represented by (i) such Term Lender’s Term Commitment at such time, subject to adjustment as provided in Section 2.15, plus (ii) the principal amount of such Term Lender’s Term Loans at such time and (b) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time, subject to adjustment as provided in Section 2.15. If the commitment of each Lender to make Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Credit Commitments or the Term Commitments have expired, then the Applicable Percentage of each Lender in respect of the applicable Facility shall be determined based on the Applicable Percentage of such Lender in respect of such Facility most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, at any time, in respect of (x) the Initial Term Facility, 3.75% per annum for Base Rate Loans and 4.75% per annum for Eurodollar Rate Loans; provided that the Applicable Rate with respect to any Incremental Term Loans shall be determined in accordance with Section 2.14, (y) the Tranche B Term Facility, 3.25% per annum for Base Rate Loans and 4.25% per annum for Eurodollar Rate Loans, and (z) the Revolving Credit Facility, (1) from the Closing Date to the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02 for the fiscal quarter ending March 31, 2016, (i) 2.50% per annum for Base Rate Loans, (ii) 3.50% per annum for Eurodollar Rate Loans and Letter of Credit Fees and (iii) 0.50% per annum for the Commitment Fee and (2) thereafter, the applicable percentage per annum set forth below determined by reference to the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Pricing Level	Consolidated Leverage Ratio	Base Rate Loans	Eurocurrency Rate Loans / Letter of Credit Fees	Commitment Fee
1	> 4.00x	2.50%	3.50%	0.50%
2	> 3.50x and < 4.00x	2.25%	3.25%	0.50%
3	> 3.00x and < 3.50x	2.00%	3.00%	0.50%
4	> 2.50x and < 3.00x	1.75%	2.75%	0.375%
5	< 2.50x	1.50%	2.50%	0.25%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided that if either an Event of Default exists or a Compliance Certificate is not delivered when due in accordance with Section 6.02(b), then Pricing Level 1 shall apply in respect of the Revolving Credit Facility as of the first Business Day after either an Event of Default exists or the date on which such Compliance Certificate was required to have been delivered, as applicable, and shall remain in effect until the date on which no Event of Default exists and such Compliance Certificate is delivered.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

“Applicable Revolving Credit Percentage” means with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentage in respect of the Revolving Credit Facility at such time.

“Appropriate Lender” means, at any time, (a) with respect to any Facility, a Lender that has a Commitment with respect to such Facility or holds a Loan under such Facility at such time, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuers and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders and (c) with respect to the Swing Line Sublimit, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means, collectively, KeyBanc Capital Markets Inc., SunTrust Robinson Humphrey, Inc. and Regions Capital Markets, a division of Regions Bank, in their respective capacities as Joint Lead Arrangers and Joint Bookrunners.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease and (c) all Synthetic Debt of such Person.

“Audited Financial Statements” means, collectively, the Borrower Audited Financial Statements and the Company Audited Financial Statements.

“Availability Period” means, (a) in respect of the Revolving Credit Facility, the period commencing on the day after the Closing Date to the earliest of (i) the Maturity Date for the Revolving Credit Facility, (ii) the date of termination of the Revolving Credit Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of the L/C Issuers to make L/C Credit Extensions pursuant to Section 8.02, (b) in respect of the Initial Term Facility, the Closing Date, (c) in respect of the Tranche B Term Facility, the Amendment and Restatement Effective Date, and (d) in respect of any Incremental Term Facility, as determined in accordance with Section 2.14.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Base Rate” shall mean the highest of (i) the rate which the Administrative Agent announces from time to time as its prime lending rate, as in effect from time to time, (ii) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum and (iii) the Eurodollar Rate determined on a daily basis for an Interest Period of one (1) month, plus one percent (1.00%) per annum (any changes in such rates to be effective as of the date of any change in such rate). The Administrative Agent’s prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above, or below the Administrative Agent’s prime lending rate.

“Base Rate Loan” means a Revolving Credit Loan or a Term Loan that bears interest based on the Base Rate.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries (but not including the Company and its Subsidiaries) for the fiscal years ended December 31, 2012, December 31, 2013 and December 31, 2014, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

“Borrower Interim Financial Statements” has the meaning specified in Section 4.01(a)(ix).

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrower Pro Forma Financial Statements” has the meaning specified in Section 4.01(a)(x).

“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.

“Capital Distribution” means a payment made, liability incurred or other consideration given by the Borrower or any of its Subsidiaries, for the purchase, acquisition, redemption, repurchase, payment, defeasance, cancellation, termination or retirement of any capital stock or other Equity Interest of the Borrower or such Subsidiary, as applicable, or as a dividend, return of capital or other distribution (other than any stock dividend, stock split or other equity distribution payable only in its common capital stock or other common Equity Interests) in respect of the Borrower’s or such Subsidiary’s (as the case may be) capital stock or other Equity Interest.

“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations).

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the respective L/C Issuers or Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the Administrative Agent, the applicable L/C Issuer or Swing Line Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the respective L/C Issuer or the Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any type of Investment permitted pursuant to Section 7.03(a)(ii).

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that (a) at the time it enters into a Cash Management Agreement with a Loan Party, is the Administrative Agent, an Affiliate of the Administrative Agent, a Lender or an Affiliate of a Lender or (b) at the time it (or its Affiliate) becomes the Administrative Agent or a Lender, as applicable (including on the Closing Date), is a party to a Cash Management Agreement with a Loan Party, in each case in its capacity as a party to such Cash Management Agreement.

“Cashless Option Lender” has the meaning specified in the Amendment and Restatement Agreement.

“Change in Control” means any of the following:

(a) the acquisition of, or, if earlier, the shareholder or director approval of the acquisition of, ownership or voting control, directly or indirectly, beneficially (within the meaning of Rules 13d-3 and 13d-5 of the Securities Exchange Act of 1934, as then in effect) or of record, on or after the Closing Date, by any Person or group (within the meaning of Sections 13d and 14d of the Securities Exchange Act of 1934, as then in effect), of shares representing more than thirty-five percent (35%) of the aggregate ordinary Voting Power represented by the issued and outstanding capital stock of the Borrower;

(b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body;

(c) the Borrower shall cease to own, directly or indirectly, one hundred percent (100%) of the record and beneficial ownership of each other Loan Party; or

(d) the occurrence of a change in control, or other similar provision, as defined in any Material Indebtedness Agreement or under the New Notes Documents.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and

all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Closing Date Acquisition” has the meaning specified in the Preliminary Statements.

“Closing Date Acquisition Agreement” means that certain Stock Purchase Agreement, dated as of August 17, 2015, by and among the Borrower, the Company and the Seller.

“Closing Date Consolidated Net Leverage Ratio” means 4.77:1.00.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all of the “Collateral” and “Mortgaged Property” or “Trust Property” or other similar term referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreements, the Mortgages, each of the mortgages, collateral assignments, Security Joinder Agreements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.12, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means a Term Commitment or a Revolving Credit Commitment, as the context may require.

“Commitment Fee” has the meaning specified in Section 2.09(a).

“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system, as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” has the meaning specified in the Preliminary Statements.

“Company Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal years ended December 31, 2012, December 31, 2013 and December 31, 2014, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.

“Company Interim Financial Statements” has the meaning specified in Section 4.01(a)(ix).

“Company Material Adverse Effect” means a material adverse effect on the financial condition, business, properties, or results of operations of the Company and its Subsidiaries, taken as a whole, excluding any change, occurrence, event or effect resulting directly or indirectly from (i) international, national, regional or industry-wide political, economic or business conditions (including financial, banking, securities and capital market conditions and any disruption thereof and adverse changes in the price of precious metals or other natural resources used by the Company and its Subsidiaries in the ordinary and usual course of their business, consistent with past practice), (ii) acts of war (whether or not declared), sabotage or terrorism, military actions or the escalation thereof, hurricanes, earthquakes, floods, tsunamis, tornadoes, mudslides, wild fires or other natural disasters and other force majeure events, (iii) any change, occurrence, event or effect generally applicable to the business of the Company and its Subsidiaries or affecting any of the following industries: precision manufacturing, medical and FDA-compliant devices, electrical controls, transportation or power grid distribution, (iv) actual or proposed changes in the Law (as defined in the Closing Date Acquisition Agreement) or applicable accounting regulations or standards (including GAAP (as defined in the Closing Date Acquisition Agreement)) or interpretations thereof, (v) any changes in the technology used by the Company and its Subsidiaries, their customers or others in any of the following industries: precision manufacturing, medical and FDA-compliant devices, electrical controls, transportation or power grid distribution, (vi) any failure by the Company or any of its Subsidiaries to meet any internal or published projections, forecasts or revenue or earnings predictions for any period, (vii) any matter that is set forth in any disclosure schedule to the Closing Date Acquisition Agreement, or (viii) the execution or announcement of the Closing Date Acquisition Agreement or of the Closing (as defined in the Closing Date Acquisition Agreement) or the taking of any action contemplated or required by the Closing Date Acquisition Agreement, or the consummation of the transactions contemplated thereby, provided that the exception in clause (vi) shall not prevent or otherwise affect a determination that the facts giving rise or contributing to any such failure has resulted in or contributed to a Company Material Adverse Effect, except that any change, occurrence, event or effect resulting from the matters described in clauses (i) through (v) above may constitute a Company Material Adverse Effect, and shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would or could occur to the extent that such change, occurrence, event or effect has a disproportionate impact on the Company and its Subsidiaries as compared to any of the other companies in the industries in which the Company and its Subsidiaries operate.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consideration” means, in connection with an Acquisition, the aggregate consideration paid or to be paid, including borrowed funds, cash, deferred payments, the issuance of securities or notes, the assumption or incurring of liabilities (direct or contingent), the payment of consulting fees or fees for a covenant not to compete and any other consideration paid or to be paid for such Acquisition.

“Consolidated Depreciation and Amortization Charges” means, for any period, the aggregate of all depreciation and amortization charges for fixed assets, leasehold improvements and general intangibles (specifically including goodwill) of the Borrower and its Subsidiaries for such period, as determined on a consolidated basis and in accordance with GAAP.

“Consolidated EBITDA” means, for any period, as determined on a consolidated basis, Consolidated Net Earnings for such period, plus (a) without duplication, the aggregate amounts deducted in determining such Consolidated Net Earnings in respect of: (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense, (iii) Consolidated Depreciation and Amortization Charges, (iv) actual non-recurring non-cash restructuring charges to the extent such amounts together do not exceed $20,000,000 in the aggregate over all periods, (v) foreign exchange losses as reported in “Other Income” according to GAAP and the negative impact to Consolidated EBITDA resulting from converting foreign currency-based income to Dollar-based income to the extent such amounts together exceed $15,000,000 for such period, (vi) synergies, cost savings and other pro forma adjustments to actual historical Consolidated EBITDA in connection with the Closing Date Acquisition or any Acquisition permitted pursuant to Section 7.03(b) to the extent realized within 12 months of the Closing Date Acquisition or such Acquisition, as applicable; provided that such synergies, cost savings and other adjustments are (A) directly attributable to the Closing Date Acquisition or such Acquisition, (B) factually supportable, (C) reasonably identifiable, (D) expected to have a continuing impact on the Borrower and its Subsidiaries and (E) consistent with Regulation S-X of the United States Securities and Exchange Commission and (vii) to the extent deducted in calculating Consolidated Net Earnings for such period, Transaction Costs minus (b) without duplication, the aggregate amounts included in determining such Consolidated Net Earnings in respect of: (i) unusual non-cash gains not incurred in the ordinary course of business and (ii) foreign exchange gains as reported in Other Income according to GAAP and the positive impact to Consolidated EBITDA resulting from converting foreign currency-based income to Dollar-based income to the extent such amounts together exceed $15,000,000 for such period. For purposes of this Agreement, Consolidated EBITDA shall be adjusted pursuant to Section 1.03(c). Notwithstanding the foregoing or anything to the contrary contained herein, Consolidated EBITDA for each of the fiscal quarters ended December 31, 2014, March 31, 2015 and June 30, 2015 shall be deemed to equal $44,087,000, $43,593,000 and $44,091,000, respectively, Consolidated EBITDA for each of the fiscal months ended July 31, 2015 and August 31, 2015 shall be deemed to equal $12,486,000 and $12,724,000, respectively, and Consolidated EBITDA for the period from September 1, 2015 through the Closing Date shall be determined in a manner consistent with the calculation of Consolidated EBITDA for the fiscal quarters ended December 31, 2014, March 31, 2015 and June 30, 2015 and the fiscal months ended July 31, 2015 and August 31, 2015.

“Consolidated Funded Indebtedness” means, at any date, all Indebtedness (including, but not limited to, current, long-term and Subordinated Indebtedness, if any) of the Borrower and its Subsidiaries, as determined on a consolidated basis and in accordance with GAAP.

“Consolidated Income Tax Expense” means, for any period, all provisions for taxes based on the gross or net income of the Borrower and its Subsidiaries (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), as determined on a consolidated basis and in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, the interest expense of the Borrower and its Subsidiaries for such period, as determined on a consolidated basis and in accordance with GAAP.

“Consolidated Net Earnings” means, for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period, as determined on a consolidated basis and in accordance with GAAP; provided that Consolidated Net Earnings shall exclude (a) extraordinary gains and extraordinary losses for such period, (b) the net income of any Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Law applicable to such Subsidiary during such period, except that the Borrower’s equity in any net loss of any such Subsidiary for such period shall be included in determining Consolidated Net Earnings, and (c) any income (or loss) for such period of any Person if such Person is not a Subsidiary, except that the Borrower’s equity in the net income of any such Person for such period shall be included in Consolidated

Net Earnings up to the aggregate amount of cash actually distributed by such Person during such period to the Borrower or a Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to the Borrower as described in clause (b) of this proviso).

“Consolidated Net Leverage Ratio” means, as of any date, determined on a consolidated basis, the ratio of (a) Consolidated Funded Indebtedness (as of such date) minus the aggregate amount equal to the lesser of (x) (1) 100% of the Unrestricted Cash and Cash Equivalents (as of such date) of the Borrower and its Domestic Subsidiaries plus (2) 50% of the Unrestricted Cash and Cash Equivalents (as of such date) of the Foreign Subsidiaries of the Borrower organized under the laws of a jurisdiction located in Europe, as of such date, and (y) $40,000,000, to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower then ended (in the case of any determination as of the last day of a fiscal quarter) or for the most recently completed four fiscal quarters of the Borrower for which financials are required to be delivered hereunder (in the case of any determination of such ratio on a pro forma basis hereunder).

“Consolidated Leverage Ratio” means, as of any date, determined on a consolidated basis, the ratio of (a) Consolidated Funded Indebtedness (as of such date) to (b) Consolidated EBITDA (for the most recently completed four fiscal quarters of the Borrower for which financials are required to be delivered hereunder).

“Consolidated Secured Leverage Ratio” means, as of any date, determined on a consolidated basis, the ratio of (a) Consolidated Funded Indebtedness (as of such date) that is secured by Liens on assets or property of the Borrower and the Subsidiaries as of such date to (b) Consolidated EBITDA (for the most recently completed four fiscal quarters of the Borrower for which financials are required to be delivered hereunder).

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Copyright Security Agreement” means a copyright security agreement in form and substance satisfactory to the Administrative Agent.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Cumulative Retained Excess Cash Flow Amount” means, as of any date of determination, an amount, determined on a cumulative basis equal to the sum of (a) Excess Cash Flow (which shall not be less than zero) for each fiscal year of the Borrower ending on or after December 31, 2016 for which the Borrower has delivered the financial statements required by Section 6.01(a) and the related Compliance Certificate required by Section 6.02(b) less (b) the ECF Prepayment Amount for each such corresponding fiscal year.

“Debt Rating” means, as applicable, (a) the public corporate family rating of the Borrower as determined both Moody’s and S&P, (b) the public corporate credit rating of the Borrower as determined by both Moody’s and S&P, and (c) the senior secured debt rating of the Borrower as determined by both Moody’s and S&P.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate applicable to Base Rate Loans under the Revolving Credit Facility plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate applicable to Eurodollar Rate Loans under the Revolving Credit Facility plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the applicable L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has other than via an Undisclosed Administration, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the L/C Issuers, the Swing Line Lender and each other Lender promptly following such determination.

“Deposit Account Control Agreement” has the meaning assigned thereto in the Security Agreement.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event: (a) matures or is mandatorily redeemable (other than redeemable only for Equity Interests of such Person which are not themselves Equity Interests described in this definition) pursuant to a sinking fund obligation or otherwise; (b) is convertible or exchangeable at the option of the holder for Indebtedness or Equity Interests described in this definition (excluding Equity Interests which are convertible or exchangeable solely at the option of the Borrower or a Subsidiary); or (c) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part; in each case, in the case of the Borrower, on or prior to the ninety-first day following the final maturity date of the then issued Term Loans, as extended from time to time; provided that any Equity Interests that would not constitute Equity Interests described in this definition but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Equity Interests upon the occurrence of an “asset sale” or “change of control” occurring prior to the ninety-first day following the final maturity date of the then-existing Term Loans shall not constitute Disqualified Equity Interests if any such requirement only becomes operative after payment in full of all amounts owing under this Agreement and the other Loan Documents and the termination in full of the Commitments. The amount of any Disqualified Equity Interests that do not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Equity Interests is to be determined pursuant to this Agreement; provided that if such Disqualified Equity Interests could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Equity Interests as reflected in the most recent financial statements of such Person.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“ECF Percentage” means, for any fiscal year ending on or after December 31, 2016:

(a) 50% if the Consolidated Secured Leverage Ratio as of the last day of such fiscal year is greater or equal to than 3.00 to 1.00;

(b) 25% if the Consolidated Secured Leverage Ratio as of the last day of such fiscal year is less than 3.00 to 1.00 but greater than or equal to 2.50 to 1.00; and

(c) 0% if the Consolidated Secured Leverage Ratio as of the last day of such fiscal year is less than 2.50 to 1.00.

“ECF Prepayment Amount” means for any fiscal year, the product obtained by multiplying (a) Excess Cash Flow for such fiscal year times (b) the applicable ECF Percentage for such fiscal year.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetland, flora and fauna.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, agreements or governmental restrictions relating to pollution or the protection of the Environment or human health (to the extent related to exposure to Hazardous Materials), including those relating to the manufacture, generation, handling, transport, storage, treatment, Release or threat of Release of Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate or the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate; or (i) a failure by the Borrower or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by the Borrower or any ERISA Affiliate to make any required contribution to a Multiemployer Plan.

“Eurodollar Rate” means, with respect to each Interest Period for a Eurodollar Rate Loan or for any calculation of the Base Rate in accordance with clause (iii) of the definition of Base Rate, (i) the rate per annum equal to the London interbank offered rate for deposits in Dollars appearing on Reuters screen page LIBOR 01 (or on any successor or substitute page of such service or any successor to such service, or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period, with a maturity equal to such Interest Period, divided by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets that may be available from time to time) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided that if the rate referred to in clause (i) above is not available at any such time for any reason, then the rate referred to in clause (i) shall instead be the interest rate per annum, as determined by the Administrative Agent, to be the arithmetic average of the rates per annum at which deposits in Dollars in an amount equal to the amount of such Eurodollar Loan are offered by major banks in the London interbank market to the Administrative Agent at approximately 11:00 A.M. (London time), two (2) Business Days prior to the first day of such Interest Period for contracts that would be entered into at the commencement of such Interest Period for the same duration as such Interest Period.

Notwithstanding the foregoing, in no event shall the Eurodollar Rate be less than, with respect to (i) any Initial Term Loan, 1.00%, (ii) any Tranche B Term Loan, 0.75%, (iii) with respect to any Incremental Term Loan, as determined in accordance with Section 2.14, and (iv) with respect to any other Loan or Obligations, 0.0%.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate determined by reference to the Eurodollar Rate (other than by reason of clause (iii) of the definition of “Base Rate”).

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any fiscal year of the Borrower, the excess (if any) of (a) Consolidated EBITDA for such fiscal year (determined without giving effect to clause (a)(vi) thereof and any adjustments thereto pursuant to Section 1.03(c)) over (b) the sum (for such fiscal year) of (i) Consolidated Interest Expense actually paid in cash by the Borrower and its Subsidiaries, (ii) scheduled principal repayments, to the extent actually made in cash, of the Term Loans pursuant to Section 2.07, (iii) all Consolidated Income Tax Expense actually paid in cash by the Borrower and its Subsidiaries, (iv) Capital Expenditures actually made by the Borrower and its Subsidiaries in cash, and (v) Transaction Costs actually paid by the Borrower and its Subsidiaries in cash; provided that in each case of clauses (b)(i) through (v) such payment was not made with proceeds of any Indebtedness, Disposition, equity issuance, Extraordinary Receipts or other proceeds that would not be included in calculating Consolidated EBITDA for the applicable fiscal year.

“Excluded Accounts” has the meaning specified in the Security Agreement.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 29 of the Security Agreement and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Existing Company Indebtedness” means all Indebtedness evidenced by that certain Credit Agreement, dated as of December 22, 2010 (as amended through the Closing Date), by and between the Company, KeyBank National Association, as Administrative Agent, and the other parties thereto and the other loan documents thereunder.

“Existing Credit Agreement” means that certain Credit Agreement dated as of August 29, 2014 (as amended through the Closing Date), among the Borrower, KeyBank National Association, as administrative agent and a syndicate of lenders party thereto.

“Existing Indebtedness” means all existing Indebtedness of the Borrower and its Subsidiaries (including, without limitation, the Company and its Subsidiaries), including, without limitation, (a) the Existing KeyBank Indebtedness, (b) the Existing Term Loan Agreement Indebtedness, and (c) the Existing Company Indebtedness, but excluding Indebtedness permitted pursuant to Section 7.02.

“Existing KeyBank Indebtedness” means all Indebtedness evidenced by the Existing Credit Agreement and the other loan documents thereunder.

“Existing Term Loan Agreement” means that certain Term Loan Agreement dated August 29, 2014 (as amended through the Closing Date), among the Borrower, Bank of America, N.A., as administrative agent and a syndicate of lenders party thereto.

“Existing Term Loan Agreement Indebtedness” means all Indebtedness evidenced by the Existing Term Loan Agreement and the other loan documents thereunder.

“Extraordinary Receipt” means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustments; provided, however, that an Extraordinary Receipt shall not include cash receipts from proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received in accordance with the terms of Section 2.05(b)(iv).

“Facility” means the Term Facility or the Revolving Credit Facility, as the context may require.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or, if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

“Fee Letter” means the letter agreement, dated September 28, 2016, among the Borrower, SunTrust Bank and SunTrust Robinson Humphrey, Inc.

“Financial Covenant Event of Default” has the meaning assigned to such term in Section 8.01.

“Financial Officer” means any of the following officers: chief executive officer, president, chief financial officer, chief administrative officer, treasurer or controller. Unless otherwise qualified, all references to a Financial Officer in this Agreement shall refer to a Financial Officer of the Borrower.

“Foreign Benefit Plan” means each material plan, fund, program or policy established under the law of a jurisdiction other than the United States (or a state or local government thereof), whether formal or informal, funded or unfunded, insured or uninsured, providing employee benefits, including medical, hospital care, dental, sickness, accident, disability, life insurance, pension, retirement or savings benefits, under which the Borrower or any of its Subsidiaries have any liability with respect to any employee or former employee, but excluding any Foreign Pension Plan.

“Foreign Disposition” has the meaning specified in Section 2.05(b)(viii).

“Foreign Excess Cash Flow” has the meaning specified in Section 2.05(b)(viii).

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Pension Plan” means a pension plan required to be registered under the law of a jurisdiction other than the United States (or a state or local government thereof), that is maintained or contributed to by the Borrower or any of its Subsidiaries for their employees or former employees.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision other than any political subdivision of the United States.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations with respect to the Letters of Credit issued by such L/C Issuer other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funding Indemnity Letter” means, a letter agreement, in form and substance reasonably satisfactory to the Administrative Agent, that the Borrower will promptly compensate each Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of Borrower’s failure to borrow any Loan other than a Base Rate Loan on the Closing Date.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, (a) the Domestic Subsidiaries of the Borrower (other than Inactive Subsidiaries and Immaterial Subsidiaries) listed on Schedule 5.01 and each other Subsidiary of the Borrower that shall be required to execute and deliver a Guaranty or guaranty supplement pursuant to Section 6.12 and (b) with respect to (i) Obligations owing by any Loan Party or any Subsidiary of a Loan Party (other than the Borrower) under any Hedge Agreement or any Cash Management Agreement and (ii) the payment and performance by each Specified Loan Party of its obligations under its Guaranty with respect to all Swap Obligations, the Borrower.

“Guaranty” means, collectively, the Guaranty made by the Guarantors in favor of the Secured Parties, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.12.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants including petroleum or petroleum distillates, natural gas, natural gas liquids, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, toxic mold, infectious or medical wastes and all other substances, wastes, chemicals, pollutants, contaminants or compounds of any nature in any form, in each case, regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person that (a) at the time it enters into a Swap Contract with a Loan Party permitted under Article VI or VII, is the Administrative Agent, an Affiliate of the Administrative Agent, a Lender or an Affiliate of a Lender or (b) at the time it (or its Affiliate) becomes the Administrative Agent or a Lender, as applicable (including on the Closing Date), is a party to a Swap Contract with a Loan Party, in each case in its capacity as a party to such Swap Contract.

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.

“Immaterial Subsidiary” means any Subsidiary of the Borrower that, (a) together with its Subsidiaries, (i) contributed less than 2% of the Consolidated EBITDA of the Borrower and its Subsidiaries, taken as a whole, during the most recently-ended four fiscal quarter period (taken as a single period) and (ii) as of any applicable date of determination has assets that constitute less than 2% aggregate net book value of the assets of the Borrower and its Subsidiaries, taken as a whole, (b) does not Guarantee or provide a Lien on its assets or otherwise provide credit support with respect to any Indebtedness of the Borrower or any of the Borrower’s other Subsidiaries, (c) does not own, directly or indirectly, any Equity Interests or Indebtedness of, or own or hold any Lien on any property of, a Loan Party, (d) does not own any other Subsidiaries (other than Inactive Subsidiaries or Immaterial Subsidiaries) and (e) has not been designated to be a Loan Party pursuant to Section 6.12(g) hereof.

“Impacted Loans” has the meaning assigned to such term in Section 3.03.

“Inactive Subsidiary” means any Subsidiary of the Borrower that (a) owns no assets (other than assets of de minimis value), has no Subsidiaries (other than other Inactive Subsidiaries) and conducts no operations, (b) does not Guarantee or provide a Lien on its assets or otherwise provide credit support with respect to any Indebtedness of the Borrower or any of the Borrower’s other Subsidiaries, (c) does not own, directly or indirectly, any Equity Interests or Indebtedness of, or own or hold any Lien on any property of, a Loan Party and (d) has not been designated to be a Loan Party pursuant to Section 6.12(g) hereof.

“Increase Effective Date” has the meaning assigned to such term in Section 2.14(c).

“Incremental Excess Yield” has the meaning assigned to such term in Section 2.14(a).

“Incremental Increase” has the meaning assigned to such term in Section 2.14(a).

“Incremental Term Borrowing” means a borrowing made pursuant to Section 2.14, with respect to Incremental Term Loans consisting of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period, made by each of the Term Lenders pursuant to Section 2.14.

“Incremental Term Loans” has the meaning assigned to such term in Section 2.14(a).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and current liabilities in the form of expenses that are not the result of the borrowing of money or the extension of credit and that are listed on the financial statements of the Borrower as “other current liabilities”);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person and all Synthetic Debt of such Person;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

(h) all obligations of such Person with respect to asset securitization financing programs to the extent that there is recourse against such Person or such Person is liable (contingent or otherwise) under any such program;

(i) all Guarantees of such Person in respect of any of the foregoing; and

(j) all Disqualified Equity Interests issued by such Person with the amount of Indebtedness represented by such Disqualified Equity Interests being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price or, with respect to any Subsidiary, any preferred Equity Interests (but excluding, in each case, accrued dividends, if any).

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Initial Term Borrowing” means a borrowing made on the Closing Date, with respect to Initial Term Loans consisting of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period, made by each of the Term Lenders pursuant to Section 2.01(a).

“Initial Term Commitment” means, as to each Term Lender, its obligation to make Initial Term Loans to the Borrower on the Closing Date with respect to the Initial Term Facility pursuant to Section 2.01(a), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Term Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Initial Term Loan” means an advance made by any Term Lender under the Term Facility pursuant to Section 2.01(a).

“Initial Term Loan Call Premium” has the meaning specified in Section 2.05(c)(i).

“Intellectual Property Security Agreement” has the meaning specified in Section 4.01(a)(iv).

“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made; and (c) as to any Swing Line Loan, the second Business Day after the last day of each March, June, September and December and the Maturity Date of the Revolving Credit Facility.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter (in each case, subject to availability), as selected by the Borrower in its Committed Loan Notice; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the Maturity Date.

“Investment” means, as to any Person, any of the following: (a) creating, acquiring or holding any Subsidiary, (b) making or holding any investment in any stocks, bonds or securities of any kind, (c) being or becoming a party to any joint venture or other partnership, (d) making or keeping outstanding any advance or loan to any Person or assumption or acquisition of any debt of another Person, or (e) any Guarantee (other than the Guaranty). For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by an L/C Issuer and the Borrower (or any Subsidiary) or in favor of such L/C Issuer and relating to such Letter of Credit.

“KeyBank” means KeyBank National Association.

“Latest Maturity Date” means, at any date of incurrence of any Indebtedness, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration of any Initial Term Loan or any Incremental Term Loan or any applicable Commitment in respect thereof, in each case then outstanding and as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Credit Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof, extension of the expiry date thereof or the increase of the amount thereof.

“L/C Issuer” means, individually or collectively as the context may indicate, (a) KeyBank, SunTrust Bank and Regions Bank, in each case, in their respective capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder and (b) any other Revolving Credit

Lender, selected by the Borrower and reasonably acceptable to the Administrative Agent, which consents to its appointment by the Borrower as an issuer of Letters of Credit hereunder and becomes an L/C Issuer hereunder pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel, in its capacity as an issuer of Letters of Credit hereunder or any successor to such Lender in its capacity as an issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Letter of Credit” means any standby letter of credit issued hereunder, providing for the payment of cash upon the honoring of a presentation thereunder.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by an L/C Issuer.

“Letter of Credit Expiration Date” means the day that is thirty days prior to the Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit” means, in the aggregate, an amount equal to the lesser of (a) $15,000,000 and (b) the Revolving Credit Facility and, with respect to each L/C Issuer, an amount not to exceed $5,000,000 unless otherwise agreed to by such L/C Issuer. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, easement, right-of-way or other encumbrance on title to real property, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) any agreement creating or perfecting rights in cash collateral pursuant to the provisions of Section 2.16 of this Agreement, (d) the Collateral Documents, (e) the Guaranty, (f) the Fee Letter, (g) each Issuer Document and (h) the Amendment and Restatement Agreement.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower, (b) the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole, (c) the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party, or (d) the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Indebtedness Agreement” means any debt instrument, lease (capital, operating or otherwise), guaranty, contract, commitment, agreement or other arrangement evidencing or entered into in connection with any Indebtedness of the Borrower or any Subsidiary in excess of $30,000,000, including, without limitation, the New Notes Documents.

“Material Real Property” means any real property owned by a Loan Party in fee simple or leasehold real property of a Loan Party that (a) has a fair market value of $7,500,000 or (b) is designated by the Borrower in accordance with Section 6.12(h).

“Maturity Date” means (a) with respect to the Revolving Credit Facility, October 19, 2020, (b) with respect to the Initial Term Facility and the Tranche B Term Facility, October 19, 2022, and (c) with respect to any Incremental Term Facility, as determined in accordance with Section 2.14, in each case, if such maturity is extended pursuant to Section 10.01, such maturity date as determined pursuant to such Section; provided that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day. Notwithstanding the foregoing, if more than $25,000,000 in aggregate principal amount of the New Notes remains outstanding (and not refinanced or replaced (including by amendment and extension) with Permitted Notes Refinancing Debt on the date that is 180 days prior to the applicable Maturity Date (such date, the “New Maturity Date”)), the Maturity Date with respect to the Revolving Credit Facility, the Initial Term Facility and any Incremental Term Facility shall be no later than the New Maturity Date. For the purposes of this definition, “Permitted Notes Refinancing Debt” means Indebtedness that (i) is not an obligation of any Subsidiary that is not a Loan Party, (ii) matures no earlier than 91 days after the then Latest Maturity Date at the time such Indebtedness is incurred, (iii) has no interim amortization, (iv) has no mandatory prepayments or offers to purchase that are materially more onerous, taken as a whole, than those contained as of the Closing Date in the New Notes, (v) has no other covenants and events of default that are materially more onerous, taken as a whole, to the Borrower and its Subsidiaries than those contained in the New Notes, (vi) to the extent such Indebtedness has the benefit of any assets of the Borrower or any Subsidiary of the Borrower as collateral, such Lien is on a junior basis to each Facility and (vii) is otherwise permitted to be incurred hereunder.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 105% of the Fronting Exposure of the applicable L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (ii) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of

Section 2.16(a)(i), (a)(ii) or (a)(iii), an amount equal to 105% of the Outstanding Amount of all L/C Obligations, and (iii) otherwise, an amount determined by the Administrative Agent and the applicable L/C Issuer in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage Policy” has the meaning specified in Schedule 6.17.

“Mortgaged Property” means any real property owned in fee simple by any Loan Party or leased by any Loan Party, which real property is or is intended under the terms hereof to be subject to a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Mortgages” means deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages and leasehold deeds of trust or other equivalent document (together with related fixture filings and assignments of leases and rents) now or hereafter encumbering any Mortgaged Property of any Loan Party in favor of the Administrative Agent, on behalf of the Secured Parties, as security for any of the Obligations, each of which shall be in form and substance satisfactory to the Administrative Agent.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” means:

(a) with respect to any Disposition by the Borrower or any of its Subsidiaries, or any Extraordinary Receipt received or paid to the account of the Borrower or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents), (B) the reasonable and customary out-of-pocket fees and expenses incurred by the Borrower or such Subsidiary in connection with such transaction (including reasonable and customary fees of attorneys, accountants, consultants and investment advisers, reasonable and customary out-of-pocket costs associated with title insurance policies, surveys, lien and judgment searching, recording documents, and transaction and recording taxes), (C) income taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated taxes pursuant to this subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds and (D) amounts held in any reserve created for escrow, holdback, indemnity or similar obligations of the Borrower or any of its Subsidiaries in connection with such Disposition (provided that (1) such amounts held in such reserves shall not exceed 10% of the gross cash proceeds received with respect to such Disposition and (2) such amounts held in such reserves shall constitute Net Cash Proceeds upon release to, or receipt by, the Borrower or any of its Subsidiaries); provided further that such cash or Cash Equivalents received in connection with any Disposition or Extraordinary Receipt shall only constitute Net Cash Proceeds under this clause (a) in any fiscal year to the extent that the aggregate amount of such cash and Cash Equivalents received in such fiscal year exceeds $5,000,000 (and solely to the extent of such excess); and

(b) with respect to the incurrence or issuance of any Indebtedness by the Borrower or any of its Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by the Borrower or such Subsidiary in connection therewith.

“New Notes” means the 10.25% Senior Notes due 2020 issued by the Borrower and any notes issued in connection with any Refinancing Indebtedness thereof to the extent permitted by Section 7.02.

“New Notes Documents” means, collectively, (a) the New Notes, (b) the New Notes Indenture and (c) all other material documents entered into by any Loan Party in connection therewith.

“New Notes Indenture” means the Indenture dated as of Closing Date, by and between the Borrower and the Notes Trustee, and any other Indenture governing the New Notes.

“New Notes Trustee” means U.S. Bank National Association, in its capacity as trustee under the New Notes Indenture, and any other trustee under any New Notes Indenture.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” means a Term Note or a Revolving Credit Note, as the context may require.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that the Obligations shall exclude any Excluded Swap Obligations.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Opt Out Lender” has the meaning specified in the Amendment and Restatement Agreement.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Credit Agreement” has the meaning specified in the Preliminary Statements.

“Original Term Loans” shall mean, collectively, the Initial Term Loans and the Incremental Term Loans.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (a) with respect to Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“Patent Security Agreement” means a patent security agreement or notice of grant of security interest in patents, in each case in form and substance satisfactory to the Administrative Agent.

“PATRIOT Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Foreign Subsidiary and other Loans and Investments” means, collectively:

(a) any investment existing as of the Closing Date by the Borrower or any of its Subsidiaries in, and any loan existing as of the Closing Date by the Borrower or any of its Subsidiaries to, a Foreign Subsidiary, as set forth on Schedule 7.03 hereto;

(b) any investment by a Foreign Subsidiary in, or loan from a Foreign Subsidiary to, or Guarantee by a Foreign Subsidiary of Indebtedness of, a Loan Party; provided that any such loan or Guarantee or, if applicable, such Investment, is subordinated to the Obligations on terms and conditions satisfactory to the Administrative Agent (unless such subordination requirement is waived by the Administrative Agent in its sole discretion); and

(c) (i) any investment by any Loan Party in, or loan by any Loan Party to, or Guarantee by any Loan Party of the Indebtedness of, a Foreign Subsidiary or (ii) any investment by any Loan Party in the Equity Interest of, or loan, contribution or advance by any Loan Party to, a Person other than a Loan Party; provided that, at the time of any Investment under this clause (c) and after giving effect thereto, the aggregate amount of all such investments, loans, Guarantees, contributions and advances made pursuant to clauses (i) and (ii) above shall not exceed $30,000,000 during any fiscal year and $60,000,000 during the term of this Agreement.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“Pledged Intercompany Note” means any promissory note made by any Subsidiary to the Borrower or a Loan Party, whether now owned or hereafter acquired by the Borrower or such Loan Party.

“Precious Metal Consignment Agreements” means, collectively, (a) the Consignment Agreement dated as of July 30, 2009, between Mitsubishi International Corporation and Precision Engineered Products LLC and (b) the Consignment Agreement dated as of January 25, 2010, between Umicore Precious Metals NJ, LLC and Precision Engineered Products LLC, and in each case each other agreement entered into in connection with such consignment agreements, each as may be amended, modified, restated or replaced, in each case, in a manner not adverse to the Lenders, from time to time.

“Pro Forma Leverage Test” means, as of any date of determination, with respect to any Specified Transaction, a pro forma Consolidated Net Leverage Ratio that is equal to or less than (i) for the period from the Closing Date through December 31, 2016, 5.00 to 1.00, (ii) for the period from January 1, 2017 through December 31, 2017, 4.50 to 1.00 and (iii) any time after January 1, 2018, 4.00 to 1.00, in each case, determined based on the financial information received for the fiscal quarter (or fiscal year, as applicable) most recently ended prior to such date for which financial statements have been delivered to the Administrative Agent pursuant to Section 4.01(a)(x), 6.01(a) or 6.01(b), as applicable, after giving effect to such Specified Transaction and any other Specified Transaction consummated after the date of such financial statements and on or prior to the date of such Specified Transaction.

“Public Lender” has the meaning specified in Section 6.02.

“Qualified Receivables Transaction” means any transaction or series of transactions entered into by Borrower or any Subsidiary pursuant to which Borrower or such Subsidiary sells, contributes, conveys or otherwise transfers to, or grants a security interest in for the benefit of, any other Person (other than Borrower or a Subsidiary), any Receivables (whether now existing or arising in the future) of Borrower or such Subsidiary, and any related assets, including, without limitation, all collateral securing such Receivables, all contracts and all guarantees or other obligations in respect of such Receivables, proceeds of such Receivables and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Receivables; provided that all such Qualified Receivables Transactions shall be made at fair market value (including after giving effect to any Receivables Fees); provided further that (a) all such Qualified Receivables Transactions shall not (x) be Guaranteed by Borrower or any Subsidiary (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants, indemnities and performance Guarantees that are reasonably customary in an accounts receivables financings), (y) be recourse to or obligate Borrower or any Subsidiary in any way other than pursuant to representations, warranties, covenants, indemnities and performance Guarantees that are reasonably customary in accounts receivables financings, or (z) subject any property or asset of Borrower or any Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants, indemnities and performance Guarantees reasonably customary in accounts receivables financings and other than any interest in the Receivables (whether in the form of an equity interest in such Receivables payable primarily from such Receivables) retained or acquired by Borrower or any Subsidiaries and (b) the fair market value of all Receivables sold, contributed conveyed or otherwise transferred, and all Receivables in which a security interest is granted by the Borrower or any Subsidiary, shall not exceed $20,000,000 in the aggregate for all Qualified Receivables Transactions during the term of this Agreement.

“Real Estate Requirements” means, with respect to any Material Real Property, the documentation and other items of the type specified in Section 1 of Schedule 6.17.

“Receivable” means any Indebtedness and other payment obligations owed to Borrower or any Subsidiary, whether constituting an account, chattel paper, payment intangible, instrument or general intangible, in each case arising in connection with (a) the sale of goods or the rendering of service or (b) the lease, license, rental or use of equipment, facilities or software, including the obligation to pay any finance charges, fees and other charges with respect thereto.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees and expenses (including reasonable fees and expenses of legal counsel) paid to a Person (other than Borrower or a Subsidiary) in connection with, any Qualified Receivables Transaction.

“Recipient” means the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing, modification, replacement, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale of existing or future Indebtedness (other than intercompany Indebtedness), including any additional Indebtedness incurred to pay interest or premiums required by the instruments governing such existing or future Indebtedness as in effect at the time of issuance thereof (“Required Premiums”) and fees in connection therewith; provided that any such Refinancing, modification, replacement, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale shall not: (i) directly or indirectly result in an increase in the aggregate principal amount of such Indebtedness, except to the extent such increase is a result of a simultaneous incurrence of additional Indebtedness to pay Required Premiums and related fees and expenses; or (ii) result in Indebtedness with a weighted average life to maturity at the time of such Refinancing, modification, replacement, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale that is less than the weighted average life to maturity at such time of the Indebtedness being Refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold; or (iii) if the Indebtedness being Refinanced, modified, replaced, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold is subordinated in right of payment or Lien priority to the Obligations or the Guarantees thereof, such Refinancing Indebtedness is subordinated in right of payment or Lien priority to the Obligations or the Guarantees thereof or Liens thereof, as applicable, on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, modified, replaced, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold.

“Register” has the meaning specified in Section 10.06(c).

“Related Documents” means, collectively, (a) the Closing Date Acquisition Agreement and (b) all other material documents entered into by any Loan Party in connection with the Closing Date Acquisition.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Repricing Event” means (a) any prepayment or repayment of the initial Loans (or any portion thereof) with the proceeds of, or any conversion of initial Loans into, any new or replacement Indebtedness bearing interest with an “effective yield” (taking into account, for example, upfront fees, interest rate spreads, interest rate benchmark floors and original issue discount, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders of the initial Loans or such new or replacement Indebtedness, as the case may be) less than the “effective yield” applicable to all or a portion of the initial Loans subject to such prepayment or repayment (as such comparative yields are determined by the Administrative Agent) or (b) any amendment to this Agreement which reduces the “effective yield” (determined in accordance with clause (a) above) applicable to all or a portion of the initial Loans.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, at any time, Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings and the Term Facility held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided, further, that, if at such time there are three or fewer unaffiliated Lenders (other than Defaulting Lenders), Required Lenders shall also require not fewer than two unaffiliated Lenders (other than Defaulting Lenders).

“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders; provided, further, that, if at such time there are three or fewer unaffiliated Revolving Credit Lenders (other than Defaulting Lenders), Required Revolving Lenders shall also require not fewer than two unaffiliated Lenders (other than Defaulting Lenders).

“Required Term Lenders” means, as of any date of determination, Term Lenders holding more than 50% of the sum of the (a) Term Loans outstanding on such date and (b) the aggregate unused Term Commitments on such date; provided that the portion of the Term Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term Lenders; provided, further, that, if at such time there are three or fewer unaffiliated Term Lenders (other than Defaulting Lenders), Required Term Lenders shall also require not fewer than two unaffiliated Lenders (other than Defaulting Lenders).

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for the purposes of notices given to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means, with respect to the Borrower or any of its Subsidiaries, (a) any Capital Distribution and (b) any amount paid by the Borrower or any of its Subsidiaries in repayment, redemption, retirement or repurchase, directly or indirectly, of any Subordinated Indebtedness or the Indebtedness evidenced by the New Notes.

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).

“Revolving Credit Commitments” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Lender’s participation in L/C Obligations and Swing Line Loans at such time.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time. As of the Amendment and Restatement Effective Date, the Revolving Credit Facility is $133,000,000.

“Revolving Credit Increase” has the meaning assigned to such term in Section 2.14(a).

“Revolving Credit Increase Lender” has the meaning assigned to such term in Section 2.14(d)(ii).

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time.

“Revolving Credit Loan” has the meaning specified in Section 2.01(b).

“Revolving Credit Note” means a promissory note made by the Borrower in favor of a Revolving Credit Lender (and its registered assigns) evidencing Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Revolving Credit Lender, substantially in the form of Exhibit C-2.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

“Secured Hedge Agreement” means any Swap Contract permitted under Article VI or VII that is entered into by and between any Loan Party and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuers, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Securities Account Control Agreement” has the meaning assigned thereto in the Security Agreement.

“Security Agreement” has the meaning specified in Section 4.01(a)(iii).

“Security Joinder Agreement” has the meaning specified in the Security Agreement.

“Sold Account” means an Account which Borrower or a Subsidiary has sold to, or otherwise has granted a Lien on or in favor of, the purchaser pursuant to a Qualified Receivables Transaction, for which such Credit Party has received the purchase price for such Account.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 29 of the Security Agreement and any other “keepwell, support or other agreement” for the benefit of such Loan Party).

“Specified Purchase Agreement Representations” means the representations and warranties made by, or with respect to, the Company and its Subsidiaries in the Closing Date Acquisition Agreement as are material to the interests of the Lenders (in their capacities as such), but only to the extent that the Borrower (or any of its Affiliates) have the right to terminate the Borrower’s obligations under the Closing Date Acquisition Agreement (or decline or otherwise refuse to consummate the Closing Date Acquisition pursuant to the Closing Date Acquisition Agreement) as a result of a breach of any such representation and warranty in the Closing Date Acquisition Agreement or any such representation and warranty not being accurate (in each case, determined without regard to any notice requirement).

“Specified Representations” means the representations and warranties set forth in Sections 5.01, 5.02 (other than clauses (b) and (c) thereof), 5.06 (subject to the last sentence of Section 4.01(a) with respect to the perfection of liens), 5.13 (determined for this purpose for the Borrower and its Subsidiaries on a consolidated basis as of the Closing Date and after giving effect to the Transactions), 5.15, 5.21, 5.22 and 5.26.

“Specified Transaction” means any Acquisition, Investment or Restricted Payment (in each case, whether or not consummated and including any such transaction consummated prior to the Closing Date) and/or (ii) equity issuances, issuances of Indebtedness (including the incurrence of Incremental Loans) or other Refinancings, repayments, financings and amendments or other modifications or waivers of debt instruments or documents, mergers, Investments (other than Investments in cash or Cash Equivalents), Restricted Payments or dispositions outside of the ordinary course of business permitted by the Loan Documents.

“Subordinated” means, as applied to Indebtedness, Indebtedness that shall have been subordinated in favor of the prior payment in full of the Obligations pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Regions Bank, in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B or such other form as may be approved by the Swing Line Lender and the Administrative Agent, appropriately completed and signed by a Responsible Officer of the Borrower.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $10,000,000 and (b) the Revolving Credit Facility. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowings” means, collectively, Initial Term Borrowings, Incremental Term Borrowings and Tranche B Term Borrowings.

“Term Commitment” means, (a) as to each Term Lender, its obligation to (i) make Initial Term Loans to the Borrower on the Closing Date with respect to the Term Facility pursuant to Section 2.01(a) and (ii) make Incremental Term Loans to the Borrower pursuant to Section 2.14(a), each in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Term Commitment”, and (b) as to each Tranche B Term Lender, its obligation to make Tranche B Term Loans on the Amendment and Restatement Effective Date pursuant to Section 2.01(c) in the amount of its Tranche B Term Loan Commitment or, in the case of clause (a) or (b), as set forth in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Term Facility” means, at any time, the sum of (a) the aggregate amount of the unused Term Commitments at such time plus (b) the aggregate principal amount of the Term Loans of all Term Lenders outstanding at such time. As of the Amendment and Restatement Effective Date, the Term Facility is $545,000,000.

“Term Lender” means, at any time, any Lender that either has an unused Term Commitment or holds Term Loans at such time, or both.

“Term Loan” means, collectively, the Initial Term Loans, the Incremental Term Loans, and the Tranche B Term Loans, as applicable.

“Term Note” means a promissory note made by the Borrower in favor of a Term Lender (and its registered assigns) evidencing Term Loans made by such Term Lender, substantially in the form of Exhibit C-1.

“Total Credit Exposure” means, as to any Lender at any time, the Total Revolving Exposure and Total Term Loan Exposure of such Lender at such time.

“Total Revolving Exposure” means, as to any Revolving Credit Lender at any time, the unused Revolving Credit Commitments and Revolving Credit Exposure of such Lender at such time.

“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Total Term Loan Exposure” means, as to any Term Lender at any time, the unused Term Commitments and the aggregate principal amount of the outstanding Term Loans of such Term Lender at such time.

“Trademark Security Agreement” means a trademark security agreement or notice of grant of security interest in trademarks, in each case in form and substance satisfactory to the Administrative Agent.

“Tranche B Term Borrowings” means a borrowing made on the Amendment and Restatement Effective Date with respect to Tranche B Term Loans consisting of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period, made by Tranche B Term Lenders pursuant to the Amendment and Restatement Agreement.

“Tranche B Term Facility” means, at any time, the aggregate amount of the Tranche B Term Lenders’ Tranche B Term Loan Commitments at such time.

“Tranche B Term Lender” means, collectively, (i) on the Amendment and Restatement Effective Date, each Cashless Option Lender, and the Additional Tranche B Term Lender and (ii) after the Amendment and Restatement Effective Date, each Lender with an outstanding Tranche B Term Loan.

“Tranche B Term Loan” means, collectively, (i) the making of Tranche B Term Loans by exchanging Original Term Loans for a like principal amount of Tranche B Term Loans pursuant to Section 2.01(c) and (ii) each Additional Tranche B Term Loan made pursuant to Section 2.01(c), in each case on the Amendment and Restatement Effective Date.

“Tranche B Term Loan Call Premium” has the meaning specified in Section 2.05(c)(ii).

“Tranche B Term Loan Commitment” means the Additional Tranche B Term Loan Commitment and the Tranche B Term Loan Exchange Commitments. After giving effect to the Amendment and Restatement Agreement, on the Amendment and Restatement Effective Date, the aggregate amount of the Tranche B Term Loan Commitments shall be $545,000,000.

“Tranche B Term Loan Exchange Commitment” means the agreement of a Cashless Option Lender to exchange its Original Term Loans for an equal aggregate principal amount of Tranche B Term Loans on the Amendment and Restatement Effective Date.

“Transactions” means, collectively, (a) the consummation of the Closing Date Acquisition, (b) the entering into by the Loan Parties and their applicable Subsidiaries of the Loan Documents, the New Notes Documents and the Related Documents to which they are or are intended to be a party, (c) the refinancing of the Existing Indebtedness and the termination of all commitments with respect thereto and (d) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

“Transaction Costs” means all customary and reasonable transaction fees, charges and other similar amounts related to the Transactions or any Acquisitions completed during the term of this Agreement in accordance with Section 7.03(b) (including, without limitation, any financing fees, merger and acquisition fees, legal fees and expenses, due diligence fees or any other fees and expenses in connection therewith), in each case to the extent paid within six (6) months of the Closing Date or the closing date of such Acquisition, as applicable.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“Undisclosed Administration” means in relation to a Lender or a Person that directly or indirectly controls such Lender, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or Person, as the case may be, is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Cash and Cash Equivalents” means, with respect to the Borrower and its Subsidiaries, cash or Cash Equivalents of the Borrower and its Subsidiaries that do not appear, or would not be required to appear, as “restricted” on the financial statements of the Borrower and its Subsidiaries (unless related to the Loan Documents or the Liens created thereunder).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(3).

“Voting Power” means, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person. The holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

“Weighted Average Yield” means, with respect to any Loan, on any date of determination, the weighted average yield to maturity, in each case, based on the interest rate applicable to such Loan on such date and giving effect to interest rate floors, upfront fees, original issue discount or similar yield related discounts or deductions payable with respect to such Loans (but, excluding, for the avoidance of doubt, any customary arranging, underwriting or similar fees not paid to all Lenders) based on (i) an assumed four-year average life for the applicable Loans or (ii) if the stated maturity of the applicable Loans is less than four years, the actual life of such Loans.

“Wholly-Owned” means, with respect to a Subsidiary, that all of the Equity Interests of such Subsidiary are, directly or indirectly, owned or controlled by the Borrower and/or one or more of its Wholly-Owned Subsidiaries (except for directors’ qualifying shares or other shares required by applicable Laws to be owned by a Person other than the Borrower and/or one or more of its Wholly-Owned Subsidiaries).

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law, rule or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law, rule or regulation and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03 Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b) Changes in GAAP. If at any time any change in GAAP (including the adoption of IFRS) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (B) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c) Pro Forma Effect. Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of all financial calculations (other than with respect to Excess Cash Flow), if the Borrower or any Subsidiary has made any Acquisition permitted by Section 7.03(b) or any Disposition outside the ordinary course of business permitted by Section 7.05(b) during the relevant period for determining compliance with such covenants, such calculations shall be made after giving pro forma effect thereto, as if such Acquisition or Disposition had occurred on the first day of such period, but in the case of an Acquisition, only so long as the results of the business being acquired are supported by financial statements or other financial data reasonably acceptable to the Administrative Agent.

1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Times of Day; Rates. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any comparable or successor rate thereto.

1.06 Currency Equivalents Generally. Any amount specified in this Agreement (other than in Article II, Article IX and Article X) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Administrative Agent at such time on the basis of the Spot Rate (as defined below) for the purchase of such currency with Dollars. For purposes of this

Section 1.06, the “Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date of such determination; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

1.07 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE II

THE COMMITMENTS AND BORROWINGS

2.01 The Loans. (a) Term Borrowings. Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make a single loan to the Borrower on the Closing Date in an amount not to exceed such Term Lender’s Term Commitment then in effect. The Initial Term Borrowings shall consist of Initial Term Loans made simultaneously by the Term Lenders in accordance with their respective Applicable Percentage of the Term Commitments. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. The Initial Term Loans made pursuant to the Initial Term Borrowings under this Section 2.01(a) shall constitute a single Term Facility. Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(b) Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrower from time to time, on any Business Day during the Availability Period for the Revolving Credit Facility, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, and (ii) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow, prepay and reborrow Revolving Credit Loans. Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(c) Tranche B Borrowings. On the Amendment and Restatement Effective Date, (i) each Cashless Option Lender agrees, severally, and not jointly, to exchange its Original Term Loans for a like principal amount of Tranche B Term Loans, subject to allocation by the 2016 Amendment Arranger, and (ii) the Additional Tranche B Term Lender agrees to make additional Tranche B Term Loans (the “Additional Tranche B Term Loans”) to the Borrower in a principal amount in an amount equal to its Additional Tranche B Term Loan Commitment on the Amendment and Restatement Effective Date.

2.02 Borrowings, Conversions and Continuations of Loans.

(a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Committed Loan Notice; provided that any telephone notice must be confirmed promptly by delivery to the Administrative Agent of a Committed Loan Notice. Each such telephone notice and Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a minimum principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Section 2.03(c) and Section 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each such telephone notice and Committed Loan Notice shall specify (i) whether the Borrower is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Term Loans or Revolving Credit Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurodollar Rate Loan.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage under the applicable Facility of the applicable Term Loans or Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of a Term Borrowing or a Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of SunTrust Bank, if any, with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Committed Loan Notice with respect to a Revolving Credit Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in SunTrust Bank’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect in respect of the Facilities.

(f) Anything in this Section 2.02 to the contrary notwithstanding, the Borrower may not select the Eurodollar Rate for the initial Borrowing unless the Borrower delivers a Funding Indemnity Letter to the Administrative Agent no later than 11:00 a.m. three (3) Business Days prior to the Closing Date.

2.03 Letters of Credit.

(a) The Letter of Credit Commitment. Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the Total Revolving Credit Outstandings shall not exceed the aggregate Revolving Credit Commitments of the Revolving Credit Lenders, (x) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment, (y) the face amount of all outstanding Letters of Credit issued by an L/C Issuer shall not exceed the Letter of Credit Sublimit of such L/C Issuer, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(i) No L/C Issuer shall issue any Letter of Credit if:

(A) subject to Section 2.03(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the applicable L/C Issuer and the Required Revolving Lenders have approved such expiry date; or

(B) the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Credit Lenders and the applicable L/C Issuer have approved such expiry date.

(ii) No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing the

Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and the applicable L/C Issuer, such Letter of Credit is in an initial stated amount less than $500,000;

(D) such Letter of Credit is to be denominated in a currency other than Dollars;

(E) any Revolving Credit Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(F) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(iii) No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(iv) No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(v) Each L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuers with respect to such acts or omissions, and (B) as additionally provided herein with respect to each L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the applicable L/C Issuer, by personal delivery or by any other means acceptable to the applicable L/C Issuer. Such Letter of Credit Application must be received by such L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to such L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; (H) the name of the Person for whose account such requested Letter of Credit is to be issued; and (I) such other matters as such L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to such L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as such L/C Issuer may require. Additionally, the Borrower shall furnish to such L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may require.

(ii) Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the applicable L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Letter of Credit.

(iii) If the Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the applicable L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Applicable Revolving Credit Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the applicable L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Revolving Credit Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each

Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Revolving Credit Percentage of such amount shall be solely for the account of such L/C Issuer.

(v) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the applicable L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by such L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the applicable L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Borrower to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) waiver by the applicable L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of the Borrower or any waiver by such L/C Issuer which does not in fact materially prejudice the Borrower;

(v) honor of a demand for payment presented electronically, even if such Letter of Credit requires that demand be in the form of a draft;

(vi) any payment made by the applicable L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(vii) any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(viii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any of its Subsidiaries.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the applicable L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, no L/C Issuer shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the applicable L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of such L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the applicable L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of such L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against such L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the applicable L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. Each L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g) Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrower when a Letter of Credit is issued, the rules of the ISP or UCP shall apply to each standby Letter of Credit. Notwithstanding the foregoing, no L/C Issuer shall be responsible to the Borrower for, and no L/C Issuer’s rights and remedies against the Borrower shall be impaired by, any action or inaction of such L/C Issuer required or permitted under any law, order or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT-IFSA) or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(h) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate for a Eurodollar Rate Loan under the Revolving Credit Facility times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the applicable L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at per annum rate equal to 12.5 basis points, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the first Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. In addition, the Borrower shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(l) Additional L/C Issuers. In addition to KeyBank, SunTrust Bank and Regions Bank, the Borrower may from time to time, with notice to the Revolving Credit Lenders and the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) and the applicable Revolving Credit Lender being so appointed, appoint additional Revolving Credit Lenders to be L/C Issuers hereunder, provided that the total number of L/C Issuers at any time shall not exceed three Revolving Credit Lenders. Upon the appointment of a Revolving Credit Lender as an L/C Issuer hereunder such Person shall become vested with all of the rights, powers, privileges and duties of an L/C Issuer hereunder.

(m) Removal of L/C Issuers. The Borrower may at any time remove any Revolving Credit Lender from its role as an L/C Issuer hereunder upon not less than 30 days prior notice to such L/C Issuer (or such shorter period of time as may be acceptable to such L/C Issuer); provided that such removed L/C Issuer shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its removal as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Revolving Credit Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). Without limiting the foregoing, upon the removal of a Revolving Credit Lender as an L/C Issuer hereunder, the Borrower may, or at the request of such removed L/C Issuer the Borrower shall use commercially reasonable efforts to, arrange for one or more of the other L/C Issuers to issue Letters of Credit hereunder in substitution for the Letters of Credit, if any, issued by such removed L/C Issuer and outstanding at the time of such removal, or make other arrangements satisfactory to the removed L/C Issuer to effectively cause another L/C Issuer to assume the obligations of the removed L/C Issuer with respect to any such Letters of Credit.

(n) Reporting of Letter of Credit Information. At any time that any Revolving Credit Lender other than the Person serving as the Administrative Agent is an L/C Issuer, then (i) on the last Business Day of each calendar month, (ii) on each date that a Letter of Credit is amended, terminated or otherwise expires, (iii) on each date that an L/C Credit Extension occurs with respect to any Letter of Credit, and (iv) upon the request of the Administrative Agent, each L/C Issuer (or, in the case of part (ii), (iii) or (iv), the applicable L/C Issuer) shall deliver to the Administrative Agent a report setting forth in form and detail reasonably satisfactory to the Administrative Agent information (including, without limitation, any reimbursement, Cash Collateral or termination in respect of Letters of Credit issued by such L/C Issuer) with respect to each Letter of Credit issued by such L/C Issuer that is outstanding hereunder, including any auto-renewal or termination of auto-renewal provisions in such Letter of Credit. No failure on the part of any L/C Issuer to provide such information pursuant to this Section 2.03(n) shall limit the obligation of the Borrower or any Revolving Credit Lender hereunder with respect to its reimbursement and participation obligations, respectively, pursuant to this Section 2.03.

2.04 Swing Line Loans. (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, shall make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Revolving Credit Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit

Facility at such time, and (ii) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Lender’s Revolving Credit Commitment, (y) the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and (z) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall bear interest only at a rate based on the Base Rate. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day; provided that, if the Revolving Credit Exposure shall be less than Fifty Million Dollars ($50,000,000), no Swing Line Loan Notice shall be required to the extent that funding of Swing Loans is administered through an automated cash management system with the Swing Line Lender. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Revolving Credit Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Revolving Credit Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds (and the

Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Credit Lender’s Applicable Revolving Credit Percentage of any Swing Line Loan, interest in respect of such Applicable Revolving Credit Percentage shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

(g) Notices and Reporting of Swing Line Loan Information.

(i) Promptly after receipt of any Swing Line Loan Notice or notice under clause (b) hereof, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such notice from the Borrower and, if not, the Swing Line Lender will provide the Administrative Agent with a copy thereof.

(ii) If at any time that any Revolving Credit Lender other than the Person serving as the Administrative Agent is the Swing Line Lender, then (A) on the first Business Day of each calendar month, (B) on each date that a Swing Line Loan is issued, continued or converted, and (C) promptly upon the request of the Administrative Agent, the Swing Line Lender shall deliver (or in the case of clause (B), use commercially reasonable efforts to deliver) to the Administrative Agent a report setting forth in form and detail reasonably satisfactory to the Administrative Agent information (including, without limitation, any reimbursement, Cash Collateral, conversion, extension or repayment in respect of Swing Line Loans issued by the Swing Line Lender) with respect to each Swing Line Loan issued by the Swing Line Lender that is outstanding hereunder. No failure on the part of the Swing Line Lender to provide such information pursuant to this Section 2.04(g) shall limit the obligation of the Borrower or any Lender hereunder with respect to its reimbursement and participation obligations, respectively, pursuant to this Section 2.04.

(h) Removal of Swing Line Lender. The Borrower may at any time remove any Revolving Credit Lender from its role as Swing Line Lender hereunder upon not less than 30 days prior notice to the Swing Line Lender and the Administrative Agent (or such shorter period of time as may be acceptable to the Swing Line Lender and the Administrative Agent) so long as prior to the removal of such Revolving Credit Lender from its role as Swing Line Lender, (x) the Borrower appoints another Revolving Credit Lender to serve as successor Swing Line Lender, (y) such Revolving Credit Lender accepts its appointment to serve as Successor Swing Line Lender, and (z) such successor Swing Line Lender is reasonably acceptable to the Administrative Agent; provided that the Swing Line Lender shall retain all the rights, powers, privileges and duties of a Swing Line Lender hereunder with respect to all Swing Loans outstanding as of the effective date of its removal as the Swing Line Lender (including the right to require the Revolving Credit Lenders to make Base Rate Loans).

2.05 Prepayments.

(a) Optional.

(i) Subject to Section 2.05(c), the Borrower may, upon notice to the Administrative Agent, at any time or from time to time after the date that is ten (10) Business Days after the Closing Date, voluntarily prepay Loans in whole or in part without premium or penalty; provided that (A) such notice must be in a form acceptable to the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) appropriately completed and signed by a Responsible Officer and be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Loan shall be accompanied by all accrued interest on the amount prepaid, together with, in the case of a Eurodollar Rate Loan, any additional amounts required pursuant to Section 3.05. Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a) shall be applied to the principal repayment installments thereof as directed by the Borrower, and subject to Section 2.15, each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facility.

(ii) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000; provided further that with respect to a repayment of a Swing Loan that is administered through an automated cash management system with the Swing Line Lender, no prepayment notice shall be required. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b) Mandatory.

(i) Commencing with the fiscal year ending December 31, 2016, within the later of (x) five Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(b) and (y) ninety-five (95) days after the end of such fiscal year, the Borrower shall prepay an aggregate principal amount of Loans equal to the excess (if any) of (A) the ECF Percentage of Excess Cash Flow for the fiscal year covered by such financial statements over (B) the aggregate principal amount of Term Loans prepaid pursuant to Section 2.05(a) and the aggregate principal amount of optional prepayments of Revolving Credit Loans during such fiscal year (solely to the extent such prepayments are accompanied by a concurrent equivalent permanent reduction in the Revolving Credit Commitments); provided that any such prepayments were not made with proceeds of any Indebtedness, Disposition, equity issuance, Extraordinary Receipts or other proceeds that would not be included in calculating Consolidated EBITDA for the applicable fiscal year (such prepayments to be applied as set forth in clause (v) below).

(ii) If the Borrower or any of its Subsidiaries Disposes of any property (other than any Disposition of any property permitted by Section 7.05 (other than clause (b) thereof) which results in the realization by such Person of Net Cash Proceeds, the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of such Net Cash Proceeds within ten (10) Business Days of receipt thereof by such Person (such prepayments to be applied as set forth in clause (v) below); provided, however, that, with respect to any Net Cash Proceeds realized under a Disposition described in this Section 2.05(b)(ii), at the election of the Borrower (as notified by the Borrower to the Administrative Agent on or prior to the date of such Disposition), and so long as no Default shall have occurred and be continuing, the Borrower or such Subsidiary may reinvest all or any portion of such Net Cash Proceeds in operating assets so long as within 365 days after the receipt of such Net Cash Proceeds, such reinvestment shall have been consummated (as certified by the Borrower in writing to the Administrative Agent) and if such Net Cash Proceeds are not so reinvested within such 365-day period but such Net Cash Proceeds are subject to a definitive agreement within such 365-day period to reinvest such Net Cash Proceeds in accordance with this Section 2.05(b)(ii) then the Borrower or such Subsidiary shall have an additional 180 days after the end of the such initial 365-day period to reinvest such Net Cash Proceeds in accordance with this Section 2.05(b)(ii); and provided, further, however, that any Net Cash Proceeds not subject to such definitive agreement or so reinvested shall be promptly applied to the prepayment of the Loans as set forth in this Section 2.05(b)(ii).

(iii) Upon the incurrence or issuance by the Borrower or any of its Subsidiaries of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to Section 7.02), the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom within five (5) Business Days of receipt thereof by the Borrower or such Subsidiary (such prepayments to be applied as set forth in clause (v) below).

(iv) Upon any Extraordinary Receipt received by or paid to or for the account of the Borrower or any of its Subsidiaries, and not otherwise included in clause (ii) or (iii) of this Section 2.05(b), the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom within ten (10) Business Days of receipt thereof by the Borrower or such Subsidiary (such prepayments to be applied as set forth in clause (v) below); provided, however, that with respect to any proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments, at the election of the Borrower (as notified by the Borrower to the Administrative Agent on or prior to the date of receipt of such insurance proceeds, condemnation awards or indemnity payments), and so long as no Default shall have occurred and be continuing, the Borrower or such Subsidiary may apply within 365 days after the receipt of such cash proceeds to replace or repair the equipment, fixed assets or real property in respect of which such cash proceeds were received and if such Net Cash Proceeds are not so reinvested within such 365-day period but such Net Cash Proceeds are subject to a definitive agreement within such 365-day period to reinvest such Net Cash Proceeds in accordance with this Section 2.05(b)(iv) then the Borrower or such Subsidiary shall have an additional 180 days after the end of the such initial 365-day period to reinvest such Net Cash Proceeds in accordance with this Section 2.05(b)(iv); and provided, further, however, that any cash proceeds not so applied shall be promptly applied to the prepayment of the Loans as set forth in this Section 2.05(b)(iv).

(v) Each prepayment of Loans pursuant to the foregoing provisions of this Section 2.05(b) shall be applied, first, in direct order of maturity to the next four principal repayment installments of the Term Facility (and, to the extent provided in the definitive loan documentation therefor in accordance with Section 2.14, of any Incremental Term Loans) and, thereafter, to the remaining scheduled principal installments of the Term Facility (and, to the extent provided in the definitive loan documentation therefor in accordance with Section 2.14, of any Incremental Term Loans) on a pro rata basis; and, second, upon payment in full of all Term Loans, to the Revolving Credit Facility (without permanent reduction of the Revolving Credit Commitments) in the manner set forth in clause (vii) of this Section 2.05(b). Subject to Section 2.15, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of the relevant Facilities.

(vi) If for any reason the Total Revolving Credit Outstandings at any time exceed the Revolving Credit Facility at such time, the Borrower shall immediately prepay Revolving Credit Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount equal to such excess.

(vii) Except as otherwise provided in Section 2.15, prepayments of the Revolving Credit Facility made pursuant to this Section 2.05(b), first, shall be applied ratably to the L/C Borrowings and the Swing Line Loans, second, shall be applied ratably to the outstanding Revolving Credit Loans, and, third, shall be used to Cash Collateralize the remaining L/C Obligations in full; and, in the case of prepayments of the Revolving Credit Facility required pursuant to this Section 2.05(b), the amount remaining, if any, after the prepayment in full of all L/C Borrowings, Swing Line Loans and Revolving Credit Loans outstanding at such time and the Cash Collateralization of the remaining L/C Obligations in full may be retained by the Borrower for use in the ordinary course of its business. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrower or any other Loan Party or any Defaulting Lender that has provided Cash Collateral) to reimburse the applicable L/C Issuer or the applicable Revolving Credit Lenders, as applicable.

(viii) Notwithstanding any other provisions of this Section 2.05(b) any mandatory prepayments arising under Section 2.05(b)(ii) or (iv) from the receipt of Net Cash Proceeds from any Disposition or Extraordinary Receipts by any Foreign Subsidiary (each, a “Foreign Disposition”) or arising under Section 2.05(b)(i) from Excess Cash Flow directly attributable to Foreign Subsidiaries (“Foreign Excess Cash Flow”) shall not be required to the extent that the repatriation of such Net Cash Proceeds or Foreign Excess Cash Flow would (A) give rise to a material adverse tax consequence or (B) be prohibited or delayed by any requirement of applicable Laws. The Borrower hereby agreeing to use commercially reasonable efforts to cause the applicable Foreign Subsidiary to promptly file any required forms, obtain any necessary consents and take all similar actions reasonably required by the applicable local Laws to permit such repatriation; provided that if such repatriation of any such affected Net Cash Proceeds or Foreign Excess Cash Flow is later permitted under applicable Laws and can be accomplished without material adverse tax consequences, such repatriation shall be effected as promptly as practicable and such repatriated Net Cash Proceeds or Foreign Excess Cash Flow, as applicable, will be promptly after such repatriation applied to the repayment of the Loans pursuant to this Section 2.05(b) to the extent provided herein.

(c) Call Premium.

(i) In the event that, on or prior to the date that is six months after the Closing Date, a Repricing Event occurs with respect to the Initial Term Loans, the Borrower will pay a premium (an “Initial Term Loan Call Premium”), for the ratable account of each Lender that holds Initial Term Loans, in an amount equal to 1.00% of the aggregate principal amount of the Initial Term Loans subject to such Repricing Event (it being understood that any such Initial Term Loan Call Premium with respect to a Repricing Event under clause (b) of the definition of Repricing Event shall be paid to each Non-Consenting Lender that is replaced in such Repricing Event pursuant to Section 10.13). Such Initial Term Loan Call Premium shall be due and payable within three (3) Business Days of the date of the effectiveness of such Repricing Event.

(ii) In the event that, on or prior to the date that is six months after the Amendment and Restatement Effective Date, a Repricing Event occurs with respect to the Tranche B Term Loans, the Borrower will pay a premium (a “Tranche B Term Loan Call Premium”), for the ratable account of each Lender that holds Tranche B Term Loans, in an amount equal to 1.00% of the aggregate principal amount of the Tranche B Term Loans subject to such Repricing Event (it being understood that any such Tranche B Term Loan Call Premium with respect to a Repricing Event under clause (b) of the definition of Repricing Event shall be paid to each Non-Consenting Lender that is replaced in such Repricing Event pursuant to Section 10.13). Such Tranche B Term Loan Call Premium shall be due and payable within three (3) Business Days of the date of the effectiveness of such Repricing Event.

2.06 Termination or Reduction of Commitments.

(a) Optional. The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit, or from time to time permanently reduce the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrower shall not terminate or reduce (A) the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit or (C) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Letter of Credit Sublimit.

(b) Mandatory.

(i) The aggregate Initial Term Commitments shall be automatically and permanently reduced by the amount of the Term Borrowing made on the Closing Date and by the amount of any Term Borrowing made after the Closing Date, in each case pursuant to Section 2.01(a).

(ii) Any unused Term Commitments shall be automatically and permanently reduced to zero on the last day of the applicable Availability Period.

(iii) The Revolving Credit Commitment of each Revolving Credit Lender shall automatically and permanently reduce to $0 on the Maturity Date of the Revolving Credit Facility.

(iv) If after giving effect to any reduction or termination of Revolving Credit Commitments under this Section 2.06, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the Revolving Credit Facility at such time, the Letter of Credit Sublimit or the Swing Line Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.

(c) Application of Commitment Reductions; Payment of Fees.

(i) The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swing Line Sublimit or the Revolving Credit Commitment under this Section 2.06. Upon any reduction of the Revolving Credit Commitments, the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by such Lender’s Applicable Revolving Credit Percentage of such reduction amount. All fees in respect of the Revolving Credit Facility accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination.

(ii) The Administrative Agent will promptly notify the Lenders of any termination or reduction of the unused portion of the aggregate Term Commitments under this Section 2.06. Upon any reduction of the unused portion of the aggregate Term Commitments, the Term Commitment of each Term Lender shall be reduced by such Lender’s ratable portion of such reduction amount.

2.07 Repayment of Loans. (a) Term Loans. The Borrower shall repay to the Term Lenders the aggregate principal amount of all Initial Term Loans outstanding on the following dates in an amount equal to the percentage set forth opposite such date times the aggregate initial principal amount of the Initial Term Loans actually made pursuant to Section 2.01(a) (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05):

Fiscal Quarter Ending	Repayment Percentage
December 31, 2015	0.25%
March 31, 2016 June 30, 2016 September 30, 2016 December 31, 2016	0.25% 0.25% 0.25% 0.25%
March 31, 2017 June 30, 2017 September 30, 2017 December 31, 2017	0.25% 0.25% 0.25% 0.25%
March 31, 2018 June 30, 2018 September 30, 2018 December 31, 2018	0.25% 0.25% 0.25% 0.25%
March 31, 2019 June 30, 2019 September 30, 2019 December 31, 2019	0.25% 0.25% 0.25% 0.25%
March 31, 2020 June 30, 2020 September 30, 2020 December 31, 2020	0.25% 0.25% 0.25% 0.25%
March 31, 2021 June 30, 2021 September 30, 2021 December 31, 2021	0.25% 0.25% 0.25% 0.25%
March 31, 2022 June 30, 2022 September 30, 2022	0.25% 0.25% 0.25%
Maturity Date with respect to the Initial Term Loans	All outstanding principal amount of the Initial Term Loans

In the event that any Incremental Term Loans are made, the Borrower shall repay such Incremental Term Loans on the dates and in the amounts set forth documentation entered into in connection with such Incremental Term Loans, with all outstanding principal amounts of such Incremental Term Loans being made on the applicable Maturity Date thereof.

(b) Revolving Credit Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the applicable Revolving Credit Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all Revolving Credit Loans outstanding on such date.

(c) Swing Line Loans. The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date seven days after such Loan is made and (ii) the Maturity Date for the Revolving Credit Facility.

(d) Tranche B Term Loans. The Borrower shall repay to the Tranche B Term Lenders the aggregate principal amount of all Tranche B Term Loans outstanding on the following dates in an amount equal to the amount set forth opposite such date (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05):

Fiscal Quarter Ending	Repayment Amount
September 30, 2016 December 31, 2016	$ $	1,437,500 1,437,500
March 31, 2017 June 30, 2017 September 30, 2017 December 31, 2017	$ $ $ $	1,437,500 1,437,500 1,437,500 1,437,500
March 31, 2018 June 30, 2018 September 30, 2018 December 31, 2018	$ $ $ $	1,437,500 1,437,500 1,437,500 1,437,500
March 31, 2019 June 30, 2019 September 30, 2019 December 31, 2019	$ $ $ $	1,437,500 1,437,500 1,437,500 1,437,500
March 31, 2020 June 30, 2020 September 30, 2020 December 31, 2020	$ $ $ $	1,437,500 1,437,500 1,437,500 1,437,500
March 31, 2021 June 30, 2021 September 30, 2021 December 31, 2021	$ $ $ $	1,437,500 1,437,500 1,437,500 1,437,500
March 31, 2022 June 30, 2022 September 30, 2022	$ $ $	1,437,500 1,437,500 1,437,500
Maturity Date with respect to the Initial Term Loans		All outstanding principal amount of the Initial Term Loans

2.08 Interest.

(a) Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate for such Facility; (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for such Facility; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for the Revolving Credit Facility.

(b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) While any Event of Default exists and is continuing under Section 8.01(j), the Borrower shall pay interest on all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) Upon the request of the Required Lenders, while any Event of Default exists (other than to the extent set forth in Sections 2.08(b)(i) and (b)(ii) above), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv) While a Financial Covenant Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Total Revolving Credit Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(v) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09 Fees. In addition to certain fees described in Sections 2.03(h) and (i):

(a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, a commitment fee (the “Commitment Fee”) equal to the Applicable Fee Rate times the actual daily amount by which the Revolving Credit Facility exceeds the sum of (i) the Outstanding Amount of Revolving Credit Loans plus (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.15. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate Commitments for purposes of determining the Commitment Fee. The Commitment Fee shall accrue at all times during the relevant Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period for the Revolving Credit Facility. The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Fee Rate separately for each period during such quarter that such Applicable Fee Rate was in effect.

(b) Other Fees.

(i) The Borrower shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. All such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a) All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365 or 366-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Consolidated Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the applicable L/C Issuers, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or any L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or any L/C Issuer, as the case may be, under Section 2.03(c)(iii), Section 2.03(i) or Section 2.08(b) or under Article VIII. The Borrower’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

2.11 Evidence of Debt.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuers hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the applicable L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Appropriate Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make Term Loans and Revolving Credit Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.16, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Borrower or any Affiliate thereof (as to which the provisions of this Section shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Laws, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

2.14 Increase in Commitments.

(a) Request. The Borrower may, from time to time, request by notice to the Administrative Agent (x) one or more increases in the Revolving Credit Facility (each, a “Revolving Credit Increase”) or (y) one or more term loan tranches to be made available to the Borrower (each, an “Incremental Term Loan”; each Incremental Term Loan and each Revolving Credit Increase, collectively, referred to as the “Incremental Increases”); provided that:

(i) the principal amount for all such Incremental Increases in the aggregate since the Closing Date (including the then requested Incremental Increase) shall not exceed $100,000,000;

(ii) unless the Administrative Agent otherwise agrees, any such request for an Incremental Increase shall be in a minimum amount of $25,000,000 (or a lesser amount in the event such amount represents all remaining availability under this Section);

(iii) no Revolving Credit Increase shall (A) increase the Letter of Credit Sublimit without the consent of each L/C Issuer (or, if such increase applies only to certain L/C Issuers pursuant to their agreement, such L/C Issuers) or (B) increase the Swing Line Sublimit without the consent of the Swing Line Lender;

(iv) no Incremental Term Loan shall mature earlier than the Latest Maturity Date then in effect or have a shorter weighted average life to maturity than the remaining weighted average life to maturity of any then-existing series of Term Loans;

(v) each Incremental Term Loan shall (A) rank pari passu in right of payment, prepayment, voting and/or security with the then-existing Term Loans, including sharing in mandatory prepayments under Section 2.05(b) pro rata with the then-existing Term Loans (unless agreed to be paid on a basis less than pro rata with the then-existing Term Loans by the Lenders providing such Incremental Term Loans) and (B) shall have an Applicable Rate or pricing grid as determined by the Lenders providing such Incremental Term Loans and the Borrower; provided, that if the Weighted Average Yield applicable to the Incremental Term Loans made pursuant to this Section 2.14 exceeds the Weighted Average Yield for any then-existing Term Loans by more than 50 basis points per annum (such amount in excess of 50 basis points, hereafter referred to as the “Incremental Excess Yield”), then the Weighted Average Yield with respect to any applicable then-existing Term Loans shall be increased by the Incremental Excess Yield (it being understood that any increase in the Weighted Average Yield of any then-existing Term Loans, may (A) take the form of upfront fees or original issue discount, with such upfront fees or original issue discount being equated to interest margins in a manner determined by the Administrative Agent and consistent with generally accepted financial practice based on an assumed four-year life to maturity or (B) be accomplished by a combination of an increase in the weighted average interest rates, interest rate floors and/or upfront fees or original issue discount) of such Incremental Term Loans made pursuant to this Section 2.14;

(vi) both before and immediately after giving effect to such Incremental Increase, as of the Increase Effective Date, no Default or Event of Default shall exist and be continuing;

(vii) immediately after giving effect to such Incremental Increase, as of the Increase Effective Date, the Borrower shall be in pro forma compliance (after giving effect to the incurrence of such Incremental Increase and the use of proceeds thereof, but disregarding any cash constituting proceeds of such Incremental Increase solely for purposes of determining the Consolidated Net Leverage Ratio in connection with this clause (vii) (assuming, in the case of a

Revolving Credit Increase, that such new Revolving Credit Commitments are fully drawn)) with (x) in the case of a Revolving Credit Increase, the financial covenant contained in Section 7.14 (regardless of whether or not compliance with such ratio was in fact required as of the end of such fiscal quarter pursuant to Section 7.14) and (y) in the case of any Incremental Term Loan, the Consolidated Net Leverage Ratio shall not exceed the Closing Date Consolidated Net Leverage Ratio;

(viii) the representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) as of such earlier date, and except that for purposes of this clause (a)(viii), the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively;

(ix) except as provided above, all other terms and conditions applicable to any Incremental Term Loans, to the extent not consistent with the terms and conditions applicable to the Initial Term Loans, shall be reasonably satisfactory to the Administrative Agent, the applicable Lenders providing such Incremental Term Loan and the Borrower (it being understood that if any terms taken as a whole are adverse to the interests of the existing Lenders, as reasonably determined by the Administrative Agent, then that shall constitute a reasonable basis for the Administrative Agent not to be satisfied with such terms); and

(x) each Incremental Increase shall constitute Obligations hereunder and shall be guaranteed and secured pursuant to the Guarantee and Collateral Agreement and the other Collateral Documents on a pari passu basis with the other Obligations hereunder.

(b) Process for Increase. Incremental Increases may be (but shall not be required to be) provided by any existing Lender, in each case on terms permitted in this Section 2.14 and otherwise on terms reasonably acceptable to the Borrower and the Administrative Agent, or by any other Person that qualifies as an Eligible Assignee (each such other Person, an “Additional Lender”) pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent; provided that (i) the Administrative Agent shall have consented (in each case, such consent not to be unreasonably withheld, delayed or conditioned) to each proposed Additional Lender providing such Incremental Increase to the extent the Administrative Agent would be required to consent to an assignment to such Additional Lender pursuant to Section 10.06(b)(iii) and (ii) in the case of any Revolving Credit Increase, the L/C Issuer and the Swing Line Lender shall have consented (in each case, such consent not to be unreasonably withheld, delayed or conditioned) to each such Lender or proposed Additional Lender providing such Revolving Credit Increase if such consent by the L/C Issuer or the Swing Line Lender, as the case may be, would be required under Section 10.06(b)(iii) for an assignment of Revolving Credit Loans or Revolving Credit Commitments to such Lender or proposed Additional Lender; provided further that the Borrower shall not be required to offer or accept commitments from existing Lenders for any Incremental Increase. No Lender shall have any obligation to increase its Revolving Credit Commitment, increase its Term Commitment or Term Loans or participate in any Incremental Term Loan, as the case may be, and no consent of any Lender, other than the Lenders agreeing to provide any portion of an Incremental Increase, shall be required to effectuate such Incremental Increase.

(c) Effective Date and Allocations. The Administrative Agent and the Borrower shall determine the effective date of any Incremental Increase (the “Increase Effective Date”), which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such Incremental Increase and the Increase Effective Date.

(d) Conditions to Effectiveness of Increase.

(i) As a condition precedent to each Incremental Increase, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower and, if reasonably determined by the Administrative Agent to be necessary or desirable under applicable Laws with respect to the Guarantee and Collateral Agreement of a Guarantor, of each such Guarantor, dated as of the Increase Effective Date, signed by a Responsible Officer of the Borrower or Guarantor and (A) certifying and attaching the resolutions adopted by the Borrower or Guarantor approving or consenting to such Incremental Increase (which, with respect to any such Loan Party, may, if applicable, be the resolutions entered into by such Loan Party in connection with the incurrence of the Obligations on the Closing Date) and (B) certifying that (1) both before and immediately after giving effect to such Incremental Increase, as of the Increase Effective Date no Default or Event of Default shall exist and be continuing, (2) immediately after giving effect to such Incremental Increase, as of the Increase Effective Date, the Borrower shall be in pro forma compliance (after giving effect to the incurrence of such Incremental Increase and the use of proceeds thereof, but disregarding any cash constituting proceeds of such Incremental Increase solely for purposes of determining the Consolidated Net Leverage Ratio in connection with clause (a)(vii) above (assuming, in the case of a Revolving Credit Increase, that such new Revolving Credit Commitments are fully drawn)) with (x) in the case of a Revolving Credit Increase, the financial covenant contained in Section 7.14 (regardless of whether or not compliance with such ratio was in fact required as of the end of such fiscal quarter pursuant to Section 7.14) and (y) in the case of any Incremental Term Loan, the Consolidated Net Leverage Ratio shall not exceed the Closing Date Consolidated Net Leverage Ratio and (3) the representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) as of such earlier date, and except that for purposes of this clause (i)(B)(3), the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively. In addition, as a condition precedent to each Incremental Increase, the Borrower shall deliver or cause to be delivered such other officer’s certificates, Organization Documents and legal opinions of the type delivered on the Closing Date as are reasonably requested by, and in form and substance reasonably satisfactory to, the Administrative Agent.

(ii) Each Revolving Credit Increase shall have the same terms as the outstanding Revolving Credit Loans and be part of the existing Revolving Credit Facility hereunder. Upon each Revolving Credit Increase (x) each Revolving Credit Lender having a Revolving Credit Commitment immediately prior to such increase will automatically and without further act be deemed to have assigned to each Revolving Credit Lender providing a portion of the Revolving Credit Increase (each, a “Revolving Credit Increase Lender”) in respect of such increase, and each such Revolving Credit Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (1) participations hereunder in Letters of Credit and (2) participations hereunder in Swing Line Loans, will, in each case, equal each Revolving Credit Lender’s Applicable Revolving Credit Percentages (after giving effect to such increase in the Revolving Credit Facility) and (y) if, on the date of such increase there are any Revolving Credit Loans outstanding, the Revolving Credit Lenders shall make such payments among themselves as the Administrative Agent may reasonably request to the extent necessary to keep the outstanding Revolving Credit Loans ratable with any revised Applicable Revolving Credit Percentages arising from such Revolving Credit Increase, and the Borrower shall pay to the applicable Lenders any amounts required to be paid pursuant to Section 3.05 in connection with such payments among the Revolving Credit Lenders as if such payments were effected by prepayments of Revolving Credit Loans.

(iii) To the extent that any Incremental Increase shall take the form of an Incremental Term Loan, this Agreement may be amended to the extent necessary (without the need to obtain the consent of any Lender or any L/C Issuer other than the Lenders providing such Incremental Term Loans), in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, to include such terms as are customary for a term loan commitment, including mandatory prepayments, assignments and voting provisions; provided that (i) if any terms taken as a whole are adverse to the material interests of the existing Lenders, as reasonably determined by the Administrative Agent, then that shall constitute a reasonable basis for the Administrative Agent not to be satisfied with such terms or amendment and (ii) no such terms or amendment shall contravene any of the terms of the then existing Loan Documents. On any Increase Effective Date on which any Incremental Increase in the form of an Incremental Term Loan is effective, subject to the satisfaction of the terms and conditions in this Section 2.14, each Lender of such Incremental Term Loan shall make an amount equal to its commitment to such Incremental Term Loan available to the Borrower, in a manner consistent with Borrowings hereunder.

(iv) As a condition precedent to each Incremental Increase, all fees and expenses relating to each Incremental Increase, to the extent due and payable, shall have been paid in full.

(e) Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

(f) Amendment and Restatement Effective Date Incremental Increases. As of the Amendment and Restatement Effective Date and after giving effect to the 2016 Revolving Credit Increase (as defined in the Amendment and Restatement Agreement), the aggregate principal amount of Incremental Increases since the Closing Date is $83,000,000.

2.15 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Laws:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01 and in the definition of “Required Lender”.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuers or Swing Line Lender hereunder; third, to Cash Collateralize each L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.16; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize each L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.16; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.16.

(C) With respect to any fee payable under Section 2.09(a) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B)

above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time) and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Laws, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.16.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, Swing Line Lender and the L/C Issuers agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided further that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.16 Cash Collateral.

(a) Certain Credit Support Events. If (i) an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Borrower shall be required to provide Cash Collateral pursuant to Section 8.02(c) or (iv) there shall exist a Defaulting Lender, the Borrower shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases), following any request by the Administrative Agent or an L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by the Defaulting Lender). If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the applicable L/C Issuer.

(b) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the applicable L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at SunTrust Bank. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.16 or Sections 2.03, 2.04, 2.05, 2.15 or 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the determination by the Administrative Agent and the applicable L/C Issuer that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the applicable L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes. (a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Law (as determined in the good faith discretion of the Administrative Agent) requires the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions and withholdings applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii) If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions and withholdings applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Laws, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Tax Indemnifications. (i) The Borrower shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an L/C Issuer (with a copy to the Administrative Agent, or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error. The Borrower shall, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or an L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.

(ii) Each Lender and each L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or such L/C Issuer (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (y) the Administrative Agent and the Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Borrower, as applicable, against any Excluded Taxes attributable to such Lender or such L/C Issuer, in each case, that are payable or paid by the Administrative Agent or the Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and each L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d) Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an L/C Issuer, or have any obligation to pay to any Lender or an L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

(g) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or an L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03 Inability to Determine Rates. If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof, (a) the Administrative Agent determines that (i) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, or (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (a)(i) above, “Impacted Loans”), or (b) the Administrative Agent or the Required Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods) and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent upon the instruction of the Required Lenders revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this section, the Administrative Agent, in consultation with the Borrower and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this section, (2) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.

3.04 Increased Costs; Reserves on Eurodollar Rate Loans. (a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or any L/C Issuer;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or, in the case of clause (ii) above, any Loan), or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided that the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. Each Lender may fund any Borrowing through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Borrowing in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower such Lender or such L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, and in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 10.13.

3.07 Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV

CONDITIONS PRECEDENT TO CLOSING AND BORROWING

4.01 Conditions of Closing and Initial Borrowing. The effectiveness of this Agreement and the obligation of each Lender and each L/C Issuer to make its Loans on the Closing Date are subject to satisfaction of the following conditions precedent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:

(i) executed counterparts of this Agreement and the Guaranty;

(ii) (A) a Revolving Credit Note executed by the Borrower in favor of each Revolving Credit Lender requesting a Revolving Credit Note, and (B) a Term Note executed by the Borrower in favor of each Term Lender requesting a Term Note;

(iii) a security agreement (together with each other security agreement and security agreement supplement delivered pursuant to Section 6.12, in each case as amended, the “Security Agreement”), duly executed by each Loan Party, together with:

(A) certificates and instruments representing the Collateral consisting of Certificated Securities or Instruments (each such term as defined in the UCC) accompanied by undated stock powers, allonges or instruments of transfer executed in blank;

(B) proper UCC financing statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreement, covering the Collateral described in the Security Agreement;

(C) certified copies of UCC, United States Patent and Trademark Office and United States Copyright Office, tax and judgment lien searches, or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents (together with copies of such financing statements and documents) that name any Loan Party as debtor and that are filed in those state and county jurisdictions in which any Loan Party is organized or maintains its principal place of business and such other searches that the Administrative Agent deems necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Collateral Documents (other than Liens permitted under Section 7.01);

(D) the Deposit Account Control Agreements and the Securities Account Control Agreement, in each case as referred to in the Security Agreement and duly executed by the appropriate parties; and

(E) evidence that all other actions, recordings and filings that the Administrative Agent may deem necessary or desirable in order to perfect or protect the Liens created under the Security Agreement has been taken (including receipt of duly executed payoff letters, UCC-3 termination statements, evidence and endorsement of insurance policies and landlords’ and bailees’ waiver and consent agreements);

(iv) a Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement (collectively, and together with each other intellectual property security agreement delivered pursuant to Section 6.12, in each case as amended, the “Intellectual Property Security Agreements” and each, individually, an “Intellectual Property Security Agreement”), duly executed by each Loan Party, together with evidence that all action that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Intellectual Property Security Agreement has been taken;

(v) such resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

(vi) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that the Borrower and each other Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(vii) a favorable opinion of (A) Husch Blackwell LLP, counsel to the Loan Parties, and (B) appropriate local counsel to the Loan Parties (which counsel shall be reasonably satisfactory to the Administrative Agent), in each case addressed to the Administrative Agent, each L/C Issuer and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;

(viii) a certificate signed by a Responsible Officer of the Borrower (A) certifying that (1) each of the representations and warranties contained in Article V hereof, in each other Loan Document and in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (or, if any such representation or warranty is by its terms qualified by concepts of materiality or reference to Material Adverse Effect, such representation or warranty shall be true and correct in all respects) on and as of the Closing Date; provided that, in the case of the Company and its Subsidiaries, the only such representations and warranties the accuracy of which shall be a condition to the availability of the Loans on the Closing Date shall be the Specified Representations; (2) each of the Specified Purchase Agreement Representations shall be true and correct to the extent provided in, and subject to, Section 7.02(a) of the Closing Date Acquisition Agreement; and (3) since May 31, 2015, there shall not have been any Company Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, would reasonably be expected to result in a Company Material Adverse Effect and (B) either (1) attaching copies of all consents, licenses and approvals required in connection with the consummation by such Loan Party of the Transaction and the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (2) stating that no such consents, licenses or approvals are so required;

(ix) unaudited consolidated balance sheets and related consolidated statements of income and cash flows for the fiscal quarter ended June 30, 2015 and each fiscal quarter ended after June 30, 2015 and at least 45 days prior to the Closing Date (if any) of (A) the Borrower and its Subsidiaries, on a consolidated basis (collectively, the “Borrower Interim Financial Statements”) and (B) the Company and its Subsidiaries, on a consolidated basis (the “Company Interim Financial Statements”) and the Audited Financial Statements;

(x) a pro forma consolidated balance sheet as of the last day of the most recent fiscal quarter ended June 30, 2015 and related pro forma consolidated statements of income and cash flows of the Borrower and its Subsidiaries as of and for the most recent four fiscal quarter period ended June 30, 2015, prepared (after giving effect to the Transactions and the incurrence and repayment of Indebtedness related thereto) as if all of the Transactions occurring on the Closing Date had occurred as of the last day of such four-quarter period (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements), in each case calculated in accordance with GAAP and Regulation S-X of the Securities Act of 1933 (the “Borrower Pro Forma Financial Statements”);

(xi) the then most recent five-year forecasts prepared by management of the Borrower (after giving effect to the Transactions and the incurrence and repayment of Indebtedness related thereto) of consolidated balance sheets and statements of income or operations and cash flows of the Borrower and its Subsidiaries on a quarterly basis for the first year following the Closing Date and on an annual basis thereafter;

(xii) a certificate of a Financial Officer of the Borrower attesting (A) to the Solvency of the Borrower and its Subsidiaries on a consolidated basis (after giving effect to the Transactions and the incurrence and repayment of Indebtedness related thereto) and (B) that the Borrower Pro Forma Financial Statements and forecasts required under this Section 4.01(a) accurately present the pro forma financial position of the Borrower and its Subsidiaries in accordance with GAAP and Regulation S-X of the Securities Act of 1933 (and in any event after giving effect to the Transactions and the incurrence and repayment of Indebtedness related thereto);

(xiii) evidence (including customary payoff letters) that all Existing Indebtedness has been, or concurrently with the funding of the Loans will be, repaid in full, all commitments thereunder have been, or concurrently with the funding of the Loans will be, terminated, and all Liens securing obligations thereunder have been, or substantially concurrently with the funding of the Loans will be, released;

(xiv) if the Borrower selects the Eurodollar Rate for the Borrowing on the Closing Date, a Funding Indemnity Letter;

(xv) a Committed Loan Notice in accordance with the requirements hereof; and

(xvi) an executed funds flow statement with respect to all Loans to be advanced on the Closing Date and all other Transactions to occur on the Closing Date.

Notwithstanding anything to the contrary in this clause (a), to the extent that any security interests in any Collateral or any deliverable related to the perfection of a security interest in any Collateral (other than (1) grants of security interests in Collateral subject to the Uniform Commercial Code (and the equivalent law or statute in the relevant foreign jurisdictions) that may be perfected by the filing of Uniform Commercial Code financing statements (and the equivalents thereof in any relevant foreign jurisdiction), (2) the delivery of stock certificates (or the equivalent thereof) evidencing certificated stock (or other Equity Interests) that is part of the Collateral and (3) the filing of Intellectual Property Security Agreements with the United States Patent and Trademark Office or the United States Copyright Office, as applicable) is not or cannot be perfected on the Closing Date after the Borrower’s use of commercially reasonable efforts to do so, the perfection of security interests therein shall not constitute a condition precedent to the availability of the Loans on the Closing Date, but shall be required to be completed after the Closing Date pursuant to Section 6.17.

(b) The Borrower and each of the other Loan Parties shall have provided to the Administrative Agent and the Lenders the documentation and other information requested by the Administrative Agent or any Lender at least three (3) Business Days prior to the Closing Date in order to comply with requirements of the PATRIOT Act, applicable “know your customer” and anti-money laundering rules and regulations;

(c) The Borrower shall have paid (i) all fees required to be paid to the Administrative Agent and the Arrangers on or before the Closing Date (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent), plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent) and (ii) all fees required to be paid to the Lenders on or before the Closing Date;

(d) (i) The Related Documents shall each be in full force and effect and the Arrangers shall have received a true, correct and fully executed copy of each of the Related Documents (certified by a Responsible Officer of the Borrower to be true, correct and complete);

(ii) The Closing Date Acquisition shall have been consummated in accordance with the terms of the Closing Date Acquisition Agreement (without giving effect to any amendment, modification, consent or waiver (including, without limitation, any updates to the exhibits, annexes and schedules thereto) that is materially adverse to the interests of the Lenders (in their capacity as such), either individually or in the aggregate, without the prior written consent of the Administrative Agent and the Lenders) and in compliance with applicable Laws and regulatory and required third party approvals;

(e) Each of the representations and warranties contained in Article V hereof, in each other Loan Document and in any other document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (or, if any such representation or warranty is by its terms qualified by concepts of materiality or reference to Material Adverse Effect, such representation or warranty shall be true and correct in all respects); provided that, in the case of the Company and its Subsidiaries, the only such representations and warranties the accuracy of which shall be a condition to the availability of the Loans on the Closing Date shall be the Specified Representations;

(f) Each of the Specified Closing Date Acquisition Agreement Representations shall be true and correct;

(g) Since May 31, 2015, there shall not have been any Company Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, would reasonably be expected to result in a Company Material Adverse Effect; and

(h) A detailed calculation, in form satisfactory to the Administrative Agent, of the Consolidated Net Leverage Ratio and Consolidated Secured Leverage Ratio, in each case, on a Pro Forma Basis after giving effect to the Transactions.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02 Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

(a) Except with respect to Credit Extensions on the Closing Date, the representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in clauses (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c) The Administrative Agent and, if applicable, the L/C Issuers or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent, the L/C Issuers and the Lenders that:

5.01 Corporate Existence; Subsidiaries; Foreign Qualification. Each Loan Party and each of its Subsidiaries is duly incorporated or organized (as the case may be), validly existing and in good standing (or comparable concept in the applicable jurisdiction) under the laws of its state or jurisdiction of incorporation or organization, and is duly qualified and authorized to do business and is in good standing (or comparable concept in the applicable jurisdiction) as a foreign entity in the jurisdictions set forth opposite its name on Schedule 5.01 hereto, which are all of the states or jurisdictions where the character of its property or its business activities makes such qualification necessary, except where a failure to so qualify, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Each Foreign Subsidiary is validly existing under the laws of its jurisdiction of organization. Schedule 5.01 hereto sets forth, as of the Closing Date, each Subsidiary of each Loan Party (and whether such Subsidiary is an Inactive Subsidiary, Immaterial Subsidiary, Foreign Subsidiary or Loan Party), its state (or jurisdiction) of formation, its registered office or similar concept if a foreign organization, its relationship to such Loan Party, including the percentage of each class of stock or other Equity Interest owned, directly or indirectly, by a Loan Party, each Person that owns the stock or other Equity Interest of each Loan Party, the location of its chief executive office and its principal place of business. The Borrower, directly or indirectly, owns all of the Equity Interests of each of its Subsidiaries (excluding directors’ qualifying shares and, in the case of Foreign Subsidiaries, other nominal amounts of shares held by a Person other than a Loan Party).

5.02 Corporate Authority. Each Loan Party has the right and power and is duly authorized and empowered to enter into, execute and deliver the Loan Documents to which it is a party and to perform and observe the provisions of the Loan Documents. Each Loan Party has duly executed and delivered the Loan Documents to which it is a party. The Loan Documents to which each Loan Party is a party have been duly authorized and approved by Loan Party’s board of directors or other governing body, as applicable, and are the valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms. The execution, delivery and performance of the Loan Documents do not conflict with, result in a breach in any of the provisions of, constitute a default under, or result in the creation of a Lien (other than Liens permitted under Section 7.01 hereof) upon any assets or property of any Loan Party under the provisions of, (a) such Loan Party’s Organization Documents, (b) the New Notes Documents, (c) any material agreement to which any Loan Party is a party, (d) any order, injunction, writ or decree of any Governmental Authority or (e) any Law, except with respect to any conflict, breach, default or violation referred to in clauses (d) and (e) above, solely to the extent that such conflicts, breaches, defaults or violations, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

5.03 Governmental Authorization; Other Consents. Each Loan Party and each of their Subsidiaries:

(a) holds permits, certificates, licenses, orders, registrations, franchises, authorizations, and other approvals from any Governmental Authority necessary for the conduct of its business and is in compliance with all applicable laws relating thereto, except where the failure to do so, either individually or in the aggregate, would not have a Material Adverse Effect;

(b) is in compliance with all federal, state, local, or foreign applicable statutes, rules, regulations, and orders including, without limitation, those relating to environmental protection, occupational safety and health, and equal employment practices, except where the failure to be in compliance, either individually or in the aggregate, would not have a Material Adverse Effect;

(c) is not in violation of or in default under any agreement to which it is a party or by which its assets are subject or bound, except with respect to any violation or default that, either individually or in the aggregate, would not have a Material Adverse Effect; and

(d) is in material compliance with all applicable Bank Secrecy Act (“BSA”) and anti-money laundering laws and regulations.

5.04 Litigation and Administrative Proceedings. Except as disclosed on Schedule 5.04 hereto, there are (a) no lawsuits, actions, investigations, examinations or other proceedings pending or threatened in writing against any Loan Party or any of their Subsidiaries, or in respect of which any Loan Party or any of their Subsidiaries may have any liability, in any court or before or by any Governmental Authority, arbitration board or other tribunal, (b) no orders, writs, injunctions, judgments, or decrees of any court or Governmental Authority to which any Loan Party or any of their Subsidiaries is a party or by which the property or assets of any Loan Party or any of their Subsidiaries are bound, and (c) no grievances, disputes, or controversies outstanding with any union or other organization of the employees of any Loan Party or any of their Subsidiaries, or threats of work stoppage, strike, or pending demands for collective bargaining, that, as to (a) through (c) above, if violated or determined adversely, either individually or in the aggregate, would have a Material Adverse Effect.

5.05 Title to Assets. Each Loan Party and each of their Subsidiaries has good title to and ownership of all material property it purports to own, which property is free and clear of all Liens, except those permitted under Section 7.01 hereof. As of the Closing Date, the Loan Parties and their Subsidiaries own the real property listed on Schedule 5.05 hereto.

5.06 Liens and Security Interests. On and after the Closing Date, except for Liens permitted pursuant to Section 7.01 hereof, (a) there is and will be no financing statements or similar notice of Lien outstanding covering any personal property of any Loan Party or any Subsidiary thereof; (b) there is and will be no mortgage or deed or hypothec outstanding covering any real property of any Loan Party or any Subsidiary thereof; and (c) no real or personal property of any Loan Party or any Subsidiary thereof is subject to any Lien of any kind. The Administrative Agent has a valid and enforceable and, subject to the last paragraph of Section 4.01(a) perfected first-priority Lien on the Collateral (subject to the priority of any Liens permitted under Section 7.01). No Loan Party or any Subsidiary thereof has entered into any contract or agreement (other than a contract or agreement entered into in connection with the purchase or lease of fixed assets that prohibits Liens on such fixed assets) that exists on or after the Closing Date that would prohibit the Administrative Agent or the Lenders from acquiring a Lien on, or a collateral assignment of, any of the property or assets of any Loan Party or any Subsidiary thereof.

5.07 Tax Returns. All federal, state, provincial and local tax returns and other reports required by law to be filed in respect of the income, business, properties and employees of each Loan Party and each of their Subsidiaries have been filed and all taxes, assessments, fees and other governmental charges that are due and payable have been paid, except as otherwise permitted herein. The provision for taxes on the books of each Loan Party and each Subsidiary thereof is adequate for all years not closed by applicable statutes and for the current fiscal year.

5.08 Environmental Laws. Except where non-compliance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, each Loan Party and each Subsidiary is in compliance with all applicable Environmental Laws, including, without limitation, all Environmental Laws in all jurisdictions in which any Loan Party or any Subsidiary thereof owns or operates, or has owned or operated, a facility or site, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other wastes, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise. No material litigation or proceeding arising under, relating to or in connection with any Environmental Law or Environmental Permit is pending or, to the knowledge of each Loan Party and each Subsidiary thereof, threatened, against any Loan Party or any Subsidiary thereof, any real property in which any Loan Party or any Subsidiary thereof holds or has held an interest or any past or present operation of any Loan Party or any Subsidiary thereof. No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or has occurred (other than those that are currently being remediated in accordance with Environmental Laws), on, under or to any real property in which any Loan Party or any Subsidiary thereof holds any interest or performs any of its operations, in material violation of or which result in material liability under any Environmental Law. As used in this Section 5.08, “litigation or proceeding” means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any Governmental Authority or private Person, or otherwise.

5.09 Locations. As of the Closing Date, the Loan Parties have places of business or maintain their accounts, inventory and equipment at the locations (including third party locations) set forth on Schedule 5.09 hereto, and each Loan Party’s chief executive office is set forth on Schedule 5.09 hereto. Schedule 5.09 hereto further specifies whether each location, as of the Closing Date, (a) is owned by the Loan Parties, or (b) is leased by a Loan Party from a third party, and, if leased by a Loan Party from a third party, if a landlord’s waiver has been requested. As of the Closing Date, Schedule 5.09 hereto correctly identifies the name and address of each third party location where a material portion of the assets of the Loan Parties are located.

5.10 Continued Business. There exists no actual, pending, or, to each Loan Party’s and each of their Subsidiaries’ knowledge, any threatened termination, cancellation or limitation of, or any modification or change in the business relationship of any Loan Party or any Subsidiary thereof and any customer or supplier, or any group of customers or suppliers, whose purchases or supplies, individually or in the aggregate, are material to the business of any Loan Party or any Subsidiary, and there exists no present condition or state of facts or circumstances that would prevent a Loan Party or a Subsidiary from conducting such business or the transactions contemplated by this Agreement in substantially the same manner in which it was previously conducted.

5.11 Employee Benefits Plans.

(a) US Employee Benefit Plans. Schedule 5.11 hereto identifies each Plan as of the Closing Date. No ERISA Event has occurred or is expected to occur with respect to a Plan. Full payment has been made of all amounts that the Borrower and each ERISA Affiliate is required, under applicable Laws or under the governing documents, to have paid as a contribution to or a benefit under each Plan. The liability of the Borrower and each ERISA Affiliate with respect to each Plan has been fully funded based upon reasonable and proper actuarial assumptions, has been fully insured, or has been fully reserved for on its financial statements. No changes have occurred or are expected to occur that would cause a material increase in the cost of providing benefits under any Plan. With respect to each Plan that is intended to be qualified under Code Section 401(a), (a) the Plan and any associated trust operationally comply with the applicable requirements of Code Section 401(a); (b) the Plan and any associated trust have been amended to comply with all such requirements as currently in effect, other than those requirements for which a retroactive amendment can be made within the “remedial amendment period” available under Code Section 401(b) (as extended under Treasury Regulations and other Treasury pronouncements upon which taxpayers may rely); (c) the Plan and any associated trust have received a favorable determination letter or opinion letter from the IRS stating that the Plan qualifies under Code Section 401(a), that the associated trust qualifies under Code Section 501(a) and, if applicable, that any cash or deferred arrangement under the Plan qualifies under Code Section 401(k), unless the Plan was first adopted at a time for which the above-described “remedial amendment period” has not yet expired; (d) the Plan currently satisfies the requirements of Code Section 410(b), subject to any retroactive amendment that may be made within the above-described “remedial amendment period”; and (e) no contribution made to the Plan is subject to an excise tax under Code Section 4972. With respect to any Pension Plan, the “accumulated benefit obligation” of the Borrower or any ERISA Affiliate with respect to the Pension Plan (as determined in accordance with Statement of Accounting Standards No. 87, “Employers’ Accounting for Pensions”) does not exceed the fair market value of Pension Plan assets. Neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA. Except as could not reasonably be expected to result in a Material Adverse Effect, (i) each Plan is in compliance with applicable provisions of ERISA, the Code, and other applicable Laws, (ii) there are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan and (iii) there has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.

(b) Foreign Pension Plan and Benefit Plans. As of the Closing Date, Schedule 5.11 hereto lists all Foreign Benefit Plans and Foreign Pension Plans currently maintained or contributed to by a Loan Party, any Subsidiary thereof or any Foreign Subsidiaries. The Foreign Pension Plans are duly registered under all applicable Laws which require registration and are approved for tax purposes by the relevant tax authorities in the jurisdiction in which such Foreign Pension Plans are registered. Each Loan Party,

Subsidiary thereof and any appropriate Foreign Subsidiaries have complied with and performed all of its obligations under and in respect of the Foreign Pension Plans and Foreign Benefit Plans under the terms thereof, any funding agreements and all applicable laws (including any fiduciary, funding, investment and administration obligations) except to the extent as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All employer and employee payments, contributions or premiums to be remitted, paid to or in respect of each Foreign Pension Plan or Foreign Benefit Plan have been paid in a timely fashion in accordance with the terms thereof, any funding agreement and all applicable laws except to the extent the failure to do so, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. There are no outstanding actions or suits concerning the assets of the Foreign Pension Plans or the Foreign Benefit Plans. Each of the Foreign Pension Plans is fully funded on an ongoing basis (using actuarial methods and assumptions as of the date of the valuations last filed with the applicable Governmental Authorities and that are consistent with generally accepted actuarial principles).

5.12 Consents or Approvals. No consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person is required to be obtained or completed by any Loan Party in connection with the execution, delivery or performance of any of the Loan Documents, that has not already been obtained or completed.

5.13 Solvency. The Borrower has received consideration that is the reasonable equivalent value of the obligations and liabilities that the Borrower has incurred to Administrative Agent and the Lenders. As of the Closing Date and as of the Amendment and Restatement Effective Date, each Loan Party is, individually and collectively with its Subsidiaries on a consolidated basis, Solvent.

5.14 Financial Statements; No Material Adverse Effect. The Audited Financial Statements, the Borrower Interim Financial Statements and the Company Interim Financial Statements, furnished to the Administrative Agent and the Lenders, are true and complete, have been prepared in accordance with GAAP, and fairly present the financial condition of the Borrower and its Subsidiaries and the Company and its Subsidiaries, as applicable, as of the dates of such financial statements and the results of their operations for the periods then ending. Since the dates of such Borrower Interim Financial Statements, there has been no material adverse change in the Borrower’s or any of its Subsidiary’s financial condition, properties or business or any change in any Borrower’s or any of its Subsidiary’s accounting procedures. Since the dates of such Company Interim Financial Statements, there has been no material adverse change in the Company’s or any of its Subsidiary’s financial condition, properties or business or any change in any Company’s or any of its Subsidiary’s accounting procedures. Since December 31, 2014, there has been no event or circumstance either individually or in the aggregate that has had or would reasonably be expected to have a Material Adverse Effect.

5.15 Regulations. No Loan Party or Subsidiary thereof is engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “margin stock” (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States). Neither the granting of the Loans (or any conversion thereof) nor the use of the proceeds of the Loans will violate, or be inconsistent with, the provisions of Regulation T, U or X or any other Regulation of such Board of Governors. Following the application of the proceeds of the Loans, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 7.01, Section 7.05 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or Affiliate of a Lender relating to Indebtedness within the scope of Section 8.01(e) will be margin stock.

5.16 Material Agreements. Except as disclosed on Schedule 5.16 hereto, as of the Closing Date, no Loan Party or Subsidiary thereof is a party to any (a) debt instrument (excluding the Loan

Documents and the New Notes Documents); (b) lease (capital, operating or otherwise), whether as lessee or lessor thereunder; (c) contract, commitment, agreement, or other arrangement involving the purchase or sale of any inventory by it, or the license of any right to or by it; (d) contract, commitment, agreement, or other arrangement with any of its “Affiliates” (as such term is defined in the Securities Exchange Act of 1934, as amended) other than a Loan Party or a Subsidiary thereof; (e) management or employment contract or contract for personal services with any of its Affiliates that is not otherwise terminable at will or on less than ninety (90) days’ notice without liability; (f) collective bargaining agreement; or (g) other contract, agreement, understanding, or arrangement with a third party; that, as to subsections (a) through (g), above, if violated, breached, or terminated for any reason, either individually or in the aggregate, would have or would be reasonably expected to have a Material Adverse Effect.

5.17 Intellectual Property. Each Loan Party and each Subsidiary thereof owns, or has the right to use, all of the material patents, patent applications, industrial designs, designs, trademarks, service marks, copyrights, trade secrets, software and rights with respect to the foregoing necessary for the conduct of its business without any known conflict with the rights of others. Schedule 5.17 hereto sets forth all patents, trademarks, registered copyrights, service marks, and material license agreements owned by each Loan Party or Subsidiary or to which a Loan Party or Subsidiary is a party as of the Amendment and Restatement Effective Date.

5.18 Insurance. Each Loan Party and each Subsidiary thereof maintains with financially sound and reputable insurers (or is self-insured) insurance with coverage and limits as required by Law and as is customary with Persons engaged in the same businesses as the Loan Parties and their Subsidiaries. Schedule 5.18 hereto sets forth all insurance carried by the Loan Parties and their Subsidiaries on the Closing Date, setting forth in detail the amount and type of such insurance as of the Closing Date.

5.19 Casualty, Etc. Neither the businesses nor the properties of any Loan Party or any Subsidiary thereof are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), condemnation or eminent domain proceeding that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

5.20 Labor Matters. There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any of its Subsidiaries as of the Closing Date and neither the Borrower nor any Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

5.21 OFAC; Anti-Money Laundering; FCPA.

(a) No Loan Party, nor any of their Subsidiaries, nor, to the knowledge of any Loan Party, any Related Party, (i) is currently the subject of any Sanctions, (ii) is located, organized or residing in any Designated Jurisdiction or (iii) is or has been (within the previous five (5) years) engaged in any transaction with any Person who is now or was then the subject of Sanctions or who is located, organized or residing in any Designated Jurisdiction. No Loan or Letter of Credit, nor the proceeds from any Loan or Letter of Credit, has been used, directly or indirectly, to lend, contribute, provide or has otherwise made available to fund any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or in any other manner that will result in any violation by any Person (including any Lender, the Arrangers, the Administrative Agent, any L/C Issuer or the Swing Line Lender) of Sanctions.

(b) To the Borrower’s knowledge after making due inquiry, no Loan Party or Subsidiary (i) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, money laundering or terrorist-related activities under any applicable Laws, including, without limitation, the PATRIOT Act (collectively, “AML / Terrorist Laws”), (ii) has been assessed civil penalties under any AML / Terrorist Laws or (iii) has had any of its funds seized or forfeited in an action under any AML / Terrorist Laws. Each Loan Party has taken reasonable measures appropriate to the circumstances (in any event as required by applicable Laws) to seek to ensure that such Loan Party and each of its Subsidiaries is in compliance with all AML / Terrorist Laws applicable to it.

(c) None of the Borrower or any of its Subsidiaries (or, to the knowledge of the Borrower, any director, officer, agent, employee, Affiliate of, or other person associated with or acting on behalf of the Borrower or any of their respective Subsidiaries) has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

5.22 Certain Treasury Regulation Matters. The Borrower does not intend to treat the Loans and related transactions as being a “reportable” transaction (within the meaning of Treasury Regulation 1.6011-4). The Borrower acknowledges that the Administrative Agent and one or more of the Lenders may treat its Loans as part of a transaction that is subject to Treasury Regulation Section 301.6112-1 to the extent that the Borrower’s application of the proceeds of the Loans requires the same and the Administrative Agent and such Lender or Lenders, as applicable, may, in connection therewith, maintain such lists and other records as they may determine is required by such Treasury Regulation.

5.23 Deposit Accounts; Securities Accounts. Schedule 5.23 hereto lists all banks and other financial institutions at which any Loan Party maintains deposit, securities or other accounts as of the Closing Date, and Schedule 5.23 hereto correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

5.24 Accurate and Complete Statements. No report, financial statement, certificate or other information furnished by or on behalf of any Loan Party or any Subsidiary to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of a material fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading; provided that (a) no representation is made with respect to general economic or industry information and (b) with respect to projected and pro forma financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions reasonably believed by the Borrower to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.

5.25 [Reserved].

5.26 Investment Company. No Loan Party or Subsidiary thereof is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

5.27 Defaults. No Default exists hereunder, nor will any begin to exist immediately after the execution and delivery hereof.

5.28 Senior Debt Status. The Obligations (a) rank at least pari passu in right of payment with all material senior Indebtedness of Borrower and its Subsidiaries and (b) are designated as “Senior Indebtedness”, “Designated Senior Debt” or such similar term under all instruments and documents relating to all Subordinated Indebtedness and all senior unsecured Indebtedness of such Person.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification obligations not then due) or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Subsidiary to:

6.01 Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a) within ninety-five (95) days after the end of each fiscal year of the Borrower (commencing with the fiscal year ending December 31, 2015), an annual audit report of the Borrower and its Subsidiaries for that year prepared on a consolidated basis, in accordance with GAAP, and certified by an unqualified opinion of an independent public accountant satisfactory to the Administrative Agent, which report shall include balance sheets and statements of income (loss), stockholders’ equity and cash-flow for that period;

(b) within fifty (50) days after the end of each of the first three fiscal quarter periods of each fiscal year of the Borrower (commencing with the fiscal quarter ending September 30, 2015), balance sheets of the Borrower and its Subsidiaries as of the end of such period and statements of income (loss), stockholders’ equity and cash flow for the quarter and fiscal year to date periods, setting forth in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all prepared on a consolidated basis, in accordance with GAAP, and certified by a Responsible Officer of the Borrower; and

(c) within forty-five (45) days after the end of each fiscal year of the Borrower, an annual business plan and budget of the Borrower and its Subsidiaries on a consolidated basis, including forecasts prepared by management of the Borrower, of consolidated balance sheets and statements of income or operations and cash flows of the Borrower and its Subsidiaries on a quarterly basis for the immediately following fiscal year (including the fiscal year in which the Maturity Date occurs).

As to any information contained in materials furnished pursuant to Section 6.02(d), the Borrower shall not be separately required to furnish such information under Section 6.01(a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in Sections 6.01(a) and (b) above at the times specified therein.

6.02 Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a) concurrently with the delivery of the financial statements referred to in Section 6.01(a) (commencing with the delivery of the financial statements for the fiscal year ended December 31, 2015), a certificate of its independent certified public accountants certifying such financial statements;

(b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) (commencing with the delivery of the financial statements for the fiscal quarter ended September 30, 2015), a duly completed Compliance Certificate signed by a Financial Officer of the Borrower (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes), which Compliance Certificate shall (x) provide that no Default exists or, if a Default exists, specifying the nature and extent thereof; (y) set forth (i) any change in the identity of any of the Immaterial Subsidiaries or Inactive Subsidiaries during such period and (ii) a detailed calculation of the Consolidated Leverage Ratio, the Consolidated Net Leverage Ratio, the Consolidated Secured Leverage Ratio and the amount available for Investments and Restricted Payments under Sections 7.03(a)(xiv) and 7.06(d), in each case as of the last day of such period, and solely with respect to the delivery concurrently with the financial statements referred to in Section 6.01(a), a calculation of Excess Cash Flow for such fiscal year); and (z) set forth all patents, trademarks, registered copyrights, service marks, and material license agreements owned by each Loan Party or Subsidiary or to which a Loan Party or Subsidiary is a party and which is not set forth on Schedule 5.17 hereto or on any previously delivered Compliance Certificate;

(c) promptly after the same are available, copies of any detailed audit reports or management letters submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with any audit of the Borrower or any Subsidiary;

(d) promptly after the same are available, copies of all notices, reports, definitive proxy or other statements and other documents (other than any routine ministerial notices, reports or other documents) sent by the Borrower to its shareholders, to the holders of any of its debentures or bonds or the trustee of any indenture securing the same or pursuant to which they are issued, or sent by the Borrower (in final form) to any securities exchange or over the counter authority or system, or to the SEC or any similar federal agency having regulatory jurisdiction over the issuance of the Borrower’s securities, including, without limitation, a transcript and summary (in form and substance satisfactory to the Administrative Agent) of any earnings calls or similar calls with respect to the Borrower;

(e) promptly after the furnishing thereof, copies of any statement or report (other than any routine ministerial statements or reports) furnished to any holder of debt securities, including, without limitation, any holders of Indebtedness governed by any Material Indebtedness Agreement, of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(f) within 30 days of the written request of the Administrative Agent, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably specify;

(g) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other material inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;

(h) not later than five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of all material notices, requests and other documents (including amendments, waivers and other modifications) so received under or pursuant to any Related Document, any New Notes

Document or any Material Indebtedness Agreement and, from time to time upon request by the Administrative Agent, such information and reports regarding any Related Document, any New Notes Document or any Material Indebtedness Agreement as the Administrative Agent may reasonably request;

(i) promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Loan Party or any of its Subsidiaries under or with any Environmental Law or Environmental Permit that would (i) either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law (other than Liens permitted pursuant to Section 7.01);

(j) as soon as available, but in any event within 30 days after the end of each fiscal year of the Borrower, (i) a report supplementing Schedules 5.05 and Section 5.09, including an identification of all owned and leased real property disposed of by any Loan Party or any Subsidiary thereof during such fiscal year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased during such fiscal year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete and (ii) a report supplementing Schedules 5.01 and 5.17 containing a description of all changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete, each such report to be signed by a Responsible Officer of the Borrower and to be in a form reasonably satisfactory to the Administrative Agent;

(k) promptly after any Loan Party or any Subsidiary thereof obtains knowledge that any Loan Party or any Subsidiary thereof or any Person which owns, directly or indirectly, any Equity Interest of any Loan Party or any Subsidiary thereof, or any other holder at any time of any direct or indirect equitable, legal or beneficial interest therein is in violation or breach of any of Sections 6.08(b) or 7.10, such Loan Party or Subsidiary will deliver reasonably prompt notice to the Administrative Agent and the Lenders of such violation. Upon the request of any Lender, such Loan Party or Subsidiary, as applicable, will provide any information such Lender believes is reasonably necessary to be delivered to comply with the PATRIOT Act;

(l) concurrently with the delivery thereof to the New Notes Trustee or any holder of the New Notes, any other notices or information provided to the New Notes Trustee or the holders of the New Notes under the New Notes Documents not otherwise provided to the Administrative Agent or the Lenders;

(m) within ten days of the written request of the Administrative Agent or any Lender, such other information about the financial condition, properties and operations of the Borrower or any of its Subsidiaries as may from time to time be reasonably requested, which information shall be submitted in form and detail satisfactory to the Administrative Agent and the Lenders and certified by a Responsible Officer of the Borrower or such Subsidiary, as case may be, in question; and

(n) concurrently with the making of an Investment pursuant to Section 7.03(a)(xiv) or a Restricted Payment pursuant to Section 7.06(d), as the case may be, a certificate executed by a Financial Officer of the Borrower in form and substance reasonably satisfactory to the Administrative Agent setting forth (i) the Cumulative Retained Excess Cash Flow Amount, the cumulative initial amount of Investments made to date pursuant to Section 7.03(a)(xiv), the cumulative amount of Restricted Payments made to date pursuant to Section 7.06(d) and the remaining amount available for Investments and Restricted Payments under Sections 7.03(a)(xiv) and 7.06(d) and (ii) the Consolidated Net Leverage Ratio (calculated on a pro forma basis after giving effect to such Investment or Restricted Payment and any Indebtedness incurred or repaid in connection therewith).

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or one or more of the Arrangers will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, SyndTrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information (for purposes of the United States Federal and state securities laws) with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

6.03 Notices. Promptly, after a Responsible Officer of the Borrower or any of its Subsidiaries has knowledge thereof, notify the Administrative Agent and each Lender:

(a) whenever a Default may occur hereunder;

(b) of any matter that has resulted, or, either individually or in the aggregate, would reasonably be expected to result, in a Material Adverse Effect;

(c) of the occurrence of any ERISA Event;

(d) of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof;

(e) of the (i) occurrence of any Disposition of property or assets for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05(b)(ii), (ii) incurrence or issuance of any Indebtedness for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05(b)(iii), and (iii) receipt of any Extraordinary Receipt for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05(b)(iv);

(f) of the occurrence of any default or event of default or any event that requires the Borrower to redeem or otherwise acquire, or to make any offer to purchase, any New Notes, in each case, under or with respect to the New Notes or any other New Notes Document); and

(g) of any announcement by Moody’s or S&P of any change or possible change in any Debt Rating.

Each notice pursuant to Section 6.03 (other than Section 6.03(g)) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached. Each notice pursuant to Section 6.03(f) shall describe with particularity any and all provisions of the New Notes Documents that have been breached.

6.04 Payment of Taxes and Other Obligations. Pay in full (a) prior in each case to the date when penalties would attach, all material Taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings and for which adequate provisions have been established in accordance with GAAP) for which it may be or become liable or to which any or all of its properties may be or become subject; (b) in the case of the Borrower and Domestic Subsidiaries, all of its material wage obligations to its employees in compliance with the Fair Labor Standards Act (29 U.S.C. §§ 206-207) or any comparable provisions, and, in the case of the Foreign Subsidiaries, those obligations under foreign laws with respect to employee source deductions, obligations and employer obligations to its employees; and (c) except where failure to pay such obligations, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, all of its other obligations calling for the payment of money (except only those so long as and to the extent that the same shall be contested in good faith and for which adequate provisions have been established in accordance with GAAP) before such payment becomes overdue.

6.05 Preservation of Existence, Etc. Other than any Inactive Subsidiary or Immaterial Subsidiary (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

6.06 Maintenance of Properties. Except where the failure to do so, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, (b) make all necessary repairs thereto and renewals and replacements thereof and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

6.07 Maintenance of Insurance.

(a) Maintain insurance upon its inventory, equipment and other personal and real property in such form, written by such companies, in such amounts, for such periods, and against such risks as customarily insured against by Persons engaged in the same or similar business and as required by applicable Laws and the Collateral Documents, with provisions for, with respect to Loan Parties, payment of all losses thereunder to the Administrative Agent and such Loan Parties as their interests may appear (with lender’s loss payable, mortgagee, and additional insured endorsements, as appropriate, in favor of the Administrative Agent). Any such policies of insurance shall provide for no fewer than thirty (30) days’ prior written notice of cancellation to the Administrative Agent and the Lenders. The Administrative Agent is hereby authorized to act as attorney-in-fact for the Loan Parties in (after the occurrence and during the continuation of an Event of Default) obtaining, adjusting, settling and canceling such insurance and indorsing any drafts. Within ten (10) Business Days of the Administrative Agent’s written request, the Borrower shall furnish to the Administrative Agent such information about the insurance of the Loan Parties and the Subsidiaries thereof (including, without limitation, copies of insurance policies of the Loan Parties and the Subsidiaries) as the Administrative Agent may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to the Administrative Agent and certified by a Responsible Officer.

(b) If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Borrower shall, or shall cause each Loan Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to applicable flood insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.

6.08 Compliance with Laws.

(a) Comply in all material respects with the requirements of all Laws (including, without limitation, ERISA) and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(b) Conduct its businesses in compliance with applicable Anti-Corruption Laws and maintain policies and procedures designed to promote and achieve compliance with such laws.

6.09 Books and Records.

(a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.

(b) Maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.

6.10 Inspection Rights. At any time during normal business hours, allow the Administrative Agent and the Lenders by or through any of the Administrative Agent’s officers, agents, employees, attorneys or accountants to (a) examine, inspect and make extracts from any Loan Party’s or any Subsidiary’s books, corporate, financial and operating records and other records, including, without limitation, the tax returns of such Loan Party or such Subsidiary and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, (b) arrange for verification of any Loan Party’s or any Subsidiary’s accounts, under reasonable procedures, directly with account debtors or by other methods, and (c) examine and inspect any Loan Party’s or Subsidiary’s properties, inventory and equipment, wherever located, in each case, at the expense of the Borrower and upon reasonable advance notice to such Loan Party or Subsidiary; provided, however, that (i) if an Event of Default does not exist, such examinations and inspections shall be limited to not more than two times per any calendar year and (ii) if an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

6.11 Use of Proceeds. Use the proceeds of (a) the Initial Term Loans solely for (i) the funding of the Closing Date Acquisition, (ii) the refinancing of Existing Indebtedness, (iii) the payment of fees, commissions and expenses in connection with the Transactions (including the payment of make whole premiums in connection with the payment of the Existing Note Purchase Agreement Indebtedness) and (b) the Tranche B Term Loans solely for the repayment in full of 100% of the principal amount of Original Term Loans, and (c) to the extent any portion of the Loans is remaining after giving effect to the items specified in clauses (a) and (b) of this Section 6.11 and the Revolving Credit Loans, for working capital and other general corporate purposes of the Borrower and its Subsidiaries.

6.12 Covenant to Guarantee Obligations and Give Security.

(a) Guaranties and Security Documents. Each Domestic Subsidiary (other than any Inactive Subsidiary or an Immaterial Subsidiary) created, acquired or held subsequent to the Closing Date, and each Domestic Subsidiary that at any time ceases to be an Inactive Subsidiary or an Immaterial Subsidiary (including by virtue of clause (g) of this Section 6.12), shall within thirty (30) days (or such longer period as the Administrative Agent shall approve in its sole discretion) after such creation, acquisition, holding or cessation execute and deliver to the Administrative Agent, for the benefit of the Lenders, a Guaranty (or guaranty supplement) and the appropriate Collateral Documents, such agreements to be in form and substance acceptable to the Administrative Agent, along with any such other supporting documentation, corporate governance and authorization documents, and an opinion of counsel as may be deemed necessary or advisable by the Administrative Agent.

(b) Pledge of Equity Interests. With respect to the creation or acquisition of a Subsidiary, the appropriate Loan Party shall within thirty (30) days (or such longer period as the Administrative Agent shall approve in its sole discretion) after such creation or acquisition execute a Security Agreement (or a Security Joinder Agreement) and, in connection therewith, pledge all of its Equity Interests in such Subsidiary to the Administrative Agent as security for the Obligations; provided that (i) no Foreign Subsidiary shall be required to pledge any of its Equity Interests in any other Foreign Subsidiary, (ii) the Borrower or any Domestic Subsidiary shall not be required to pledge more than sixty-five percent (65%) of the voting Equity Interests of any first-tier Foreign Subsidiary, and (iii) such pledge shall be legally available and shall not result in materially adverse tax consequences on such Loan Party. The Borrower shall deliver to the Administrative Agent the share certificates (or other evidence of equity) evidencing any of the Equity Interests pledged pursuant to this Section 6.12(b) if such Equity Interests are certificated or so evidenced.

(c) Perfection or Registration of Interest in Foreign Equity Interests. With respect to any foreign Equity Interests pledged to the Administrative Agent by the Borrower or any Domestic Subsidiary, on or after the Closing Date, the Administrative Agent shall at all times, in the reasonable discretion of the Administrative Agent or the Required Lenders, have the right to require the perfection, at Borrowers’ cost, payable upon request therefor (including, without limitation, any foreign counsel, or foreign notary, filing, registration or similar, fees, costs or expenses), of the security interest in such Equity Interests in the respective foreign jurisdiction.

(d) Pledged Intercompany Notes. With respect to the creation or acquisition by a Loan Party of a Pledged Intercompany Note, the appropriate Loan Party shall pledge to the Administrative Agent, as security for the Obligations, such Pledged Intercompany Note. Such Loan Party shall promptly deliver to the Administrative Agent such Pledged Intercompany Note and an accompanying allonge.

(e) Collateral Generally. The Borrower shall:

(i) promptly furnish to the Administrative Agent or any Lender upon request (x) additional statements and information with respect to the Collateral, and all writings and information relating to or evidencing any of the Borrower’s or any Subsidiary’s accounts (including, without limitation, computer printouts or typewritten reports listing the mailing addresses of all present account debtors), and (y) any other writings and information as the Administrative Agent or such Lender may reasonably request;

(ii) promptly notify the Administrative Agent in writing upon the creation of any accounts with respect to which the account debtor is the United States or any other Governmental Authority, or any business that is located in a foreign country;

(iii) promptly notify the Administrative Agent in writing upon the creation by any Loan Party of a deposit account or securities account not listed on Schedule 5.23 hereto and, if such deposit account is owned by the Borrower or another Loan Party and is not an Excluded Account, promptly provide for the execution of a Deposit Account Control Agreement or Securities Account Control Agreement, as applicable, with respect thereto, if required by the Administrative Agent or the Required Lenders;

(iv) promptly notify the Administrative Agent in writing whenever a material amount of assets of a Loan Party is located at a location of a third party (other than another Loan Party) that is not listed on Schedule 5.09 hereto and use commercially reasonable efforts to cause to be executed any bailee’s waiver, processor’s waiver, consignee’s waiver or similar document or notice that may be required by the Administrative Agent or the Required Lenders;

(v) promptly notify the Administrative Agent and the Lenders in writing of any information that the Borrower or any of its Subsidiaries has or may receive with respect to the Collateral that would reasonably be expected to materially and adversely affect the value thereof or the rights of the Administrative Agent and the Lenders with respect thereto;

(vi) promptly deliver to the Administrative Agent, to hold as security for the Obligations, within ten Business Days after the written request of the Administrative Agent, all certificated investment property owned by a Loan Party, in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent, or in the event such investment property is in the possession of a securities intermediary or credited to a securities account (other than an Excluded Account), execute with the related securities intermediary an investment property control agreement over such securities account in favor of the Administrative Agent in form and substance satisfactory to the Administrative Agent;

(vii) promptly provide to the Administrative Agent a list of any patents, trademarks or copyrights that have been federally registered by the Borrower or any other Loan Party since the last list so delivered, and provide for the execution of an appropriate Intellectual Property Security Agreement; and

(viii) upon the reasonable request of the Administrative Agent, promptly take such action and promptly make, execute, and deliver all such additional and further items, deeds, assurances, instruments and any other writings as the Administrative Agent may from time to time deem necessary or appropriate, including, without limitation, chattel paper, to carry into effect the intention of this Agreement, or so as to completely vest in and ensure to the Administrative Agent and the Lenders their respective rights hereunder and in or to the Collateral.

The Borrower hereby authorizes the Administrative Agent to file UCC financing statements (or similar notice filings applicable in foreign jurisdictions) with respect to the Collateral. If certificates of title or applications for title are issued or outstanding with respect to any of the inventory or equipment of any Loan Party, the Borrower shall (or cause such applicable Loan Party to), upon request of the Administrative Agent, (i) execute and deliver to the Administrative Agent a short form security agreement, in form and substance satisfactory to the Administrative Agent, and (ii) deliver such certificate or application to the Administrative Agent and cause the interest of the Administrative Agent to be properly noted thereon. The Borrower hereby authorizes the Administrative Agent or its respective designated agent (but without obligation by the Administrative Agent to do so) to incur expenses with respect to the foregoing (whether prior to, upon, or subsequent to any Default), and the Borrower shall promptly repay, reimburse, and indemnify the Administrative Agent and the Lenders for any and all such expenses.

(f) Property Acquired Subsequent to the Closing Date and Right to Take Additional Collateral. The Borrower shall provide the Administrative Agent with prompt written notice with respect to any Material Real Property or material personal property (other than accounts, inventory, equipment and general intangibles and other property acquired in the ordinary course of business) acquired (including, in the case of Material Real Property, leased) by any Loan Party subsequent to the Closing Date. In addition to any other right that the Administrative Agent and the Lenders may have pursuant to this Agreement or otherwise, upon written request of the Administrative Agent, whenever made, the Borrower shall, and shall cause each Loan Party to, grant to the Administrative Agent, for the benefit of the Lenders, as additional security for the Obligations, a perfected first-priority Lien on any Material Real Property or personal property of each Loan Party (other than for leased equipment or equipment subject to a purchase money security interest in which the lessor or purchase money lender of such equipment holds a first priority security interest, in which case, the Administrative Agent shall have the right to obtain a security interest junior only to such lessor or purchase money lender), including, without limitation, such property acquired subsequent to the Closing Date, in which the Administrative Agent does not have a perfected first priority Lien. The Borrower agrees, (i) in the case of Material Real Property, to provide all Real Estate Requirements with respect to such Material Real Property within 60 days (or such later time as may be specified by the Administrative Agent in its sole discretion), and (ii) in all other cases, within ten days after the date of a written request by the Administrative Agent, to secure all of the Obligations by delivering to the Administrative Agent security agreements, intellectual property security agreements, pledge agreements, mortgages (or deeds of trust, if applicable) or other documents, instruments or agreements or such thereof as the Administrative Agent may require. The Borrower shall pay all recordation, legal and other expenses in connection therewith.

(g) Designation of Immaterial Subsidiaries. In the event that the Immaterial Subsidiaries and Inactive Subsidiaries, when taken as a whole, (i) contribute more than 5% of the Consolidated EBITDA of the Borrower and its Subsidiaries, taken as a whole, during the most recently-ended four fiscal quarter period (taken as a single period) or (ii) as of any applicable date of determination have assets that in the aggregate constitute more than 5% aggregate net book value of the assets of the Borrower and its Subsidiaries, taken as a whole, the Borrower shall promptly designate one or more Immaterial Subsidiaries or Inactive Subsidiaries to be Loan Parties hereunder (at which time such Subsidiaries shall cease to be Immaterial Subsidiaries or Inactive Subsidiaries, as applicable) such that the resulting EBITDA attributable to, and net book value of the assets held by, the remaining Immaterial Subsidiaries and Inactive Subsidiaries, when taken as a whole, shall be less than the required percentages set forth in clauses (i) and (ii) of this clause (g). Notwithstanding anything contained herein to the contrary and for the avoidance of doubt, no Subsidiary shall constitute either an Immaterial Subsidiary or Inactive Subsidiary if such Subsidiary guarantees or provides a Lien on its assets or otherwise provide credit support with respect to the New Notes or any other Indebtedness of any Loan Party.

(h) Designation of Material Real Property. In the event that the aggregate fair market value of (i) the real property owned in fee simple by the Loan Parties that is not subject to a Mortgage and (ii) the leasehold real property of the Loan Parties that is not subject to a Mortgage exceeds $30,000,000, the Borrower shall promptly designate one or more of such owned or leased real property locations to be Material Real Property (at which time such real property shall constitute Material Real Property for all purposes hereunder and under the other Loan Documents). Notwithstanding the foregoing, in no event shall real property with a fair market value of less than $4,000,000 be required to be subject to a Mortgage.

Notwithstanding the foregoing, no Loan Party shall be required to pledge or grant a Lien on any Excluded Assets (as defined in the Security Agreement).

6.13 Compliance with Environmental Laws. Except where non-compliance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, comply in all respects with any and all applicable Environmental Laws and Environmental Permits including, without limitation, all Environmental Laws in jurisdictions in which such Person owns or operates a facility or site, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, accepts for transport any hazardous substances, solid waste or other wastes or holds any interest in real property or otherwise. The Borrower and its Subsidiaries shall furnish to the Administrative Agent and the Lenders, promptly after receipt thereof, a copy of any notice the Borrower or such Subsidiary may receive from any Governmental Authority or private Person, or otherwise, that any material litigation or proceeding pertaining to any environmental, health or safety matter has been filed or is threatened against the Borrower or such Subsidiary, any real property in which the Borrower or such Subsidiary holds any interest or any past or present operation of the Borrower or such Subsidiary. Neither the Borrower nor any of its Subsidiaries shall allow the material release or material disposal of hazardous waste, solid waste or other wastes on, under or to any real property in which the Borrower or any of its Subsidiaries holds any ownership interest or performs any of its operations, in violation of or which result in material liability under any Environmental Law. As used in this Section 6.13, “litigation or proceeding” means any demand, claim, notice, suit, suit in equity action, administrative action, investigation or inquiry whether brought by any Governmental Authority or private Person, or otherwise.

6.14 Information Regarding Collateral. Provide the Administrative Agent and the Lenders with at least thirty (30) days’ prior written notice before any change its legal name, organizational structure or its state, province or other jurisdiction of organization. The Borrower shall promptly notify the Administrative Agent of (a) any change in any location where a material portion of any Loan Party’s assets are maintained, and any new locations where any material portion of any Loan Party’s assets are to be maintained; (b) any change in the location of the office where any Loan Party’s records pertaining to its accounts are kept; (c) the location of any new places of business and the changing or closing of any of its existing places of business; and (d) any change in the location of any Loan Party’s chief executive office.

6.15 Maintenance of Debt Ratings. Use commercially reasonable efforts to maintain Debt Ratings from both Moody’s and S&P.

6.16 Further Assurances.

(a) Promptly upon request by the Administrative Agent or the Required Lenders through the Administrative Agent, (i) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or the Required Lenders through the Administrative Agent, may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents.

(b) If deemed appropriate by the Administrative Agent, the Administrative Agent is hereby authorized to file new UCC financing statements (or similar notice filings applicable in foreign jurisdictions) describing the Collateral and otherwise in form and substance sufficient for recordation wherever necessary or appropriate, as determined in the Administrative Agent’s sole discretion, to perfect or continue perfected the security interest of the Administrative Agent in the Collateral. The Borrower shall pay all filing and recording fees and taxes in connection with the filing or recordation of such UCC financing statements (or similar notice filings applicable in foreign jurisdictions) and security interests and shall promptly reimburse the Administrative Agent therefor if the Administrative Agent pays the same.

6.17 Post-Closing Matters. Execute and deliver the documents and complete the tasks set forth on Schedule 6.17, in each case within the time limits specified on such schedule.

6.18 Lender Meeting. Within 95 days after the close of each fiscal year of the Borrower, at the request of the Administrative Agent or the Required Lenders, hold a meeting (at a mutually agreeable location and time) with all Lenders who choose to attend such meeting or conference call at which meeting or conference call shall be reviewed the financial results of the previous fiscal year and the financial condition of the Borrower and its Subsidiaries and the budgets presented for the current fiscal year of the Borrower and its Subsidiaries.

ARTICLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification obligations not then due) or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Subsidiary to:

7.01 Liens. Create, incur, assume or suffer to exist (upon the happening of a contingency or otherwise) any Lien upon any of its property or assets, whether now owned or hereafter acquired; provided that this Section 7.01 shall not apply to the following:

(a) Liens for Taxes not yet due or that are being actively contested in good faith by appropriate proceedings and for which adequate reserves shall have been established in accordance with GAAP;

(b) other statutory Liens incidental to the conduct of its business or the ownership of its property and assets that (i) were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and (ii) do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

(c) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to a Loan Party;

(d) purchase money Liens on fixed assets securing the loans and Indebtedness under Capitalized Leases pursuant to Section 7.02(b) hereof; provided that any such Lien is limited to the purchase price and only attaches to the property being acquired or financed thereby;

(e) any Lien of the Administrative Agent, for the benefit of the Secured Parties;

(f) the Liens existing on the Closing Date as set forth in Schedule 7.01 hereto and replacements, extensions, renewals, refundings or refinancings thereof, but only to the extent that the amount of Indebtedness secured thereby shall not be increased (except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such replacement, extension, renewal, refunding or refinancing and by an amount equal to any existing commitments unutilized thereunder) and the property covered thereby is not changed;

(g) easements or other minor defects or irregularities in title of real property not interfering in any material respect with the use of such property in the business of the Borrower or any of its Subsidiaries;

(h) pledges or deposits in connection with workers’ compensation insurance, unemployment insurance and like matters;

(i) Liens in respect of any writ of execution, attachment, garnishment, judgment or judicial award solely to the extent not constituting an Event of Default under Section 8.01(h)(i);

(j) Liens arising solely from precautionary UCC financing statements filed with respect to any consignment agreement entered into by Borrower or any Subsidiary in the ordinary course of business;

(k) any statutory or civil law Lien arising in the Netherlands under Netherland’s General Banking Conditions (other than arising under article 26 thereof) so long as such Lien does not secure Indebtedness;

(l) Liens on tangible property of a Person existing at the time such Person is acquired by the Borrower or a Subsidiary pursuant to an Acquisition permitted under Section 7.03(b); provided that such Liens were not created in contemplation of such Acquisition and do not extend to any assets other than those of the Person acquired by the Borrower or such Subsidiary, and the applicable Indebtedness secured by such Lien is permitted under Section 7.02(l);

(m) other Liens securing Indebtedness permitted by Section 7.02(m); provided that no such Lien shall extend to, or cover, any Collateral;

(n) other non-consensual Liens not securing Indebtedness, (i) the amount of which does not exceed $7,500,000 in the aggregate, and (ii) the existence of which, either individually or in the aggregate, will not have a Material Adverse Effect; provided that any Lien permitted by this clause (n) is permitted only for so long as is reasonably necessary for the affected Loan Party or the affected Subsidiary, using its best efforts, to remove or eliminate such Lien and, provided, further, that any Lien not otherwise permitted by this clause (n) shall be permitted so long as such Loan Party or the affected Subsidiary shall within thirty (30) days after the filing thereof either (A) cause such Lien to be discharged, or (B) post with the Administrative Agent a bond or other security in form and amount satisfactory to the Administrative Agent in all respects and shall thereafter diligently pursue its discharge;

(o) for the avoidance of doubt, any Lien on a Sold Account; and

(p) Liens granted pursuant to the Precious Metal Consignment Agreements so long as such Lien does not secure Indebtedness.

Neither the Borrower nor any of its Subsidiaries shall enter into any contract or agreement (other than a contract or agreement entered into in connection with the purchase or lease of fixed assets that prohibits Liens on such fixed assets) that would prohibit the Administrative Agent or the Lenders from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of the Borrower or such Subsidiary.

7.02 Indebtedness. Create, incur, assume or have outstanding any Indebtedness of any kind; provided that this Section 7.02 shall not apply to the following:

(a) the Loans and any other Obligation under this Agreement or under any other Loan Document;

(b) any loans granted to or Indebtedness under Capitalized Leases entered into by the Borrower or any of its Subsidiaries for the purchase or lease of fixed assets and any Refinancing Indebtedness in respect thereof, which loans and Indebtedness under Capitalized Leases shall only be secured by the fixed assets being purchased or leased, so long as the aggregate principal amount of all such loans and Indebtedness under Capitalized Leases for the Borrower and all of its Subsidiaries shall not exceed $40,000,000 at any time outstanding;

(c) the Indebtedness existing on the Closing Date, in addition to the other Indebtedness permitted to be incurred pursuant to this Section 7.02, as set forth in Schedule 7.02 hereto and any Refinancing Indebtedness in respect thereof;

(d) loans to a Loan Party from another Loan Party;

(e) loans to a Foreign Subsidiary from another Foreign Subsidiary;

(f) Indebtedness under any Swap Contract, so long as such Swap Contract shall have been entered into in the ordinary course of business and not for speculative purposes;

(g) Permitted Foreign Subsidiary and other Loans and Investments, so long as (i) no Default shall exist immediately prior to or immediately after giving effect thereto and (ii) after giving pro forma effect thereto (and to any Indebtedness incurred in connection therewith), the Borrower and its Subsidiaries shall be in compliance with the Pro Forma Leverage Test;

(h) Indebtedness incurred in connection with the financing of insurance premiums, in an aggregate amount not to exceed $5,000,000 at any time outstanding;

(i) contingent obligations consisting of Guarantees executed by (i) any Loan Party with respect to Indebtedness otherwise permitted by this Agreement and (ii) any Foreign Subsidiary with respect to any Indebtedness of a Foreign Subsidiary otherwise permitted by this Agreement;

(j) other unsecured Indebtedness (including unsecured Subordinated Indebtedness), in addition to the Indebtedness listed above, in an aggregate principal amount for the Borrower and all of its Subsidiaries not to exceed $25,000,000 at any time outstanding;

(k) unsecured Indebtedness evidenced by the New Notes (and any Refinancing Indebtedness in respect thereof) in an aggregate outstanding principal amount not to exceed $300,000,000;

(l) Indebtedness of any Person that becomes a Subsidiary of the Borrower after the date hereof pursuant to an Acquisition permitted under Section 7.03(b); provided that (i) such Indebtedness is existing at the time such Person becomes a Subsidiary of the Borrower (other than Indebtedness incurred solely in contemplation of such Person’s becoming a Subsidiary of the Borrower) and (ii) the aggregate principal amount of such Indebtedness shall not exceed $25,000,000 at any time;

(m) other secured Indebtedness in an aggregate principal amount for the Borrower and all of its Subsidiaries not to exceed $25,000,000 at any time outstanding, so long as (i) no Default shall exist prior to or after giving effect thereto and (ii) after giving pro forma effect thereto (and to any Indebtedness incurred in connection therewith), the Borrower and its Subsidiaries shall be in compliance with the Pro Forma Leverage Test;

(n) the following that do not constitute Indebtedness, but that are listed for purposes of clarification, contingent obligations consisting of the indemnification by the Borrower or any of its Subsidiaries of (i) the officers, directors, employees and agents of the Borrower or any of its Subsidiaries, to the extent permissible under the corporation law of the jurisdiction in which such Person is organized, (ii) commercial banks, investment bankers and other independent consultants or professional advisors pursuant to agreements relating to the underwriting of the Borrower’s or any of its Subsidiaries’ securities or the rendering of banking or professional services to the Borrower or any of its Subsidiaries, (iii) landlords, licensors, licensees and other parties pursuant to agreements entered into in the ordinary course of business by the Borrower or any of its Subsidiaries, and (iv) other Persons under agreements relating to Acquisitions permitted under Section 7.03(b); provided that each of the foregoing is only permitted to the extent that such indemnity obligation is not incurred in connection with the borrowing of money or the extension of credit; and

(o) for the avoidance of doubt, any Indebtedness under any Qualified Receivables Transaction.

7.03 Investments and Acquisitions.

(a) Make or hold any Investments (other than Investments pursuant to the Closing Date Acquisition), except:

(i) any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or similar transaction in the normal course of business;

(ii) any investment in (A) direct obligations of the United States or in certificates of deposit issued by a member bank (having capital resources in excess of $100,000,000) of the Federal Reserve System or (B) commercial paper or securities that at the time of such investment is assigned the highest quality rating in accordance with the rating systems employed by either Moody’s or S&P;

(iii) the holding of each of the Subsidiaries listed on Schedule 5.01 hereto, and the creation, acquisition and holding of, and any investment in, any new Subsidiary after the Closing Date so long as such new Subsidiary shall have been created, acquired or held, and investments made, in accordance with the terms and conditions of this Agreement and pursuant to transactions otherwise permitted under this Section 7.03;

(iv) any Permitted Foreign Subsidiary and other Loans and Investments, so long as (A) no Default shall exist prior to or after giving effect thereto and (B) after giving pro forma effect to such investments or loans (and to any Indebtedness incurred in connection therewith), the Borrower and its Subsidiaries shall be in compliance with the Pro Forma Leverage Test;

(v) loans to, investments in, and Guarantees of Indebtedness of, the Borrower or any other Loan Party from or by another Loan Party;

(vi) loans to, investments in, and Guarantees of Indebtedness of, a Foreign Subsidiary from or by a another Foreign Subsidiary;

(vii) any advance or loan to an officer or employee of the Borrower or any Subsidiary as an advance on commissions, travel, relocation and other similar items in the ordinary course of business, so long as all such advances and loans from the Borrower and all Subsidiaries aggregate not more than the maximum principal sum of $1,000,000 at any time outstanding;

(viii) the holding of any Equity Interests that has been acquired pursuant to an Acquisition permitted by subsection (b) hereof;

(ix) the creation of a Subsidiary for the purpose of making an Acquisition permitted by subsection (b) hereof or the holding of any Subsidiary as a result of an Acquisition made pursuant subsection (b) hereof, so long as, in each case, if required pursuant to Section 6.12 hereof, such Subsidiary becomes a Guarantor promptly following such Acquisition;

(x) the Investments existing on the Closing Date, in addition to the other Investments permitted to be incurred pursuant to this Section 7.03, as set forth in Schedule 7.03;

(xi) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(xii) Guarantees permitted pursuant to Section 7.02;

(xiii) Investments in Wuxi Weitu Autocam Precision Machinery Components Co., Ltd., so long as (A) no Default has occurred and is continuing or would result therefrom and (B) the aggregate amount of such Investments outstanding at any time shall not exceed $10,000,000;

(xiv) the Borrower and its Subsidiaries may make Investments not otherwise permitted by this Section 7.03(a), so long as (A) no Default has occurred and is continuing or would result therefrom, (B) after giving effect thereto the aggregate amount of all Investments made pursuant to this clause (a)(xiv) and Restricted Payments made pursuant to Section 7.06(d), shall not exceed sum of (1) $25,000,000 plus (2) the Cumulative Retained Excess Cash Flow Amount, (C) the Administrative Agent shall have received the certificate required by Section 6.02(n) and (D) after giving pro forma effect to such Investment (and to any Indebtedness incurred in connection therewith), the Borrower and its Subsidiaries shall be in compliance with the Pro Forma Leverage Test; and

(xv) non-cash Investments made by Borrower or any Loan Party in any Foreign Subsidiary consisting of obligations of such Foreign Subsidiary to pay Capital Distributions to the Borrower or any other Loan Party that have been declared but the payment of which has been deferred (whether or not such obligation to pay such Capital Distributions is represented by a promissory note that has been pledged to the Administrative Agent in accordance with the Collateral Documents).

For purposes of this Section 7.03(a), the amount of any Investment in Equity Interests shall be based upon the initial amount invested and shall not include any appreciation in value or return on such investment.

(b) Effect an Acquisition (other than the Closing Date Acquisition or any Acquisition permitted under Sections 7.04(a), (b), (c) or (d)); provided that, so long as no Default shall exist prior to or after giving pro forma effect thereto (and any Indebtedness incurred in connection therewith), the Borrower and its Subsidiaries may make an Acquisition so long as:

(i) in the case of a merger, amalgamation or other combination including the Borrower, the Borrower shall be the surviving entity;

(ii) in the case of a merger, amalgamation or other combination including a Loan Party (other than the Borrower), a Loan Party shall be the surviving entity;

(iii) the business to be acquired shall be similar to the lines of business of the Borrower and its Subsidiaries or reasonably related and/or complementary or ancillary to such lines of business and reasonable extensions and expansions thereof;

(iv) the Borrower and its Subsidiaries shall be in full compliance with the Loan Documents both prior to and subsequent to the transaction;

(v) such Acquisition shall not be actively opposed by the board of directors (or similar governing body) of the selling Persons or the Persons whose equity interests are to be acquired;

(vi) the aggregate Consideration for all Acquisitions by Foreign Subsidiaries, Acquisitions of Persons or Equity Interests of Persons that do not become Loan Parties (including by way of merger into a Loan Party) and Acquisitions of assets that are not included in the Collateral, shall not exceed $100,000,000 during the term of this Agreement and Borrower shall have delivered evidence demonstrating that after giving pro forma effect to each such Acquisition described in this clause (vi) (and to any Indebtedness incurred, assumed or acquired in connection therewith), the Borrower and its Subsidiaries shall be in compliance with the Pro Forma Leverage Test; and

(vii) the Borrower and its Subsidiaries shall be in compliance with the Pro Forma Leverage Test, and if the aggregate Consideration for any Acquisition permitted under this clause (b) is greater than or equal to $15,000,000, the Borrower shall have provided to the Administrative Agent and the Lenders, at least five (5) days prior to such Acquisition, a certificate of a Financial Officer of the Borrower showing that, both before and after giving pro forma effect to such Acquisition (and to any Indebtedness incurred, assumed or acquired in connection therewith), the Borrower and its Subsidiaries shall be in compliance with the Pro Forma Leverage Test.

7.04 Fundamental Changes. Dissolve, liquidate, merge, amalgamate or consolidate with or into any other Person, except that, if no Default shall then exist or immediately thereafter shall begin to exist:

(a) a Domestic Subsidiary may merge, amalgamate or consolidate with or into (i) the Borrower (provided that the Borrower shall be the continuing or surviving Person), or (ii) any one or more Guarantors (provided that a Guarantor shall be the continuing or surviving Person);

(b) a Domestic Subsidiary (other than a Loan Party) may merge, amalgamate or consolidate with or into any other Domestic Subsidiary (other than a Loan Party);

(c) a Foreign Subsidiary may merge, amalgamate or consolidate with or into another Foreign Subsidiary or the Borrower or a Guarantor (provided that, in any merger, amalgamation or consolidation involving the Borrower or a Guarantor, the Borrower or Guarantor shall be the continuing or surviving Person);

(d) any Wholly-Owned Subsidiary may be dissolved or liquidated so long as such Subsidiary is not, at the time, a Loan Party or, if it is a Loan Party at such time, all assets and interests of such Subsidiary, are transferred to another Loan Party on or before the time of its dissolution or liquidation; and

(e) Acquisitions may be effected in accordance with the provisions of Section 7.03(b) hereof.

7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, other than in the ordinary course of business, except that, if no Default shall then exist or immediately thereafter shall begin to exist:

(a) a Loan Party may sell, lease, transfer or otherwise dispose of any of its assets to any other Loan Party;

(b) the Borrower and its Subsidiaries may Dispose of any assets, so long as the aggregate amount of all such Dispositions, for the Borrower and its Subsidiaries, shall not exceed $15,000,000 per fiscal year of the Borrower;

(c) a Domestic Subsidiary (other than a Loan Party) may Dispose of any of its assets to the Borrower or any other Domestic Subsidiary; provided that in the case of any Disposition to a Loan Party such Disposition shall not be for more than the fair market value of the assets which are the subject of such Disposition;

(d) a Foreign Subsidiary may Dispose of any of its assets to any Loan Party; provided that such Disposition shall not be for more than the fair market value of the assets which are the subject of such Disposition;

(e) Dispositions permitted by Section 7.04;

(f) the Borrower and its Subsidiaries may sell, transfer or otherwise dispose of fixed assets in the ordinary course of business for the purpose of replacing such fixed assets; provided that any such fixed assets are replaced within one hundred eighty (180) days of such sale or other disposition with other fixed assets which have a fair market value not materially less than the fair market value of the fixed assets sold or otherwise disposed;

(g) a Foreign Subsidiary may Dispose of any of its assets to any other Foreign Subsidiary;

(h) the Disposition of owned real property (and related furniture, fixtures and equipment) in connection with a sale leaseback transaction with a Governmental Authority with respect to such owned real property, so long as the amount of such Disposition does not exceed $10,000,000;

(i) the Disposition of any Immaterial Subsidiary or any other Subsidiary identified to the Administrative Agent prior to the Closing Date, so long as (i) the consideration received for the assets to be so disposed is at least equal to the fair market value of such assets and for at least 75% cash and (ii) no Default or Event of Default is occurring and continuing at the time of such Disposition; and

(j) Dispositions of Receivables in connection with any Qualified Receivables Transaction.

7.06 Restricted Payments. Make or commit itself to make or declare any Restricted Payment at any time, provided that:

(a) each Subsidiary may make Capital Distributions to the Borrower, any Subsidiaries of the Borrower that are Guarantors and any other Person that owns a direct Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Capital Distribution is being made;

(b) so long as no Default has occurred and is continuing or would result therefrom, the Borrower and its Subsidiaries may make payment of current interest, expenses and indemnities in respect of Subordinated Indebtedness (other than any such payments prohibited by the subordination provisions applicable thereto);

(c) the Borrower and each Subsidiary may make Restricted Payments with the proceeds received from the substantially concurrent issue of new common Equity Interests;

(d) the Borrower and its Subsidiaries may make Restricted Payments not otherwise permitted by this Section, so long as (i) no Default has occurred and is continuing or would result therefrom, (ii) after giving effect thereto the aggregate amount of all Restricted Payments made pursuant to this clause (d) and Investments made pursuant to Section 7.03(a)(xiv), shall not exceed sum of (1) $25,000,000 plus (2) the Cumulative Retained Excess Cash Flow Amount, (iii) the Administrative Agent shall have received the certificate required by Section 6.02(n) and (iv) after giving pro forma effect to such Restricted Payment (and to any Indebtedness incurred in connection therewith), the Borrower and its Subsidiaries shall be in compliance with the Pro Forma Leverage Test;

(e) the Borrower may make Capital Distributions, consistent with its past practice, in the form of dividends to shareholders of Equity Interests in the Borrower; provided that (i) the aggregate amount of all such Capital Distributions shall not exceed $2,500,000 per fiscal quarter of the Borrower; and (ii) no Default shall have occurred and be continuing or would result from any such Capital Distribution;

(f) the Borrower and its Subsidiaries may make Restricted Payments constituting a prepayment of Indebtedness in connection with the Refinancing of such Indebtedness;

(g) so long as no Default has occurred and is continuing or would result therefrom, each of Autocam do Brasil Usinagem, LTDA, Bouverat Industries S.A.S., and Autocam France, SARL may at any time repay its respective Indebtedness set forth on Schedule 7.02;

(h) the Borrower and its Subsidiaries may make payment of current interest, expenses and indemnities in respect of the New Notes; and

(i) the Borrower and its Subsidiaries may make Restricted Payments with respect to the New Notes not otherwise permitted by this Section, so long as (i) no Default has occurred and is continuing or would result therefrom, and (ii) after giving pro forma effect to such Restricted Payment (and to any Indebtedness incurred in connection therewith), the Consolidated Secured Leverage Ratio of Borrower and its Subsidiaries shall be equal to or less than 2.00 to 1.00, determined based on the financial information received for the fiscal quarter (or fiscal year, as applicable) most recently ended prior to such date for which financial statements have been delivered to the Administrative Agent pursuant to Section 4.01(a)(x), 6.01(a) or 6.01(b), as applicable, after giving effect to such Restricted Payments.

7.07 Change in Nature of Business. Engage in any business if, as a result thereof, the general nature of the business of the Borrower and its Subsidiaries taken as a whole would be substantially changed from the general nature of the business the Borrower and its Subsidiaries are engaged in on the Closing Date.

7.08 Transactions with Affiliates. Directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (other than a Loan Party) on terms that shall be less favorable to the Borrower or such Subsidiary than those that might be obtained at the time in a transaction with a non Affiliate; provided that the foregoing shall not prohibit the payment of customary and reasonable directors’ fees to directors who are not employees of the Borrower or any Subsidiary or an Affiliate.

7.09 Burdensome Agreements. Except as set forth in this Agreement and the other Loan Documents directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) make, directly or indirectly, any Capital Distribution to the Borrower, (b) make, directly or indirectly, loans or advances or capital contributions to the Borrower or (c) transfer, directly or indirectly, any of the properties or assets of such Subsidiary to the Borrower; except for such encumbrances or restrictions existing under or by reason of (i) applicable Law, (ii) customary non-assignment provisions in leases or other agreements entered in the ordinary course of business and consistent with past practices, (iii) documents or instruments governing the New Notes or any permitted Refinancing Indebtedness in respect thereof or (iv) customary restrictions in agreements in connection with Qualified Receivables Transactions, consignment agreements, security agreements or mortgages permitted hereunder securing Indebtedness or Capitalized Leases permitted hereunder, of a Subsidiary to the extent such restrictions shall only restrict the transfer of the property subject to such security agreement, mortgage or lease.

7.10 Use of Proceeds. Directly or indirectly, and whether immediately, incidentally or ultimately:

(a) use the proceeds of any Borrowing, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose;

(b) use the proceeds of any Borrowing, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent or otherwise) of Sanctions; or

(c) use the proceeds of any Borrowing for any purpose which would breach any Anti-Corruption Laws.

7.11 Amendments of Organization Documents. Amend its Organization Documents to change its name or state, province or other jurisdiction of organization, or otherwise amend its Organization Documents in a manner adverse to the Lenders, without the prior written consent of the Administrative Agent which consent shall not be unreasonably withheld.

7.12 Accounting Changes. Make any change in (a) accounting policies or reporting practices, except as required by GAAP, or (b) fiscal year

7.13 Sanctions; FCPA. Directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds:

(a) to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swing Line Lender, or otherwise) of Sanctions; or

(b) directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

7.14 Financial Covenant. For the benefit of the Revolving Credit Lenders, the Swing Line Lender and the L/C Issuers only (and the Administrative Agent on their behalf), permit the Consolidated Net Leverage Ratio of the Borrower and its Subsidiaries as of the last day of any fiscal quarter of the Borrower to exceed the Consolidated Net Leverage Ratio set forth in the applicable fiscal quarter below if the Aggregate Revolving Credit Exposure (excluding any Revolving Credit Exposure in respect of any Letter of Credit (a) which has been cash collateralized in an amount equal to 103% or more of the maximum stated amount of such Letter of Credit or (b) which remains undrawn, provided that the Revolving Credit Exposure in respect of any such Letters of Credit shall only be excluded to the extent the aggregate Revolving Credit Exposure of all such Letters of Credit excluded pursuant to this clause (b) does not exceed (i) from the Amendment and Restatement Effective Date through and including April 15, 2017, $15,000,000, and (ii) at all other times, $5,000,000) outstanding as of the last day of such fiscal quarter exceeds an amount equal to 30% of the aggregate Revolving Credit Commitments as of such day.

Fiscal Quarter	Consolidated Net Leverage Ratio
September 30, 2015; December 31, 2015; March 31, 2016; June 30, 2016; September 30, 2016; December 31, 2016	5.50 to 1.00
March 31, 2017; June 30, 2017; September 30, 2017; December 31, 2017	5.00 to 1.00
March 31, 2018; June 30, 2018; September 30, 2018; December 31, 2018	4.50 to 1.00
March 31, 2019 and each fiscal quarter thereafter	4.00 to 1.00

Notwithstanding anything to the contrary contained in Section 10.01, the provisions of this Section 7.14, and the definition of the term “Consolidated Net Leverage Ratio” and its constituent parts, in each case as used for purposes of this Section 7.14, may only be amended, waived or otherwise modified with the prior written consent of the Required Revolving Lenders.

7.15 Restrictions Pertaining to Certain Indebtedness.

(a) Permit any supplement, modification or amendment of the New Notes Documents if the effect of such supplement, modification or amendment as a whole would materially increase the obligations (including, without limitation, the pricing thereof) of the obligor or confer additional material rights on the holders of the Indebtedness outstanding thereunder in a manner that would be, or could reasonably be expected to be, materially detrimental to the Borrower or materially adverse to the interests of the Lenders, as determined in good faith by the Borrower.

(b) Permit any supplement, modification or amendment in any manner of any term or condition of any Material Indebtedness Agreement, any Indebtedness set forth in Schedule 7.02 or any Indebtedness that is expressly subordinated in payment to the Obligations, except for (i) any permitted Refinancing Indebtedness thereof or (ii) amendments, modifications or changes that would not reasonably be expected to be materially adverse to the interests of the Lenders.

7.16 New Notes. Permit or give rise to any Indebtedness or obligation that will require the granting of a Lien to holders of the New Notes.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default. Any of the following shall constitute an Event of Default:

(a) Payments. If (a) the interest on any Loan or any Commitment or any other fee or other amount (other than the principal of any Loan) shall not be paid in full when due and payable or within five (5) Business Days thereafter, or (b) the principal of any Loan shall not be paid in full when due and payable;

(b) Special Covenants.

(i) If any Loan Party or Subsidiary thereof shall fail or omit to perform and observe Sections 6.01, 6.03(a), 6.12 (other than clause (e) thereof), 6.15, 6.16, 6.17, 6.18 or any Section in Article VII hereof (other than Section 7.14);

(ii) Solely with respect to the Revolving Credit Lenders, the Swing Line Lender and the L/C Issuers (and the Administrative Agent on their behalf), and only so long as the Revolving Credit Commitments shall not have been terminated in accordance with terms hereof, the failure by the Borrower to comply with the covenant set forth in Section 7.14 (a “Financial Covenant Event of Default”); provided that a Financial Covenant Event of Default shall constitute an Event of Default with respect to the Term Lenders upon the Revolving Credit Lenders terminating the Revolving Credit Commitments or declaring all amounts outstanding with respect to the Revolving Loans or Swing Line Loans to be immediately due and payable in accordance with this Agreement as a result of a Financial Covenant Event of Default and only for so long as such declaration has not been rescinded;

(c) Other Covenants. If any Loan Party or Subsidiary thereof shall fail or omit to perform and observe any covenant, agreement or other provision (other than those referred to in Sections 8.01(a) or 8.01(b) hereof) contained or referred to in this Agreement or any other Loan Document that is on such Loan Party’s or Subsidiary’s part to be complied with, and that failure or omission shall not have been fully corrected within thirty (30) days after the earlier of (i) any Financial Officer of such Loan Party or Subsidiary, as applicable, becomes aware of the occurrence thereof, or (ii) the giving of written notice thereof to the Borrower by the Administrative Agent or the Required Lenders that the specified failure or omission is to be remedied;

(d) Representations and Warranties. If any representation, warranty or statement made in or pursuant to this Agreement or any other Loan Document or any other material information furnished by any Loan Party or Subsidiary thereof to the Administrative Agent or the Lenders, or any thereof, or any other holder of any Note, shall be false or erroneous in any material respect (or, if any such representation, warranty or statement is by its terms qualified by concepts of materiality or reference to Material Adverse Effect, such representation, warranty or statement in any respect);

(e) Cross Default. If any Loan Party or any Subsidiary shall default in (i) the payment of any amount due and owing with respect to any Material Indebtedness Agreement beyond any period of grace provided with respect thereto or (ii) the performance or observance of any other agreement, term or condition contained in any agreement under which such obligation is created, if the effect of such default is to allow the acceleration of the maturity of any Indebtedness under any Material Indebtedness Agreement or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity;

(f) ERISA Default. The occurrence of one or more ERISA Events that (a) the Required Lenders determine, either individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect, or (b) results in a Lien on any of the assets of any Loan Party or any Subsidiary thereof and such Lien is not released within thirty (30) days; provided that adequate reserves have been established in accordance with GAAP with respect to such Lien;

(g) Change in Control. If any Change in Control shall occur;

(h) Judgments. (i) A final judgment or order for the payment of money shall be rendered against any Loan Party or any Subsidiary thereof by a court of competent jurisdiction, that remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed) of thirty (30) days after the date on which the right to appeal has expired and the aggregate of all such judgments, for all such Loan Parties or Subsidiaries, shall exceed $30,000,000 (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage) or (ii) any one or more non-monetary final judgments or orders shall be rendered against any Loan Party or any Subsidiary thereof by a court of competent jurisdiction that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (1) enforcement proceedings are commenced by any creditor upon such judgment or order, or (2) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect;

(i) Validity of the Loan Documents.

(i) If any Lien granted in this Agreement or any other Loan Document in favor of the Administrative Agent shall be determined to be (i) void, voidable or invalid, or is subordinated or not otherwise given the priority contemplated by this Agreement and the Borrower has (or the appropriate Loan Party has) failed to promptly execute appropriate documents to correct such matters, or (ii) unperfected as to any material amount of Collateral (as determined by the Administrative Agent, in its reasonable discretion) and the Borrower has (or the appropriate Loan Party has) failed to promptly execute appropriate documents to correct such matters;

(ii) (A) The validity, binding effect or enforceability of any Loan Document against any Loan Party shall be contested by any Loan Party; (B) any Loan Party shall deny that it has any or further liability or obligation under any Loan Document; or (C) any Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to the Administrative Agent or the Lenders the benefits purported to be created thereby;

(j) Bankruptcy and Solvency. If any Loan Party or any Subsidiary thereof (other than an Inactive Subsidiary or Immaterial Subsidiary) shall (1) except as permitted pursuant to Section 7.04 hereof, discontinue business, (2) generally not pay its debts as such debts become due, (3) make a general assignment for the benefit of creditors, (4) apply for or consent to the appointment of an interim receiver, a receiver, a receiver and manager, an interim examiner, an examiner, an administrator, sequestrator, monitor, a custodian, a trustee, an interim trustee or liquidator of all or a substantial part of its assets or of such Person, (5) be adjudicated a debtor or insolvent or have entered against it an order for relief under any Debtor Relief Law, whether or not foreign, federal, state or provincial, in any applicable jurisdiction, now or hereafter existing, as any of the foregoing may be amended from time to time, or other applicable statute for jurisdictions outside of the United States, as the case may be, (6) file a voluntary petition in bankruptcy, or file a petition for the appointment of an interim examiner or examiner, or file a proposal or notice of intention to file a proposal or have an involuntary proceeding filed against it and the same shall continue undismissed for a period of sixty (60) days from commencement of such proceeding or case, or file a petition or an answer or an application or a proposal seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal, provincial or state, or, if applicable, other jurisdiction) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal, provincial or state, or, if applicable, other jurisdiction) relating to relief of debtors, (7) suffer or permit to continue unstayed and in effect for sixty (60) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, that approves a petition or an application or a proposal seeking its reorganization or appoints an interim receiver, a receiver and manager, an interim examiner, an examiner, an administrator, custodian, trustee, interim trustee or liquidator of all or a substantial part of its assets, or of such Person, (8) have an administrative receiver, receiver or examiner appointed over the whole or substantially the whole of its assets, or of such Person, (9) take, or omit to take, any action in order thereby to effect any of the foregoing assets, the value of which is less than its liabilities (taking into account prospective and contingent liabilities), or (10) have a moratorium declared in respect of any of its Indebtedness, or any analogous procedure or step is taken in any jurisdiction; or

(k) Senior Debt Status. The Obligations of each Loan Party under this Agreement and each of the other Loan Documents shall fail to (i) rank at least pari passu in right of payment with the other material senior Indebtedness of the Loan Parties or (ii) be designated as “Senior Indebtedness”, “Designated Senior Debt” or such similar term under all instruments and documents relating to all Subordinated Indebtedness and all senior unsecured Indebtedness of such Person.

8.02 Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders (or in the event of a Financial Covenant Event of Default, the Required Revolving Lenders), take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of any L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and

(d) exercise on behalf of itself and the Lenders, the L/C Issuers, the Cash Management Banks and the Hedge Banks all rights and remedies available to it and the Lenders, the L/C Issuers, the Cash Management Banks and the Hedge Banks under the Loan Documents;

provided, however, that upon the occurrence of an Event of Default described in Section 8.01(j), the obligation of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender; provided, further, that upon the occurrence of a Financial Covenant Event of Default, and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Revolving Lenders, shall, by notice to the Borrower, take any of the following actions, at the same or different times: (x) terminate the Revolving Credit Commitments, the L/C Commitment and the Swing Line Commitment, and thereupon the Revolving Credit Commitments, the L/C Commitment and the Swing Line Commitment shall terminate immediately and (y) declare the Revolving Loans, L/C Exposure and Swing Line Exposure then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Revolving Loans, L/C Exposure and Swing Line Exposure so declared to be due and payable, together with accrued interest thereon and all fees and other obligations relating thereto of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.15 and 2.16, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuers (including fees and time charges for attorneys who may be employees of any Lender or any L/C Issuer)) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the L/C Issuers, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.03 and 2.16; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Sections 2.03(c) and 2.16, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE IX

ADMINISTRATIVE AGENT

9.01 Appointment of the Administrative Agent. (a) Each Lender and L/C Issuer irrevocably appoints SunTrust Bank as the Administrative Agent and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder or under the other Loan Documents by or through any one or more sub-agents or attorneys-in-fact appointed by the Administrative Agent. The Administrative Agent and any such sub-agent or attorney-in-fact may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions set forth in this Article shall apply to any such sub-agent, attorney-in-fact or Related Party and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and each L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

9.02 Nature of Duties of the Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it, its sub-agents or its attorneys-in-fact with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents or attorneys-in-fact selected by it with reasonable care. The Administrative

Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof (which notice shall include an express reference to such event being a “Default” or “Event of Default” hereunder) is given to the Administrative Agent by the Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. The Administrative Agent may consult with legal counsel (including counsel for the Borrower) concerning all matters pertaining to such duties.

9.03 Lack of Reliance on the Administrative Agent. Each of the Lenders, the Swingline Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent, any L/C Issuer or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders, the Swingline Lender and any L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, any L/C Issuer or any other Lender and based on such documents and information as it has deemed appropriate, continue to make its own decisions in taking or not taking any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder.

9.04 Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act unless and until it shall have received instructions from such Lenders, and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement.

9.05 Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, posting or other distribution) believed by it to be genuine and to have been signed, sent or made by the proper Person. The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.

9.06 The Administrative Agent in its Individual Capacity. The Person serving as the Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent; and the terms “Lenders”, “Required Lenders”, “Required Revolving Lenders”, “Required Term Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Person acting as the Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Administrative Agent hereunder.

9.07 Successor Administrative Agent.

(a) The Administrative Agent may resign at any time by giving notice thereof to the Lenders, the L/C Issuer and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, subject to approval by the Borrower provided that no Default or Event of Default shall exist at such time. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a commercial bank organized under the laws of the United States or any state thereof or a bank which maintains an office in the United States and has a combined capital and surplus of at least $500,000,000.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor.

(c) Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. If, within 45 days after written notice is given of the retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement Administrative Agent’s resignation or the removal of the Administrative Agent under this Section, no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement Administrative Agent’s resignation shall become effective, (ii) the retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement Administrative Agent under the Loan Documents until such time as the Required Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent’s resignation hereunder, the provisions of this Article shall continue in effect for the benefit of such retiring or removed Administrative Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as the Administrative Agent.

(d) In addition to the foregoing, if a Lender becomes, and during the period it remains, a Defaulting Lender, and if any Default has arisen from a failure of the Borrower to comply with Section 2.15(a), then the L/C Issuer and the Swingline Lender may, upon prior written notice to the Borrower and the Administrative Agent, resign as L/C Issuer or as Swingline Lender, as the case may be, effective at the close of business Atlanta, Georgia time on a date specified in such notice (which date may not be less than five (5) Business Days after the date of such notice).

(e) Any resignation or removal by any Person as Administrative Agent pursuant to this Section shall also constitute its resignation as an L/C Issuer and Swing Line Lender. If any such Person resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an

L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If any Person resigns as Swing Line Lender, it shall retain all the rights of Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment by the Borrower of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

9.08 Withholding Tax. In addition to and without limiting the application of Section 3.01, to the extent required by any applicable law, the Administrative Agent may withhold from any amounts paid to or for the account of any Lender an amount equivalent to any applicable withholding tax. If the IRS or any authority of the United States or any other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

9.09 The Administrative Agent May File Proofs of Claim; Credit Bidding.

(a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or any Revolving Credit Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans or Revolving Credit Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and its agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Section 10.04) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

(b) Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Laws. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (i) of Section 10.01 of this Agreement, (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

9.10 Authorization to Execute Other Loan Documents. Each Lender hereby authorizes the Administrative Agent to execute on behalf of all Lenders all Loan Documents (including, without limitation, the Collateral Documents, any subordination agreements and any intercreditor agreements) other than this Agreement and the Amendment and Restatement Agreement.

9.11 Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion:

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the Administrative Agent and the applicable Cash Management Bank of Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable L/C Issuer shall have been made), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document to a Person that is not a Loan Party, (iii) that constitutes “Excluded Assets” (as such term is defined in the Security Agreement), or (iv) if approved, authorized or ratified in writing in accordance with Section 10.01;

(b) to release any Loan Party from its obligations under the applicable Collateral Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents; and

(c) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(d).

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Loan Party from its obligations under the applicable Collateral Documents pursuant to this Section. In each case as specified in this Section, the Administrative Agent is authorized, at the Borrower’s expense, to execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the Liens granted under the applicable Collateral Documents, or to release such Loan Party from its obligations under the applicable Collateral Documents, in each case in accordance with the terms of the Loan Documents and this Section.

9.12 Documentation Agents; Syndication Agent. Each Lender hereby designates Regions Bank and KeyBank as Co-Documentation Agents and agrees that the Documentation Agents shall have no duties or other obligations under any Loan Documents to any Lender or any Loan Party. Each Lender hereby designates Regions Bank as Syndication Agent and agrees that the Syndication Agent shall have no duties or obligations under any Loan Documents to any Lender or any Loan Party.

9.13 Right to Realize on Collateral and Enforce Guarantee. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Collateral Documents, it being understood and agreed that all powers, rights and remedies hereunder and under the Collateral Documents may be exercised solely by the Administrative Agent, and (ii) in the event of a foreclosure by the Administrative Agent on any of the

Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale or other disposition.

9.14 Secured Cash Management Agreements and Secured Hedge Agreements. Except as otherwise expressly set forth herein or in any Guaranty or any Collateral Document, no Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

ARTICLE X

MISCELLANEOUS

10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) in the case of the initial Credit Extension, waive any condition set forth in Section 4.01 (other than Section 4.01(c)(i)) or any of Section 4.02(a), (b) or (c), without the written consent of each Lender;

(b) without limiting the generality of clause (a) above, while the Term Loans (including any Incremental Term Loans) remain outstanding, without the prior written consent of the Required Revolving Lenders, amend, modify or waive Section 4.02 or any other provision of this Agreement if the effect of such amendment, modification or waiver is to require the Revolving Credit Lenders to make Revolving Credit Loans when such Lenders would not otherwise be required to do so;

(c) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(d) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each such Lender entitled to such payment;

(e) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (ii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided that only the consent of (i) the Required Lenders shall be necessary to amend the definition of “Default Rate”, (ii) the Required Term Lenders shall be necessary to waive any obligation of the Borrower to pay interest on the Term Loans at the Default Rate and (iii) the Required Revolving Lenders shall be necessary to waive any obligation of the Borrower to pay interest on any Loans other than the Term Loans or Letter of Credit Fees at the Default Rate or to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(f) change (i) Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby or (ii) the order of application of any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.05(b) in any manner that materially and adversely affects the Lenders under a Facility without the written consent of (x) if such Facility is the Term Facility, the Required Term Lenders, and (y) if such Facility is the Revolving Credit Facility, the Required Revolving Lenders;

(g) change any provision of this Section or reduce the percentages specified in (or alter the method of calculation thereof) the definition of any of “Required Lenders”, “Required Revolving Lenders” or “Required Term Lenders”, or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby;

(h) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(i) release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);

(j) without the prior written consent of the Required Revolving Lenders, amend, modify or waive Section 6.02(b); or

(k) impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of (i) if such Facility is the Term Facility, the Required Term Lenders and (ii) if such Facility is the Revolving Credit Facility, the Required Revolving Lenders;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (iii) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuers in addition to the Lenders required above, affect the rights or duties of the L/C Issuers under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it and (iv) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding any provision herein to the contrary, this Agreement may be amended to extend the Maturity Date of (x) the Revolving Credit Commitments of Revolving Credit Lenders that agree to such extension with respect to their Revolving Credit Commitments with the written consent of each such approving Revolving Credit Lender, the Administrative Agent and the Borrower (and no other Lender) and, in connection therewith, to provide for different rates of interest and fees under the Revolving Credit Facility with respect to the portion of the Revolving Credit Commitments with a Maturity Date so extended; and (y) the Term Facility with respect to Term Lenders that agree to such extension with respect to their Term Loans with the written consent of each such approving Term Lender, the Administrative Agent and the Borrower (and no other Lender) and, in connection therewith and pursuant to a written offer from the Borrower to extend such Maturity Date may provide for different rates of interest and fees under the Term Facility with respect to the portion thereof the with a Maturity Date so extended and may provide for other covenants and terms that apply solely to any period after the latest stated maturity date (including, without limitation, the Maturity Date) existing on the effective date of such amendment; provided that in each such case, (x) no Lender shall be obligated to participate in any such extension and (y) any such proposed extension of the Maturity Date with respect to a Facility shall have been offered to each Lender with Loans or Commitments under the applicable Facility proposed to be extended, and if the consents of such Lenders exceed the portion of Commitments and Loans the Borrower wishes to extend, such consents shall be accepted on a pro rata basis among the applicable consenting Lenders. This paragraph shall apply to any Incremental Term Loans in the same manner as it applies to the Term Facility; provided that any such offer may, at the Borrower’s option, be made to the Lenders in respect of any tranche or tranches of Incremental Term Loans and/or the Term Facility without being made to any other tranche of Incremental Term Loans or the Term Facility, as the case may be. In connection with any extensions effected pursuant to this paragraph, the Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Collateral Documents continue to be perfected under the UCC or otherwise after giving effect to such extension (including any actions requested in connection with any existing Mortgages or any title policies related thereto).

Notwithstanding anything to the contrary contained in this Section 10.01, (x) Collateral Documents (including any additional Collateral Documents executed pursuant to Section 6.12 after the Closing Date) and related documents executed by the Loan Parties in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended, supplemented and waived with the consent of the Administrative Agent and the Borrower without the need to obtain the consent of any other Person if such amendment, supplement or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities, omissions, mistakes or defects or (iii) to cause such Collateral Document or other document to be consistent with this Agreement and the other Loan Documents and (y) if following the Closing Date, the Administrative Agent and the Borrower shall have jointly identified an ambiguity, inconsistency, obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Loan Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Documents if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.

10.02 Notices; Effectiveness; Electronic Communications. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, the Administrative Agent or SunTrust Bank as an L/C Issuer or the Swing Line Lender (if applicable), to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii) if to any other Lender, Swing Line Lender or L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, the L/C Issuers or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic messaging service, or through the Internet.

(d) Change of Address, Etc. Each of the Borrower, the Administrative Agent, each L/C Issuer and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuers and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Laws, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent, L/C Issuers and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Committed Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04 Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any L/C Issuer in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Arranger, each Lender, each L/C Issuer and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials at, on, under or emanating from any property owned, leased or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), each L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such L/C Issuer or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by others of any information or other materials distributed to such party by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section and the indemnity provision of Section 10.02(e) shall survive the resignation of the Administrative Agent, any L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06 Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and/or the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among the Revolving Credit Facility provided hereunder and any separate revolving credit or term loan facilities provided pursuant to the last paragraph of Section 10.01 on a non-pro rata basis;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment; (2) such assignment is, in the case of the Revolving Credit Facility, to a Revolving Credit Lender, an Affiliate of a Revolving Credit Lender or an Approved Fund of a Revolving Credit Lender, or, in the case of the Term Facility, to a Lender, an Affiliate of a Lender or an Approved Fund, or (3) such assignment is made in connection with the primary syndication of the credit facility provided herein and during the ninety (90) day period following the Closing Date; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any unfunded Term Commitment or any Revolving Credit Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C) the consent of the L/C Issuers and the Swing Line Lender shall be required for any assignment in respect of the Revolving Credit Facility.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person.

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Laws without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(vii) Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent, the Swing Line Lender or any L/C Issuer, sell participations to any

Person (other than a natural Person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may, without the consent of the Borrower or Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time any Person or any other Revolving Credit Lender assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to Section 10.06(b), such Person or such other Lender, as the case may be, may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as an L/C Issuer and/or (ii) upon 30 days’ notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as an L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of such Person or such other Lender as an L/C Issuer or Swing Line Lender, as the case may be. If any Person or any other Revolving Credit Lender resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all applicable Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all applicable L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If any Person resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the applicable Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to such Person to effectively assume the obligations of such Person or such other Revolving Credit Lender, as the case may be, with respect to such Letters of Credit.

10.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.14 or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers of other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledge that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Laws, including United States Federal and state securities Laws.

10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable Laws, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer, irrespective of whether or not such Lender or such L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office or Affiliate of such Lender or such L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Laws (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Laws, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, and the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or any L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, any L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13 Replacement of Lenders. If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.06(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts, including any amount payable under Section 2.05(c));

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable Laws; and

(e) in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

10.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY L/C ISSUER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE

LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW

10.15 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i)(A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii)(A) the Administrative Agent, the Arrangers and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, the Arrangers nor any Lender or L/C Issuer has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers the Lenders, and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent, the Arrangers nor any Lender or L/C Issuer has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.17 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby (including without limitation Assignment and Assumptions, amendments or other Committed Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, neither the Administrative Agent nor any Lender or L/C Issuer is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent or such Lender or such L/C Issuer, as applicable, pursuant to procedures approved by it; and provided, further, without limiting the foregoing, upon the request of any party, any electronic signature shall be promptly followed by such manually executed counterpart.

10.18 USA PATRIOT Act. Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the PATRIOT Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

10.19 Inconsistencies with Other Documents. In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided that any provision of the Security Documents which imposes additional burdens on the Borrower or any of its Subsidiaries or further restricts the rights of the Borrower or any of its Subsidiaries or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

10.20 Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

NN, INC., a Delaware corporation

By:
Name:
Title:

SUNTRUST BANK, as
Administrative Agent and as a Lender

By:
Name:
Title:

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

REGIONS BANK, as a Lender

By:
Name:
Title:

[ ], as a Lender

By:
Name:
Title: